Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

MOBIV ACQUISITION CORP,

PEGASUS MERGER SUB INC.,

AND

SRIVARU HOLDING LIMITED

DATED AS OF MARCH 13, 2023

i

ii

EXHIBITS

Exhibit A	Form of Exchange Agreement
Exhibit B	Form of Company A&R Memorandum and Articles of Association

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 13, 2023, is entered into by and among Mobiv Acquisition Corp, a Delaware corporation (“SPAC”), Pegasus Merger Sub Inc., a Delaware corporation (“Merger Sub”), and SRIVARU Holding Limited, a Cayman Islands exempted company (the “Company”). SPAC, Merger Sub and the Company shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.01.

WHEREAS, SPAC is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, Merger Sub is a newly formed, wholly owned, direct Subsidiary of the Company that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents (the “Transactions”);

WHEREAS, prior to the Closing, the Company will effectuate the Stock Split and issue the Escrowed Earnout Shares for placement in the Earnout Escrow Account for the benefit of the Pre-Closing Company Shareholders;

WHEREAS, subject to the terms and conditions hereof, on the Closing Date, (a) Merger Sub will merge with and into SPAC (the “Merger”), with SPAC surviving the Merger as a wholly owned Subsidiary of the Company, (b) each SPAC Share (except the Excluded Shares) will be automatically converted as of the Effective Time into the right to receive one Company Share, and (c) each of the SPAC Warrants will automatically become a Company Warrant and all rights with respect to SPAC Shares underlying the SPAC Warrants will be automatically converted into equivalent rights with respect to Company Shares and thereupon assumed by the Company;

WHEREAS, the intended purpose of the proposed Transactions is to raise funds for the Company; there is no intention for the existing Company Shareholders to realize liquidity from the Company pursuant to the Transactions. Accordingly, the structure proposed for the Transactions pursuant to this Agreement works best from a commercial perspective since the Company under the proposed structure shall become a publicly listed company able to raise capital on favorable terms in the public capital market; the alternative would have been for the SPAC to first raise funds and then to infuse such funds into the Company which would have resulted in the funds flowing unnecessarily through multiple layers of companies;

WHEREAS, the board of directors of SPAC (the “SPAC Board”) has (a) approved this Agreement, the Ancillary Documents to which SPAC is or will be a party and the Transactions (including the Merger) and (b) recommended, among other things, approval of this Agreement and the Transactions (including the Merger) by the holders of SPAC Public Shares entitled to vote thereon;

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the Transactions (including the Merger);

WHEREAS, the Company, acting in its capacity as the sole shareholder of Merger Sub, has approved the entry by Merger Sub into this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the Transactions (including the Merger);

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions (including the Merger) and (b) recommended, among other things, the approval of the Company Shareholder Proposals, by the holders of Company Shares entitled to vote thereon;

WHEREAS, concurrently with the execution of this Agreement, each of the holders of the Company Shares holding greater than five percent (5%) of the outstanding Company Shares (collectively the “Supporting Company Shareholders”) are entering into a transaction support agreement (collectively, the “Transaction Support Agreements”) with the Company, pursuant to which, among other things, such Supporting Company Shareholders will agree to vote in favor of the approval of the Company Shareholder Proposals;

WHEREAS, concurrently with the execution of this Agreement, Sponsor and the Company are entering into the sponsor letter (the “Sponsor Letter Agreement”), pursuant to which, among other things, Sponsor has agreed to vote in favor of this Agreement and the transactions contemplated hereby (including the Merger) on the terms and subject to the conditions set forth in the Sponsor Letter Agreement;

WHEREAS, at the Closing, certain shareholders set forth on Schedule 1.01(a) of the Company Disclosure Schedules of SRIVARU Motors Private Limited (CIN: U34103TZ2018PTC030131), a private limited company organized under the laws of India and a majority-owned Subsidiary of the Company (“SVM India”), will enter into exchange agreements substantially in the form attached hereto as Exhibit A (the “Exchange Agreements”) with the Company, pursuant to which, among other things, such shareholders of SVM India will have a right to transfer one or more of the shares owned by them in SVM India to the Company in exchange for the delivery of Company Shares or cash payment, subject to the terms and conditions set forth in the Exchange Agreements;

WHEREAS, pursuant to the Governing Documents of SPAC, SPAC is required to provide an opportunity for its public shareholders to have their outstanding SPAC Public Shares redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in the Governing Documents of SPAC and the Trust Agreement (the “Offer”);

WHEREAS, concurrently with the execution of this Agreement, in connection with the Merger, the Company, each of the holders of Company Shares holding greater than five percent (5%) of the outstanding Company Shares, each member of the Company Board and each member of Company Management, and the Sponsor and its Affiliates have entered into those certain Lockup Agreements (collectively, the “Lockup Agreement”), each to be effective upon the Closing;

WHEREAS, concurrently with the execution of this Agreement, in connection with the Merger, the Company, certain Company Shareholders and the Sponsor have entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”), to be effective upon the Closing;

WHEREAS, in connection with the Closing, the Company shall adopt the amended and restated memorandum and articles of association of the Company (the “Company A&R Memorandum and Articles of Association”) substantially in the form attached hereto as Exhibit B, subject to the Company Shareholder Approval having been obtained and effective immediately following the Effective Time; and

WHEREAS, the parties intend that, for U.S. federal income Tax purposes, (a) the Stock Split and the issuance of Escrowed Earnout Shares that are placed in the Earnout Escrow Account for the benefit of the Earnout Group (excluding, for the avoidance of doubt, the contingent rights issued to the Other SVM India Stockholders, after the Closing, to receive the Earnout Shares) pursuant to Section 2.10, taken together, qualify as a “recapitalization” under Section 368(a)(1)(E) of the Code; (b) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the Treasury Regulations promulgated thereunder to which each of the Company, SPAC and Merger Sub are parties pursuant to Section 368(b) of the Code, (c) this Agreement is and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and (d) the transfer of SPAC Public Shares by SPAC Stockholders pursuant to the Merger, other than by any SPAC Stockholders who are U.S. persons and who are or will be “five-percent transferee shareholders” within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii) but who do not enter into gain recognition agreements within the meaning of Treasury Regulations Sections 1.367(a)-3(c)(1)(iii)(B) and 1.367(a)-8, will qualify for an exception to Section 367(a)(1) of the Code (the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE I.

CERTAIN DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“2024 20-F” has the meaning set forth in Section 2.10(a)(i).

“2025 20-F” has the meaning set forth in Section 2.10(a)(ii).

“2026 20-F” has the meaning set forth in Section 2.10(a)(iii).

“2024 Earnout” has the meaning set forth in Section 2.10(a)(i).

“2024 Earnout Release Date” has the meaning set forth in Section 2.10(a)(i).

“2025 Earnout” has the meaning set forth in Section 2.10(a)(ii).

“2025 Earnout Release Date” has the meaning set forth in Section 2.10(a)(ii).

“2026 Earnout” has the meaning set forth in Section 2.10(a)(iii).

“2026 Earnout Release Date” has the meaning set forth in Section 2.10(a)(iii).

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Transaction Share Consideration” means the aggregate number of Company Shares equal to the aggregate issued and outstanding SPAC Public Shares, SPAC Private Shares and Founder Shares immediately prior to the Effective Time, after taking into account (a) SPAC Stockholder Redemptions and the treatment of the SPAC Public Units and the SPAC Private Units set forth in Section 2.03 and (b) conversion of amounts due to the underwriters of the IPO for their deferred underwriting commissions as set forth in the Trust Agreement to SPAC Public Shares as of immediately prior to Closing at a price per share equal to $10.00.

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Ancillary Documents” means the Sponsor Letter Agreement, the Transaction Support Agreements, the Exchange Agreements, the Registration Rights Agreement, the Lockup Agreement, the Earnout Escrow Agreement, the Financing Agreements, if any, the Employment Agreement, and each other agreement, document, instrument set forth in the recitals to this Agreement and/or certificate contemplated by this Agreement and executed or to be executed in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively, the Foreign Corrupt Practices Act (FCPA), the UK Bribery Act 2010, the UN Convention against Corruption, United States Currency, Foreign Transactions Reporting Act of 1970, as amended, the (Indian) Prevention of Corruption Act, 1988, the (Indian) Prevention of Money Laundering Act, 2002, relevant provisions of the (Indian) Companies Act, 2013, the Anti-Corruption Act (as amended) of the Cayman Islands and any other applicable anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering.

“Audited Financial Statements” has the meaning set forth in Section 3.07(a).

“Business Combination” has the meaning set forth in Section 8.17.

“Business Combination Proposal” has the meaning set forth in Section 5.08.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act (Pub. L. No. 116-136), as signed into law by the President of the United States on March 27, 2020.

“CBA” means any collective bargaining agreement or other Contract with any labor union, works council, or other labor organization.

“Certificate of Merger” has the meaning set forth in Section 2.01(b).

“Closing” has the meaning set forth in Section 2.05.

“Closing Company Audited Financial Statements” has the meaning set forth in Section 5.14.

“Closing Date” has the meaning set forth in Section 2.05.

“Closing Filing” has the meaning set forth in Section 5.04(b).

“Closing Press Release” has the meaning set forth in Section 5.04(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company A&R Memorandum and Articles of Association” has the meaning set forth in the recitals to this Agreement.

“Company Acquisition Proposal” means any proposal or offer from any Person or “group” (as defined in the Exchange Act) relating to (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, (i) acquires or otherwise purchases control of the Company or any of its controlled Affiliates or any class or series of any of its or their capital stock, membership interests or other equity interests or (ii) acquires, leases, or otherwise purchases all or a material portion of assets or businesses of the Company or any of its controlled Affiliates (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, share exchange, business combination, public investment, public offering, tender offer or otherwise), or (b) any equity or similar investment in the Company or any of its controlled Affiliates. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents nor the Transactions shall constitute a Company Acquisition Proposal.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Designees” has the meaning set forth in Section 2.01(f).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to SPAC by the Company and Merger Sub on the date of this Agreement.

“Company Equity Award” means, as of any determination time, each Company Option and each other award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive any Equity Security of any Group Company under any Company Equity Plan or otherwise that is outstanding.

“Company Equity Plan” means each plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, costs, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, any Group Company in connection with the negotiation, preparation, execution and/or consummation of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees, costs and expenses of outside legal counsel, accountants, advisors, brokers and finders, investment bankers, consultants, or other agents or service providers of any Group Company, (b) other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document, including all fees for registering the Company Securities on the Registration Statement and all fees for the application for listing the Company Securities on Nasdaq; and (c) payments to be made under any employment agreement or arrangement with any employees of any Group Company; provided, that if any amounts to be included in the calculation of the Company Expenses which are in a currency other than US dollars, such amounts shall be deemed converted to US dollars at the prevailing official rate of exchange published by the Federal Reserve Bank of New York for the conversion of such currency or currency unit into US dollars on the last Business Day immediately preceding the Closing. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any SPAC Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.01(a) (Organization and Qualification), Section 3.03 (Due Authorization), Section 3.06(a) and Section 3.06(b) (Capitalization), and Section 3.17 (Brokers’ Fees).

“Company Incentive Equity Plan” has the meaning set forth in Section 5.15.

“Company Management” means the employees of the Company listed on Schedule 1.01(b) of the Company Disclosure Schedules.

“Company Material Adverse Effect” means any change, development, circumstance, fact, event, effect or occurrence (the “Event”) that, individually or in the aggregate with any other Events, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations, assets, Liabilities or condition (financial or otherwise) of the Group Companies, taken as a whole; provided, however, that no Event (by itself or taken with any and all of the other Events) that results from or arises out of or if related to any of the following shall be deemed to constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur for purposes of this clause (a): (i) general business or economic conditions in or affecting the United States or India, or changes therein, or the global economy generally, (ii) acts of war, sabotage or terrorism (including cyberterrorism) in the United States or India or any other territories in which a material portion of the business of the Group Companies is located, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or India, or changes therein, including changes in interest rates in the United States or India and changes in exchange rates for the currencies of such countries, (iv) changes in any applicable Laws or GAAP or any official interpretation thereof, (v) any Event that is generally applicable to the industries or markets in which any Group Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if otherwise contemplated by, and not otherwise excluded from, this definition), or (viii) any monsoon, hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof)), acts of God or other natural disasters or comparable events in the United States or India, or any escalation of the foregoing; provided, however, that any Event resulting from a matter described in any of the foregoing clauses (i) through (v) or (vii) through (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such Event has a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate or (b) the ability of the Company or Merger Sub to perform its obligations under this Agreement or to consummate the Transactions (including the Merger).

“Company Non-Party Affiliates” means, collectively, each Related Party of the Company and each former, current or future Affiliates, Representatives, successors or permitted assigns of any Related Party of the Company (other than, for the avoidance of doubt, the Company Parties).

“Company Option” means, as of any determination time, each option to purchase Company Shares that is outstanding and unexercised, whether granted under a Company Equity Plan or otherwise.

“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned by any Group Company.

“Company Parties” means, together, the Company and Merger Sub.

“Company Permits” has the meaning set forth in Section 3.24.

“Company Products” means all Software and other products, including any of the foregoing currently in development, from which any Group Company has derived within the three (3) years preceding the date hereof, is currently deriving or is scheduled to derive, revenue from the sale, license, maintenance or other provision thereof.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned by any Group Company.

“Company Related Party Transactions” has the meaning set forth in Section 3.22.

“Company Securities” means Company Shares and Company Warrants.

“Company Shareholder Approval” means the approval of the Company Shareholder Proposals, in each case, by way of ordinary resolution or special resolution as required under the Governing Documents of the Company and applicable Law.

“Company Shareholder Proposals” means the proposals for (i) the Stock Split and the issuance of the Escrowed Earnout Shares to the Pre-Closing Company Shareholders, (ii) the increase of the authorized share capital of the Company, (iii) the adoption of the Company A&R Memorandum and Articles of Association and (iv) the adoption and approval of each other proposal reasonably agreed to by the Company and SPAC as necessary or appropriate in connection with the consummation of the Transactions.

“Company Shareholders” means, collectively, the holders of Company Shares as of any determination time prior to the Effective Time.

“Company Shares” means the shares of the Company, par value US $0.01.

“Company Warrants” means warrants to purchase Company Shares.

“Confidentiality Agreement” means, that certain Non-Disclosure Agreement, dated as of December 31, 2022, by and between the Company and SPAC.

“Consent” means any notice, authorization, qualification, registration, filing, Permit, license, notification, waiver, Order, clearance, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Continental” means Continental Stock Transfer & Trust Company.

“Contract” means any agreement, contract, license, instrument, franchise, note, bond, mortgage, indenture, guarantee, lease, obligation, undertaking, purchase order or other commitment, understanding or arrangement (whether oral or written) that is legally binding upon a Person or any of his, her or its properties and all amendments, side letters, modifications and supplements thereto.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2, coronavirus or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, mask wearing, temperature taking, shut down, closure, sequester or any other Law, decree, judgment, injunction or other Order, directive, guidelines or recommendations by any Governmental Entity or industry group in connection with or in response to COVID-19 pandemic, including, the CARES Act.

“Creator” has the meaning set forth in Section 3.11(d).

“Data Security Requirements” means, collectively, all of the following to the extent relating to Data Treatment or otherwise relating to security, or security breach notification requirements and applicable to the Group Companies, to the conduct of their businesses, or to any of the IT Systems or any business data: (i) the Group Companies’ own rules, policies, and procedures; (ii) all applicable Laws (including, as applicable, the (Indian) Information Technology Act 2000 and the (Indian) Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules 2011); and (iii) contracts into which the Group Companies have entered or by which they are otherwise bound.

“Data Treatment” means the access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, security, destruction, or disposal of any personal, sensitive, or confidential information or data (whether in electronic or any other form or medium), including any personal information protected under applicable laws, rules, or regulations.

“DGCL” means the Delaware General Corporation Law.

“D&O Persons” has the meaning set forth in Section 5.13(a).

“Earnout Escrow Agreement” has the meaning set forth in Section 2.10(c).

“Earnout Group” has the meaning set forth in Section 2.10(a).

“Earnout Release Date” means 2024 Earnout Release Date, 2025 Earnout Release Date or 2026 Earnout Release Date, as applicable.

“Earnout Shares” has the meaning set forth in Section 2.10(a).

“Earnings” means any dividends or distributions or other income paid or otherwise accruing to the Earnout Shares during the time such Earnout Shares are held in the Earnout Escrow Account, as of the relevant date.

“Effective Time” has the meaning set forth in Section 2.01(b).

“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), each severance, gratuity, termination indemnity, incentive or bonus, retention, change in control, deferred compensation, profit sharing, retirement, welfare, post-employment welfare, vacation or paid-time-off, stock purchase, share purchase, stock option, share option or equity incentive plan, program, policy, Contract or arrangement and each other stock purchase, share purchase, stock option, share option or other equity or equity-based, termination, severance, transition, employment, individual consulting, retention, transaction, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan or other compensation or benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that any Group

Company or any of their ERISA Affiliates maintains, sponsors, contributes to or is required to contribute to, or under or with respect to which any Group Company or any of their ERISA Affiliates has any Liability or with respect to which any Group Company or any of their ERISA Affiliates has or could reasonably be expected to have any Liability, other than any plan required by applicable Law that is sponsored or maintained by a Governmental Entity.

“Employment Agreement” has the meaning set forth in Section 5.18.

“Enforceability Exceptions” has the meaning set forth in Section 3.03(a).

“Environmental Laws” means all Laws, Orders or binding policy concerning pollution, protection of the environment, natural resources, or human health or safety (to the extent relating to exposure to Hazardous Substances), including the (Indian) Environment (Protection) Act, 1986 read with all rules made thereunder, the (Indian) Air (Prevention of Pollution and Control), 1981 and the (Indian) Water (Prevention of Pollution and Control), 1974, (Indian) Petroleum Act, 1934, and the (Indian) Explosives Act, 1884.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture, equity interest, voting security or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, preemptive or other right or security (including debt securities) or obligation to issue any shares, voting securities or other securities, convertible, exchangeable or exercisable therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business, whether or not incorporated, that together with a Group Company would be deemed to be a “single employer” within the meaning of Section 4001(b)(i) of ERISA or Section 414 of the Code.

“Escrowed Earnout Shares” has the meaning set forth in Section 2.10(c).

“Event” has the meaning set forth in in the definition of Company Material Adverse Effect.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 2.06(a).

“Exchange Agreement” has the meaning set forth in the recitals to this Agreement.

“Exchange Fund” has the meaning set forth in Section 2.06(b).

“Excluded Shares” means any SPAC Public Shares, if any, (a) held in the treasury of SPAC (b) otherwise held by SPAC or (c) for which a public shareholder of SPAC has demanded that SPAC redeem such SPAC Public Shares.

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Financial Statements” has the meaning set forth in Section 3.07(a).

“Financing Agreements” means any agreement to be entered into by the Company and/or the SPAC for the purposes of the Transaction Financing, excluding any Contract that the Company and/or SPAC may otherwise enter into without breach of this Agreement and not for the purposes of the Transaction Financing.

“Foreign Benefit Plan” means each Employee Benefit Plan maintained by any of the Group Companies for its current or former employees, officers, directors, owners or other individual service providers located outside of the United States.

“Founder Share” means a share of Class B common stock of SPAC, par value $0.000001 per share.

“Fraud” means common law fraud under Delaware law.

“GAAP” means accounting principles generally accepted in the United States.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs or similar constitutional documents as in effect from time to time including any amendments thereto.

“Governmental Entity” means any United States, Indian, Caymanian, or other foreign or international (a) national, federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitrator or arbitral tribunal (public or private).

“Governmental Grant” means any grant, incentive, subsidy, award, loan, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit, relief or privilege provided or made available by or on behalf of or under the authority of the any bi- or multi-national grant program, framework or foundation for research and development, or any other Governmental Entity.

“Group Companies” means, collectively, the Company and its Subsidiaries.

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance, waste or other pollutant that is regulated by, or may give rise to Liability pursuant to, any Environmental Law, or has been defined, designated, regulated or listed by any Governmental Entity as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” or words of similar import under any Environmental Law, and any material mixture or solution that contains Hazardous Substance, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroalkyl substances, or radon, in each case, to the extent regulated by any Environmental Law.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, and accrued and unpaid interest on, fees, expenses and other payment obligations (including any indemnities and other amounts payable in connection therewith and any prepayment penalties, premiums, costs, breakage, termination fees, reserves, or other amounts payable upon the discharge thereof) arising under or in respect of (a) indebtedness, whether or not contingent, for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money or any other obligations in respect of loans or advances (whether or not evidenced by any bonds, debentures, notes or similar instruments or debt securities), (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred and unpaid purchase price of property or assets, raw materials, goods or services, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the Ordinary Course of Business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances, performance bonds, sureties or other similar instruments, (e) leases required to be capitalized under GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, including all obligations or unrealized Liabilities of the Group Companies pursuant to hedging or foreign exchange arrangements, (g) all obligations arising from cash/book overdrafts, or (h) any of the obligations of any other Person directly or indirectly guaranteed by such Person of the type referred to in clause (a) through (g) above or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Intellectual Property Rights” means all intellectual property and proprietary rights and related priority rights protected, created or arising under applicable Law, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) Internet domain names, (d) copyrights and works of authorship, database and design rights, and mask work rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (e) trade secrets and other intellectual property rights in methodologies, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, whether patentable or not; and (f) intellectual property rights in or to Software or other technology (except any Off-the-Shelf Software).

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“IPO” has the meaning set forth in Section 8.17.

“IRS” means the United States Internal Revenue Service.

“IT Assets” means any and all computers, Software, hardware, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines databases, and all other information technology equipment owned or under the control of any Group Company and used in the conduct of the business of any Group Company.

“IT Systems” means all computer systems, servers, networks, databases, websites, computer hardware and equipment used to process, store, maintain and operate data, information and functions that are owned, licensed or leased by a Person, including any Software embedded or installed thereon.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Latest Balance Sheet” has the meaning set forth in Section 3.07(a).

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation, order, judgment, injunction, ruling, award, decree, writ or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” has the meaning set forth in Section 3.19(b).

“Liability” means any and all debts, liabilities and obligations of any nature whatsoever, whether asserted or unasserted, accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, right of first refusal or first offer, option or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Lookback Date” means the date that is three (3) years prior to the date of this Agreement.

“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” or “adware” (as such terms are commonly understood in the software industry).

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 3.13(a).

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Non-Party Affiliate” has the meaning set forth in Section 8.12.

“OFAC” has the meaning set forth in Section 3.23(c).

“Off-the-Shelf Software” means any shrink-wrap or click-wrap Software or any other Software that is made generally and widely available to the public on a commercial basis and is licensed to any of the Group Companies on a non-exclusive basis for one-time or annual license fees of less than $25,000 per license.

“Offer” has the meaning set forth in the recitals to this Agreement.

“Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, verdict, Consent or decree entered, issued or rendered by any Governmental Entity.

“Ordinary Course of Business” and similar phrases when referring to a Group Company means actions taken by a Group Company that are consistent with the past usual day-to-day customs and practices of such Group Company in the ordinary course of operations of the business (excluding COVID-19 Measures).

“Other SVM India Stockholders” means the holders (other than the Company) of securities of SVM India as on date hereof.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Consideration” means one Company Share.

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the Ordinary Course of Business for amounts that are not yet due and payable or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with an applicable accounting standard, (b) Liens for Taxes not yet delinquent, or for Taxes that are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) minor imperfections of title, conditions, encumbrances, encroachments and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not or would not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated in any material respect by the use or occupancy of such real property or the operation of the businesses of the Group Companies and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) statutory Liens of lessors under the Real Property Leases for amounts not yet due, or Liens encumbering the fee interests (or any superior leasehold interest) in the Leased Real Property, (f) non-exclusive licenses of Intellectual Property Rights granted in the Ordinary Course of Business, (g) any restrictions on the sale, transfer or disposition of beneficial ownership, directly or indirectly, whether by operation of law or otherwise, arising under the Securities Laws of general applicability, and (h) any Lien under this Agreement.

“Person” means an individual, sole proprietorship, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other entity, whether or not a legal entity, or any Governmental Entity.

“Personal Information” means any data or information in any media that is linked to the identity of a particular individual, browser, or device and any other data or information that constitutes personal data or personal information under any applicable Law or the Group Companies’ privacy policies, and includes an individual’s combined first and last name, home address, telephone number, fax number, email address, Social Security number or other Government Entity-issued identifier (including state identification number, driver’s license number, or passport number), precise geolocation information of an individual or device, biometric data, medical or health information, credit card or other financial information (including bank account information), cookie identifiers associated with registration information, or any other browser- or device-specific number or identifier not controllable by the end user, and web or mobile browsing or usage information that is linked to the foregoing.

“Pre-Closing Company Shareholders” means the Company Shareholders on the date hereof.

“Pro Rata Portion” has the meaning set forth in Section 2.10(a).

“Proceeding” means any lawsuit, litigation, action, audit, investigation, inquiry, examination, claim, complaint, charge, grievance, legal proceeding, administrative enforcement proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Proxy Statement” has the meaning set forth in Section 5.07.

“Public Software” means any Software application that (a) is licensed pursuant to any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, including the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL); or (b) contains, includes, or incorporates, any Software that is distributed as free Software or open source Software or similar licensing or distribution models, in each case of (a) or (b), whether or not source code is available or included in such license, and including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (i) be made available or distributed in source code form; (ii) be licensed for purposes of making derivative works; or (iii) be redistributable at no, or a nominal, charge.

“Public Stockholders” has the meaning set forth in Section 8.17.

“RBI” has the meaning set forth in Section 2.10(d).

“Real Property Leases” means all leases, sub-leases, rental agreements, licenses or other agreements, in each case, pursuant to which any Group Company leases, sub-leases or otherwise occupies any real property.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending Copyright applications, and Internet domain name registrations.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Registration Statement / Proxy Statement” has the meaning set forth in Section 5.07.

“Related Party” means as to any Person (a) any Affiliate, (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including, in cases of SPAC, Sponsor) of such Person or any of such Person’s Affiliates, (c) any parent, spouse, sibling or child of any individual described in clauses (a) through (b) above, in each case, whether by blood, marriage or adoption, and (d) any trust for the benefit of any individual described in clauses (a) through (c) above or for the benefit of any spouse, parent, sibling (whether by consanguinity or marriage), child (whether by consanguinity, adoption or marriage) or lineal descendant of any individual described in clauses (a) through (d) above; and more specifically for SVM India, such other Person as included in the definition of ‘related party’ under the (Indian) Companies Act, 2013.

“Release” means, with respect to Hazardous Substance, any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration into or through the indoor or outdoor environment.

“Released Claims” has the meaning set forth in Section 8.17.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Requisite Regulatory Approvals” has the meaning set forth in Section 6.01(h).

“Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations, 15 C.F.R. Parts 730-774), and the Export Controls Act of 2018, 22 U.S.C. 2751 et seq. (b) economic or financial sanctions imposed, administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, or His Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the SPAC Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Signing Filing” has the meaning set forth in Section 5.04(b).

“Signing Press Release” has the meaning set forth in Section 5.04(b).

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“SPAC Acquisition Proposal” means any proposal or offer from any Person or “group” (as defined in the Exchange Act) relating to (a) any transaction or series of related transactions under which SPAC or any of its Subsidiaries, directly or indirectly, (i) acquires or otherwise purchases, or is acquired by or otherwise purchased by, any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets or businesses of any other Person(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise) or (b) any equity, debt or similar investment in SPAC or any of its Subsidiaries. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents nor the Transactions shall constitute a SPAC Acquisition Proposal.

“SPAC” has the meaning set forth in the recitals to this Agreement.

“SPAC Benefit Plans” has the meaning set forth in Section 4.19.

“SPAC Board” has the meaning set forth in the recitals to this Agreement.

“SPAC Board Recommendation” has the meaning set forth in Section 5.08.

“SPAC Change in Recommendation” has the meaning set forth in Section 5.08.

“SPAC Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by SPAC on the date of this Agreement.

“SPAC Evaluation Material” has the meaning set forth in Section 5.16(a).

“SPAC Expenses” means, as of the time of determination, the aggregate amount of fees, costs, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, SPAC in connection with (i) SPAC’s initial public offering (including any deferred underwriter fees and commissions), and (ii) the negotiation, preparation, execution and/or consummation of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document, or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of SPAC and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to SPAC pursuant to this Agreement or any Ancillary Document, including the Stock Buyback Tax. SPAC Expenses include the repayment of the amount of any SPAC Expenses advanced by any third party to SPAC in connection with the negotiation, preparation, execution and/or consummation of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions. Notwithstanding the foregoing or anything to the contrary herein, SPAC Expenses shall not include any Company Expenses.

“SPAC Financial Statements” means all of the financial statements of SPAC included in the SPAC SEC Reports.

“SPAC Fundamental Representations” means the representations and warranties set forth in Section 4.01(a) (Organization and Qualification), Section 4.02 (Due Authorization), Section 4.04 (Brokers), and Section 4.06 (Capitalization of SPAC).

“SPAC Liabilities” means, as of any determination time, the aggregate amount of Liabilities of SPAC that would be accrued on a balance sheet in accordance with GAAP, whether or not such Liabilities are due and payable as of such time. Notwithstanding the foregoing or anything to the contrary herein, SPAC Liabilities shall not include any SPAC Expenses.

“SPAC Material Adverse Effect” means any Event that, individually or in the aggregate with any other Events, has had or would reasonably be expected to have a material adverse effect on (a) the business, results of operations, assets, Liabilities or condition (financial or otherwise) of the SPAC, taken as a whole; provided, however, that no Event (by itself or taken with any and all of the other Events) that results from or arises out of or if related to any of the following shall be deemed to constitute or be taken into account in determining whether a SPAC Material Adverse Effect has occurred or is reasonably likely to occur for purposes of this clause (a): (i) general business or economic conditions in or affecting the United States or India, or changes therein, or the global economy generally, (ii) acts of war, sabotage or terrorism (including cyberterrorism) in the United States or India or any other territories in which a material portion of the business of SPAC is located, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or India, or changes therein, including changes in interest rates in the United States or India and changes in exchange rates for the currencies of such countries, (iv) changes in any applicable Laws or GAAP or any official interpretation thereof, (v) any Event that is generally applicable to the industries or markets in which SPAC operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, and licensees, (vii) any failure by SPAC to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a SPAC Material Adverse Effect if otherwise contemplated by, and not otherwise excluded from, this definition), or (viii) any monsoon, hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof)), acts of God or other natural disasters or comparable events in the United States or India, or any escalation of the foregoing; provided, however, that any Event resulting from a matter described in any of the foregoing clauses (i) through (v) or (vii) through (viii) may be taken into account in determining whether a SPAC Material Adverse Effect has occurred or is reasonably likely to occur to the extent such Event has a disproportionate adverse effect on SPAC, taken as a whole, relative to other participants operating in the industries or markets in which SPAC operate or (b) the ability of SPAC to perform its obligations under this Agreement or to consummate the Transactions (including the Merger).

“SPAC Non-Party Affiliates” means, collectively, each Related Party of SPAC and each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any Related Party of SPAC (other than, for the avoidance of doubt, SPAC).

“SPAC Private Share” means a share of non-transferable, non-redeemable Class A common stock of SPAC (including, for avoidance of doubt, each representative share), par value $0.000001 per share held by Sponsor.

“SPAC Private Unit” means a placement unit of SPAC, consisting of (a) one (1) SPAC Private Share and (b) one (1) SPAC Private Warrant.

“SPAC Private Warrant” means a non-transferable, non-redeemable warrant entitling the holder to purchase one SPAC Public Share per warrant at a price of $11.50 per share, subject to adjustment in accordance with the Warrant Agreement.

“SPAC Prospectus” has the meaning set forth in Section 8.17.

“SPAC Public Share” means a share of Class A common stock of SPAC, par value $0.000001 per share.

“SPAC Public Unit” means a unit of SPAC, consisting of (a) one (1) SPAC Public Share and (b) one (1) SPAC Public Warrant.

“SPAC Public Warrant” means a warrant entitling the holder to purchase one SPAC Public Share per warrant at a price of $11.50 per share, subject to adjustment in accordance with the Warrant Agreement.

“SPAC Related Party Transactions” has the meaning set forth in Section 4.10.

“SPAC SEC Reports” has the meaning set forth in Section 4.07.

“SPAC Share” means a Founder Share, SPAC Private Share or SPAC Public Share.

“SPAC Stockholder Approval” means approval of the Transaction Proposals by the affirmative vote of the holders of the requisite number of SPAC Public Shares entitled to vote thereon, whether in person or by proxy at the SPAC Stockholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of SPAC and applicable Law.

“SPAC Stockholder Redemption” means the right of the holders of SPAC Public Shares to redeem all or a portion of their SPAC Public Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of SPAC and the Trust Agreement.

“SPAC Stockholders” means, collectively, holders of SPAC Public Shares, SPAC Units, Sponsor and holders of SPAC Public Warrants.

“SPAC Stockholders Meeting” means a general meeting of the SPAC Stockholders to be held in connection with the Transactions.

“SPAC Warrant” means a SPAC Private Warrant or a SPAC Public Warrant.

“Sponsor” means Mobiv Pte. Ltd.

“Sponsor Letter Agreement” has the meaning set forth in the recitals to this Agreement.

“Sponsor Loans” means loans provided by the Sponsor or its Affiliates to SPAC for the purpose of extending the date by which SPAC must consummate a business combination pursuant to the terms and conditions, and in the amounts set forth in the Amended and Restated Certificate of Incorporation of SPAC filed with the Secretary of State of the State of Delaware on August 3, 2022, which shall be converted into equity in the Company pursuant to the Sponsor Letter Agreement.

“Stock Buyback Tax” has the meaning set forth in Section 5.05(a).

“Stock Split” means a 0.7806 share sub-division of all Company Shares (both issued and unissued) in accordance with section 13(1)(d) of the Companies Act (as amended) of the Cayman Islands and the applicable provisions of the Governing Documents of the Company or such other corporate action including a capitalization which shall result in the same number of shares in issue as would have been the case if a stock split had been undertaken.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a company or corporation, a majority of the total equity securities or voting power of shares or shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation) or otherwise has the ability to elect a majority of the board of directors or other governing body of such business entity. The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Supporting Company Shareholders” has the meaning set forth in the recitals to this Agreement.

“Surviving Company” has the meaning set forth in Section 2.01(a).

“SVM India” has the meaning set forth in the recitals to this Agreement.

“SVM India Securities” means the securities of SVM India.

“Tax” means U.S. federal, national, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on minimum tax, capital gains tax, withholding tax, buy back tax, tax on dividend, tax on premium, tax on interest, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax, national insurance contributions, apprenticeship levy, FICA or FUTA), any taxes imposed under the (Indian) Income Tax Act, 1961 or the (Indian) Central Goods & Services Tax Act, 2017, (Indian) Integrated Goods & Services Tax Act, 2017 and other applicable Indian state laws on goods & services tax, lease, service, ad valorem, transfer, franchise, license, excise, severance, stamp, stamp duty reserve tax, occupation, premium, turnover, windfall profits, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties, environmental, communication, mortgage, and sales or use tax, or other tax of any kind arising whatsoever, together with any surcharge, excess, interest, penalty, fine, fee, addition to tax or additional amount imposed with respect thereto by a Taxing Authority, whether as a primary obligor or as a result of being a transferee or successor of another Person or a member of an affiliated, consolidated, unitary, combined or other group.

“Taxing Authority” means any Governmental Entity responsible for the administration, imposition, collection or adjudication of any Tax.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes filed or required to be filed with any Taxing Authority, including any schedule or attachment thereto and including any amendments thereof.

“Termination Date” has the meaning set forth in Section 7.01(d).

“Transactions” has the meaning set forth in the recitals to this Agreement.

“Transaction Financing” means any non-redemption agreements from existing stockholders of SPAC, or any convertible debt, equity, or equity-linked financing in support of the Transactions, which results in cash proceeds to the Company prior to or at the Closing.

“Transaction Litigation” has the meaning set forth in Section 5.02(c).

“Transaction Proposals” has the meaning set forth in Section 5.08.

“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Transfer Taxes” has the meaning set forth in Section 5.05.

“Trust Account” has the meaning set forth in Section 8.17.

“Trust Agreement” has the meaning set forth in Section 4.08(a).

“Trustee” has the meaning set forth in Section 4.08(a).

“Unaudited Financial Statements” has the meaning set forth in Section 3.07(a).

“Unit Separation” has the meaning set forth in Section 2.03(a).

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid SPAC Expenses” means the SPAC Expenses set forth on Section 4.09(b) of the SPAC Disclosure Schedules and such other SPAC Expenses accrued in accordance with Section 5.09(r) of this Agreement, in each case, that are unpaid as of immediately prior to the Closing.

“Vehicle Sales Revenue” means, with respect to the Company, the revenue generated by the Group Companies as reported to the SEC under International Financial Reporting Standards (IFRS) or GAAP for products set forth on Schedule 1.01(c) of the Company Disclosure Schedules, or any other products the Company Board approves from time to time.

“Warrant Agreement” means the Warrant Agreement, dated as of August 3, 2022, by and between SPAC and Continental.

“Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.

ARTICLE II.

MERGER

Section 2.01 The Merger.

(a) On the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, on the Closing Date Merger Sub shall merge with and into SPAC (the “Merger”) at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and SPAC shall continue as the surviving company of the Merger (the “Surviving Company”).

(b) At the Closing, the Merger shall be consummated in accordance with this Agreement and the DGCL and evidenced by a certificate of merger between Merger Sub and SPAC (the “Certificate of Merger”), such Merger to be consummated immediately upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be agreed by SPAC and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).

(c) At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property of every description, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and SPAC shall become the property, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub and SPAC set forth in this Agreement to be performed after the Effective Time.

(d) If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Merger Sub and SPAC, the officers and directors of the Merger Sub and SPAC are fully authorized to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

(e) At the Effective Time, the Governing Documents of the Surviving Company shall be the Governing Documents of SPAC in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

(f) At the Effective Time, the directors and officers of the Company shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal. At the Effective Time, the Company Board shall initially have a maximum of seven (7) members, with up to six (6) designated and appointed by the Company (the “Company Designees”), and one (1) designated and appointed by the Sponsor. Four (4) of the Company Designees shall qualify as “independent” in accordance with Nasdaq requirements.

Section 2.02 Securities of the Company. Immediately prior to the Effective Time, the Company shall effect the Stock Split, such that the number of issued and outstanding Company Shares immediately prior to the Effective Time (excluding the Escrowed Earnout Shares issued in conjunction with the Stock Split) is 14,946,286. At the same time, 951,327 Company Shares shall be authorized but unissued and reserved by the Company, to be exchanged or sold for cash in accordance with the terms of the Exchange Agreements. For five (5) years following the Closing Date, the Company shall keep authorized for issuance a sufficient number of shares of unissued and reserved Company Shares to permit the Company to satisfy in full its obligations as set forth in the Exchange Agreement and shall take all actions reasonably required (including by convening any stockholder meeting) to increase the authorized number of Company Shares if at any time there shall be insufficient unissued Company Shares to permit such reservation.

Section 2.03 Effect of Merger . At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of the securities of SPAC, holders of the securities of the Company or holders of the securities of Merger Sub:

(a) Each SPAC Public Unit issued and outstanding immediately prior to the Effective Time shall be automatically detached (the “Unit Separation”) and the holder thereof shall be deemed to hold one (1) SPAC Public Share and one (1) SPAC Public Warrant. The SPAC Public Shares and SPAC Public Warrants held following the Unit Separation shall be converted in accordance with the applicable terms of this Section 2.03.

(b) Each SPAC Private Unit issued and outstanding immediately prior to the Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one (1) SPAC Private Share and one (1) SPAC Private Warrant, which underlying securities shall be converted in accordance with the applicable terms of this Section 2.03.

(c) Each SPAC Public Share and SPAC Private Share (other than the Excluded Shares) issued and outstanding immediately prior to the Effective Time shall be converted automatically into the Per Share Consideration, following which all SPAC Public Shares and SPAC Private Shares shall automatically be canceled and shall cease to exist by virtue of the Merger. The holders of SPAC Public Shares and SPAC Private Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or under applicable Law.

(d) Each Founder Share issued and outstanding immediately prior to the Effective Time shall be converted automatically into the Per Share Consideration, following which all Founder Shares shall automatically be canceled and shall cease to exist by virtue of the Merger. The holders of Founder Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or under applicable Law.

(e) All rights with respect to SPAC Public Shares or SPAC Private Shares underlying SPAC Public Warrants or SPAC Private Warrants shall be converted into rights with respect to Company Shares and thereupon assumed by the Company. Accordingly, from and after the Effective Time: (i) each SPAC Public Warrant or SPAC Private Warrant assumed by the Company may be exercised solely for Company Shares; (ii) the number of Company Shares subject to each SPAC Public Warrant and SPAC Private Warrant assumed by the Company shall be equal to the number of SPAC Public Shares or SPAC Private Shares that were subject to such SPAC Public Warrant or SPAC Private Warrant, as in effect immediately prior to the Effective Time; (iii) the per share exercise price for the Company Shares issuable upon exercise of each SPAC Public Warrant or SPAC Private Warrant assumed by the Company shall be $11.50; and (iv) any restriction on the exercise of any SPAC Public Warrant or SPAC Private Warrant assumed by the Company shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such SPAC Public Warrant or SPAC Private Warrant shall otherwise remain unchanged; provided, however, that: (A) to the extent provided under the terms of a SPAC Public Warrant or SPAC Private Warrant, such SPAC Public Warrant or SPAC Private Warrant assumed by the Company in accordance with this Section 2.03(e) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any share split, division or subdivision of shares, share dividend, reverse share split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Company Shares subsequent to the Effective Time; and (B) the Company Board or a committee thereof shall succeed the authority and responsibility, if any, of the SPAC Board or any committee thereof with respect to each SPAC Public Warrant or SPAC Private Warrant assumed by the Company.

(f) Each Excluded Share will be surrendered and cancelled and will cease to exist and no consideration will be delivered or deliverable in exchange therefor.

(g) Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Company, which shall constitute the only outstanding share of capital stock of the Surviving Company.

Section 2.04 No Fractional Company Shares. No certificates for Company Shares representing fractional Company Shares or book entry credit of the same will be issued upon the conversion of SPAC Public Shares, SPAC Private Shares, or Founder Shares, and such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of any Company Shares. Notwithstanding any other provision of this Agreement, in lieu of receiving any fraction of a Company Share, all fractions of Company Shares that otherwise would be issued hereunder shall be aggregated and the resulting fraction of a Company Share will be rounded up to a whole Company Share.

Section 2.05 Closing of the Transactions Contemplated by this Agreement. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.10 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or waiver) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as SPAC and the Company may agree in writing.

Section 2.06 Deliverables.

(a) As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, SPAC and the Company shall appoint Continental (or its applicable Affiliate) as an exchange agent (the “Exchange Agent”) and enter into an exchange agent agreement with the Exchange Agent for the purpose of (i) collecting letters of transmittal and other documents from the holders of SPAC Public Shares, SPAC Private Shares, and Founder Shares, (ii) exchanging each SPAC Public Share, SPAC Private Share and Founder Share on the stock transfer books of SPAC immediately prior to the Effective Time for the Per Share Consideration issuable in respect of such SPAC Public Shares, SPAC Private Shares and Founder Shares, as applicable, pursuant to Section 2.03 (after giving effect to any required Tax withholding as provided under Section 2.07) and on the terms and subject to the other conditions set forth in this Agreement and (iii) exchanging each SPAC Public Warrant and SPAC Private Warrant on the stock transfer books of SPAC immediately prior to the Effective Time for the Company Warrants issuable in respect of such SPAC Public Warrants and SPAC Private Warrants pursuant to Section 2.03 and on the terms and subject to the other conditions set forth in this Agreement. Notwithstanding the foregoing or anything to the contrary herein, in the event that Continental is unable or unwilling to serve as the Exchange Agent, then SPAC and the Company shall, as promptly as reasonably practicable thereafter, but in no event later than the Closing Date, mutually agree upon an exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), SPAC and the Company shall appoint and enter into an exchange agent agreement with such exchange agent, who shall for all purposes under this Agreement constitute the Exchange Agent.

(b) At the Effective Time, the Company shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of SPAC Public Shares, SPAC Private Shares, Founder Shares, SPAC Public Warrants and SPAC Private Warrants, and for exchange in accordance with this Section 2.06 through the Exchange Agent, (i) evidence of Company Shares in book-entry form representing the Aggregate Transaction Share Consideration issuable pursuant to Section 2.03 in exchange for the SPAC Public Shares, SPAC Private Shares and Founder Shares outstanding immediately prior to the Effective Time and (ii) evidence of Company Warrants in book-entry form representing the Company Warrants issuable pursuant to Section 2.03 in exchange for the SPAC Public Warrants and SPAC Private Warrants, in each case after giving effect to any required Tax withholding as provided under Section 2.07. All (i) Company Shares in book-entry form representing the Aggregate Transaction Share Consideration issuable pursuant to Section 2.03 deposited with the Exchange Agent and (ii) Company Warrants in book-entry form representing the Company Warrants issuable pursuant to Section 2.03 deposited with the Exchange Agent shall be collectively referred to in this Agreement as the “Exchange Fund”.

(c) Each SPAC Stockholder whose SPAC Public Shares, SPAC Private Shares or Founder Shares have been converted into the right to receive the Per Share Consideration pursuant to Section 2.03 shall be entitled to receive the Per Share Consideration to which he, she or it is entitled on the date provided in this Section 2.06.

(d) Each SPAC Stockholder whose SPAC Public Warrants or SPAC Private Warrants have been converted into the right to receive Company Warrants pursuant to Section 2.03 shall be entitled to receive Company Warrants to which he, she or it is entitled on the date provided in this Section 2.06.

(e) Each SPAC Stockholder upon surrender to the Exchange Agent of a Certificate (or other proof of ownership reasonably acceptable to the Company), if any, or book entry shares representing the SPAC Public Shares, SPAC Private Shares, Founder Shares, SPAC Public Warrants or SPAC Private Warrants held by such holder, and in each case, together with a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, will be entitled to receive in exchange therefor the consideration payable pursuant to the provisions of this Article II. The Company and SPAC shall take all necessary actions to cause the Per Share Consideration and the Company Warrants to be issued in book-entry form within three (3) Business Days after the Effective Time with respect to any SPAC Public Shares, SPAC Private Shares, Founder Shares, SPAC Public Warrants and SPAC Private Warrants duly surrendered in accordance with this Section 2.06 prior to such date.

(f) If the Per Share Consideration is to be issued to a Person other than the SPAC Stockholder in whose name the transferred SPAC Public Shares, SPAC Private Shares, Founder Shares, in book-entry form is registered, it shall be a condition to the issuance of the Per Share Consideration that (i) such SPAC Public Shares, SPAC Private Shares, Founder Shares, as applicable, in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any Transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Public Shares, SPAC Private Shares, Founder Shares, as applicable, in book-entry form or establish to the satisfaction of the Exchange Agent that such Transfer Taxes have been paid or are not payable.

(g) If the Company Warrants to be issued to a Person other than the SPAC Stockholder in whose name the transferred SPAC Public Warrant or SPAC Private Warrant in book-entry form is registered, it shall be a condition to the issuance of the Company Warrants that (i) such SPAC Public Warrant or SPAC Private Warrant in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any Transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Public Warrant or SPAC Private Warrant in book-entry form or establish to the satisfaction of the Exchange Agent that such Transfer Taxes have been paid or are not payable.

(h) No interest will be paid or accrued on the Aggregate Transaction Share Consideration or the Company Warrants to be issued pursuant to this Article II (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.06, each SPAC Public Share, SPAC Private Share or Founder Share shall solely represent the right to receive the Per Share Consideration to which such SPAC Public Share, SPAC Private Share or Founder Share is entitled to receive pursuant to Section 2.03, as applicable, and each SPAC Public Warrant or SPAC Private Warrant shall solely represent the right to receive the Company Warrants to which such SPAC Public Warrant or SPAC Private Warrant is entitled to receive pursuant to Section 2.03.

(i) At the Effective Time, the stock transfer books of SPAC shall be closed and there shall be no transfers of SPAC Public Shares, SPAC Private Shares, or Founder Shares or SPAC Public Warrants or SPAC Private Warrants that were outstanding immediately prior to the Effective Time.

(j) Any portion of the Exchange Fund that remains unclaimed by the SPAC Stockholders twelve (12) months following the Closing Date shall be delivered to the Company or as otherwise instructed by the Company, and any SPAC Stockholder who has not exchanged his, her or its SPAC Public Shares, SPAC Private Shares, Founder Shares, SPAC Private Warrants or SPAC Public Warrants, as applicable, for the Per Share Consideration or the Company Warrants, as applicable, in accordance with this Section 2.06 prior to that time shall thereafter look only to the Company for the issuance of the Per Share Consideration or the Company Warrants, as applicable, without any interest thereon. None of the Company, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any Aggregate Transaction Share Consideration or Company Warrants remaining unclaimed by the SPAC Stockholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Company, free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.07 Withholding. Each of SPAC, the Company, Merger Sub, the Exchange Agent and each of their respective Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. Each Party shall expend commercially reasonable efforts to (a) cooperate with the other Parties in providing any information and documentation (including an Internal Revenue Service Form W-9 or other applicable form) that may be necessary to obtain any available exemptions from or reductions in the amount of such Taxes that are otherwise required to be deducted and withheld by such Party pursuant to this Section 2.07, and (b) eliminate or minimize the amount of any such Tax deductions and withholdings. If any such withholding is so required in connection with any such payments (other than compensatory payments to employees of the Group Companies), the Party required to so withhold shall use commercially reasonable efforts to provide written notice to the Party in respect of whom such withholding is required to be paid of the amounts to be deducted and withheld no later than five (5) days prior to such payment. To the extent that amounts are so withheld, such amounts shall be (a) duly and timely paid over to the appropriate Governmental Entity, and (b) if so remitted, treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Upon the reasonable written request of any Person with respect to which amounts were deducted or withheld, the payor shall provide such Person with a copy of documentary evidence of remittance of such amounts upon request from such Person.

Section 2.08 Lockup Agreement and Registration Rights Agreement. The Sponsor and its Affiliates, Company Management, each member of the Company Board and each Company Shareholder holding greater than five percent (5%) of the outstanding Company Shares as of the Closing have each entered into the Lockup Agreement with the Company, pursuant to which such Persons have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Company Shares held by them until the earlier of (i) six (6) months after the Closing or (ii) the first time that the last reported sale price of such Company Shares equals or exceeds $12.00 per share (subject to equitable adjustment) for any 20 trading days within any consecutive 30 trading-day period. In the event of any conflict between the terms of this Agreement and the terms of the Lockup Agreement, the terms of the Lockup Agreement shall prevail. The Company has entered into the Registration Rights Agreement with certain Company Shareholders and the Sponsor, pursuant to which, among other things, the Company will agree to register for resale under the Securities Act (i) the Company Shares and Company Warrants issued or issuable to the Sponsor pursuant to this Agreement (including the Company Shares underlying the Company Warrants), (ii) the Company Shares issued pursuant to the Financing Agreements, and (iii) the Company Shares held by certain Company Shareholders. In the event of any conflict between the terms of this Agreement and the terms of the Registration Rights Agreement, the terms of the Registration Rights Agreement shall prevail.

Section 2.09 Adjustments. The Per Share Consideration and other dependent items shall be adjusted appropriately to reflect the effect of any stock or share split, reverse stock or share split, including a reverse stock or share split prior to the Effective Time in order to cause the value of each Company Share to equal $10.00, stock or share issuance, stock or share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of Company Shares outstanding after the date hereof and prior to the Effective Time, so as to provide the holders of SPAC Public Shares, SPAC Private Shares, Founder Shares, SPAC Private Warrants and SPAC Public Warrants and the recipients of the Per Share Consideration and Company Warrants, as applicable, with the same economic effect as contemplated by this Agreement prior to such event and as so adjusted shall, from and after the date of such event, be the Per Share Consideration and Company Warrants and other dependent items.

Section 2.10 Earnout.

(a) The Persons set forth on Section 2.10(a) of the Company Disclosure Schedules (collectively, with their successors in interest the “Earnout Group”) are entitled to receive a portion, as set forth opposite their name on Section 2.10(a) of the Company Disclosure Schedules (the “Pro Rata Portion”), of up to 25,000,000 Company Shares (collectively, the “Earnout Shares”) as follows:

(i) Each member of the Earnout Group will receive their Pro Rata Portion of 1,450,000 Earnout Shares and, if applicable, Earnings thereon (the “2024 Earnout”) as follows: (A) with respect to each Pre-Closing Company Shareholder in the Earnout Group, the Escrowed Earnout Shares and Earnings thereon comprising the 2024 Earnout will be released from the Earnout Escrow Account within ten (10) Business Days following (such date, the “2024 Earnout Release Date”) the filing with the SEC by the Company of an Annual Report on Form 20-F for the fiscal year ended March 31, 2024 (the “2024 20-F”) which reflects Vehicle Sales Revenue of the Company for the fiscal year 2024 of $39,000,000 or more, and (B) with respect to each Other SVM India Stockholder in the Earnout Group, the Company will issue or cause to be issued to each such Stockholder their Pro Rata Portion of the Earnout Shares comprising the 2024 Earnout on such 2024 Earnout Release Date;

(ii) Each member of the Earnout Group will receive their Pro Rata Portion of 4,125,000 Earnout Shares and, if applicable, Earnings thereon (the “2025 Earnout”) as follows: (A) with respect to each Pre-Closing Company Shareholder in the Earnout Group, the Escrowed Earnout Shares and Earnings thereon comprising the 2025 Earnout will be released from the Earnout Escrow Account within ten (10) Business Days (such date, the “2025 Earnout Release Date”) following the filing with the SEC by the Company of an Annual Report on Form 20-F for the fiscal year ended March 31, 2025 (the “2025 20-F”) which reflects Vehicle Sales Revenue of the Company for the fiscal year 2025 of $117,000,000 or more, and (B) with respect to each Other SVM India Stockholder in the Earnout Group, the Company will issue or cause to be issued to each such Stockholder their Pro Rata Portion of the Earnout Shares comprising the 2025 Earnout on such 2025 Earnout Release Date;

(iii) Each member of the Earnout Group will receive their Pro Rata Portion of 19,425,000 Earnout Shares and, if applicable, Earnings thereon (the “2026 Earnout”) as follows: (A) with respect to each Pre-Closing Company Shareholder in the Earnout Group, the Escrowed Earnout Shares and Earnings thereon comprising the 2026 Earnout will be released from the Earnout Escrow Account within ten (10) Business Days (such date, the “2026 Earnout Release Date”) following the filing with the SEC by the Company of an Annual Report on Form 20-F for the fiscal year ended March 31, 2026 (the “2026 20-F”) which reflects Vehicle Sales Revenue of the Company for the fiscal year 2026 of $553,000,000 or more, and (B) with respect to each Other SVM India Stockholder in the Earnout Group, the Company will issue or cause to be issued to each such Stockholder their Pro Rata Portion of the Earnout Shares comprising the 2026 Earnout on such 2026 Earnout Release Date;

(iv) If either or both of the 2024 Earnout and the 2025 Earnout are not earned as set forth in Section 2.10(a)(i) and Section 2.10(a)(ii), respectively, each member of the Earnout Group will receive their Pro Rata Portion of the amount of the 2024 Earnout and the 2025 Earnout not so earned as follows: (A) the Escrowed Earnout Shares and Earnings thereon comprising either or both of the 2024 Earnout and the 2025 Earnout, as applicable, and in each case not earned as set forth in Section 2.10(a)(i) or Section 2.10(a)(ii), as applicable, will be released from the Earnout Escrow Account on the 2026 Earnout Release Date to the Pre-Closing Company Shareholders, and (B) the Company will issue or cause to be issued to the Other SVM India Stockholders on the 2026 Earnout Release Date their Earnout Shares comprising either or both of the 2024 Earnout and the 2025 Earnout, as applicable, and in each case not earned as set forth in Section 2.10(a)(i) or Section 2.10(a)(ii), as applicable, if the aggregate total Vehicle Sales Revenue for the fiscal years ended March 31, 2024, 2025 and 2026 is $709,000,000 or more; and

(v) In the event that any of the Vehicle Sales Revenue triggers set forth in Sections 2.10(a)(i) – (iv) above are not met on the applicable Earnout Release Date, but Vehicle Sales Revenue is at least 50% of the stated trigger on or before the applicable period, then the Company Board shall have discretion to waive the applicable Vehicle Sales Revenue trigger and, in such case, (A) release all or any portion of the applicable Escrowed Earnout Shares and Earnings thereon available to be released as of such Earnout Release Date to the Pre-Closing Company Shareholders, and (B) issue or cause to be issued all or any portion of the applicable Earnout Shares to Other SVM India Stockholders.

(b) The Company Shares that may be issued pursuant to this Section 2.10 shall be fully paid and free and clear of all Liens other than applicable securities Laws restrictions.

(c) Immediately before the Effective Time and in conjunction with the Stock Split, a total number of 23,503,979 of the Earnout Shares will be issued by the Company and placed in an escrow account with Continental (the “Earnout Escrow Account” and such Earnout Shares placed in the Earnout Escrow Account, the “Escrowed Earnout Shares”) for the benefit of the Pre-Closing Company Shareholders pursuant to an Escrow Agreement between the Company and Continental and Mohanraj Ramasamy as representative of the Earnout Group (the “Earnout Escrow Agreement”); provided that Mohanraj Ramasamy shall only be a party to this Earnout Escrow Agreement in his capacity as a representative of the Earnout Group if duly appointed by the Earnout Group. Each Pre-Closing Company Shareholder in the Earnout Group shall be shown as the registered owner of its Pro Rata Portion of the Escrowed Earnout Shares on the books and records of the Company, and shall be entitled to exercise voting rights with respect to such Escrowed Earnout Shares, but any Earnings on the Escrowed Earnout Shares while in the Earnout Escrow Account shall be deposited into and retained in the Earnout Escrow Account until disbursed therefrom in accordance with the terms of this Section 2.10 and the Earnout Escrow Agreement. Any Escrowed Earnout Shares and Earnings thereon remaining in the Earnout Escrow Account following the 2026 Earnout Release Date will be automatically returned to the Company and such Escrowed Earnout Shares shall be surrendered and canceled in accordance with the Earnout Escrow Agreement.

(d) After the Closing, the Other SVM India Stockholders shall have the contingent right to receive their Pro Rata Portions of up to 1,496,021 Earnout Shares. Such Earnout Shares shall be authorized and unissued by the Company to be issued to the Other SVM India Stockholders in accordance with the terms of this Section 2.10. Following the Closing and until after the 2026 Earnout Release Date, the Company shall keep available for issuance a sufficient number of shares of authorized and unissued Company Shares to permit the Company to satisfy in full its issuance obligations of Earnout Shares to the Other SVM India Stockholders as set forth in this Section 2.10. For the avoidance of doubt, the Other SVM India Stockholders shall not be entitled to (i) exercise voting rights with respect to their Pro Rata Portions of the Earnout Shares unless and until such Earnout Shares are issued to such Other SVM India Stockholders pursuant to Section 2.10(a); or (ii) receive dividends or distributions or other income (if any) with respect to their Pro Rata Portions of Earnout Shares for any period during which such Earnout Shares remain unissued. In no event will any contingent right to receive Earnout Shares pursuant to this Section 2.10(d) be represented by any negotiable certificates of any kind, and in no event will any Other SVM India Stockholders take any steps that would render such rights readily marketable. Notwithstanding the foregoing provisions of this Section 2.10, if so required by the applicable Law, the Company shall seek approval from Reserve Bank of India (“RBI”) prior to the issuance of the Earnout Shares to the Other SVM India Stockholders, and in the event such approval is denied or is not expected to be received within reasonable timeframe, the Company may, as directed by the applicable Other SVM India Stockholder, sell in the market the number of Earnout Shares that would have been received by such Stockholder on the applicable Earnout Release Date, and distribute the cash proceeds from the sale to such Stockholder.

(e) The Earnout Shares shall be adjusted appropriately to reflect the effect of any share split, reverse share split, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of Company Shares outstanding after the date hereof and prior to the time when such Earnout Shares are delivered to the Earnout Group in accordance with this Section 2.10, so as to provide the Earnout Group with the same number of shares as contemplated by this Agreement prior to such event and as so adjusted shall, from and after the date of such event, be the Earnout Shares.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP

COMPANIES AND MERGER SUB

Except as set forth in the Company Disclosure Schedules, the Company and Merger Sub hereby represent and warrant to SPAC as follows:

Section 3.01 Organization and Qualification.

(a) Each Group Company and Merger Sub is a corporation, limited liability company, exempted company or other applicable business entity and has been duly incorporated, organized or formed, as applicable, is validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable) and has all requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. The copies of each of the Group Companies’ and Merger Sub’s certificate of incorporation, memorandum of association, articles of association, and other Governing Documents previously made available by the Company to SPAC and its Representatives are true, correct and complete and are in effect as of the date of this Agreement. Each of the Group Companies is in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its Governing Documents. From the date of its incorporation, Merger Sub has not conducted any business activities other than as contemplated by this Agreement. Merger Sub has no assets or Liabilities.

(b) Each Group Company is duly licensed or qualified to transact business in the jurisdiction in which it is incorporated or registered and in each jurisdiction in which the ownership of its assets or property or the character of its activities is such as to require it to be so licensed or qualified, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.02 Subsidiaries.

(a) Section 3.02(a) of the Company Disclosure Schedules sets forth each direct or indirect Subsidiary of the Company, including their jurisdiction of organization, a description of the capitalization of each such Subsidiary and the name of the holders of all Equity Securities in each such Subsidiary. The Company has no direct or indirect Subsidiaries other than those listed in Section 3.02(a) of the Company Disclosure Schedules. Each Subsidiary of the Company has been duly formed and organized, is validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of incorporation or organization. Each Subsidiary of the Company has all requisite corporate, limited liability company or other business entity power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted in all material respects. Each Subsidiary of the Company is duly licensed or qualified in each jurisdiction in which it is incorporated or registered and in each jurisdiction in which the ownership of its assets or property or the character of its activities is such as to require such Subsidiary to be so licensed or qualified or in good standing, except where the failure to be so licensed or qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The copies of each of the Subsidiaries’ Governing Documents previously made available by the Company to SPAC and its Representatives are true, correct and complete and are in effect as of the date of this Agreement.

(b) Except as set forth in Section 3.02(b) of the Company Disclosure Schedules, no Group Company, directly or indirectly, holds of record or beneficially owns any capital stock, any other equity interests or Equity Securities in any other Person, nor does any Group Company have any outstanding right (including preemptive rights), option, warrant, conversion right, stock or equity appreciation right, phantom equity, profit participation rights, redemption right, restricted stock, purchase or repurchase right, subscription rights, exchange rights, agreement, arrangement or commitment of any character under which a Person (including a Group Company) is or may become obligated to issue, sell or otherwise cause to become outstanding, or give any right to subscribe for or acquire, redeem, or in any way dispose of, any shares of the capital stock, other equity interests or other Equity Securities, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock, other equity interests or Equity Securities, of such Person.

Section 3.03 Due Authorization.

(a) Each of the Company Parties has all requisite corporate, limited liability or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the Transactions, subject to the receipt of the Company Shareholder Approval. Subject to receipt of the Company Shareholder Approval, the execution, delivery and performance of this Agreement, the Ancillary Documents to which any Company Party is or will be a party and the consummation of the Transactions have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate, limited liability company (or other similar) action on the part of the applicable Company Party. The Company Shareholder Approval is the only approval of holders of Company Shares necessary to approve the Transactions. Other than the Company Shareholder Approval, no other proceedings on the part of the Company Parties are necessary to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which each of the Company Parties is party or to consummate the Transactions. This Agreement has been, and each Ancillary Document to which either Company Party is or will be a party has been or will be, upon execution and delivery thereof, as applicable, duly and validly executed and delivered by the applicable Company Party and, assuming due authorization, execution and delivery by each other party hereto and thereto, constitutes, or will constitute upon execution and delivery thereof, as applicable, a legal, valid and binding obligation of the applicable Company Party, enforceable against the applicable Company Party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (collectively, the “Enforceability Exceptions”).

(b) At a meeting duly called and held or by unanimous written resolution in accordance with the Governing Documents of the Company and applicable Law (as applicable), the Company Board has unanimously: (i) determined that this Agreement and the Transactions are advisable and in the best interests of the Company and the Company Shareholders, (ii) approved the Transactions, on the terms and subject to the conditions herein, and (iii) resolved to recommend to the Company Shareholders each of the matters set forth in the Company Shareholder Proposals.

Section 3.04 No Conflict. Subject to the receipt of the Consents, approvals or authorizations and other requirements set forth in Section 3.05 or on Section 3.04 of the Company Disclosure Schedules, the execution, delivery and performance of each Company Party’s obligations under this Agreement and each Ancillary Document to which each Company Party is a party, and the consummation by the Company Parties of the Transactions, do not and will not, directly or indirectly (with or without due notice or lapse of time or both) (a) conflict with or violate any provision of, or result in the breach of, the Governing Documents of the Group Companies, (b) breach, conflict with or result in any violation of any provision of any Law or Order applicable to any Group Company, or any of its properties or assets, (c) violate, conflict with, result in a violation or breach of any provision of or the loss of any material benefit under, constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or give any Person the right to declare a default or exercise any remedy under, or result in the termination, cancellation, modification, suspension, revocation, acceleration or amendment of, or a right of termination, cancellation, modification, suspension, revocation, acceleration or amendment under, require Consent or any notice to any Person under, or accelerate the performance required by, or result in the acceleration or trigger of any payment or compensation, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Material Contract, or any Permit to which any of the Group Companies is a party or by which any of their respective assets or properties may be bound or affected, or require a consent or approval from any Person in order to avoid any such conflict, violation, breach, termination, default or acceleration or (d) result in the creation of any Lien upon any of the properties, equity or debt interests or assets of the Group Companies or Merger Sub (including the Company Shares), except in the case of clauses (b), (c) or (d) above, for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.05 Governmental Authorities; Consents. Assuming the truth and accuracy of the representations of SPAC contained in this Agreement, no Consent, Permit, approval or authorization of or designation, declaration or filing with any Governmental Entity is required on the part of any Company Party with respect to the applicable Company Party’s execution, delivery or performance of its obligations under this Agreement and the Ancillary Documents to which the applicable Company Party is or will be a party or the consummation of the Transactions, except for (a) such Consents as are expressly contemplated by this Agreement, (b) the filing with the SEC of (i) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC, (ii) any other documents or information required pursuant to applicable requirements, if any, of the Federal Securities Laws, and (iii) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the Transactions, (c) filing of the Certificate of Merger, (d) compliance with and filings or notifications required to be filed with state securities regulators pursuant to “blue sky” Laws and state takeover Laws as may be required in connection with this Agreement, the Ancillary Documents or the Transactions, (e) any Consents the absence of which would not, individually or in the aggregate, (i) have a Company Material Adverse Effect, or (ii) adversely affect the ability of any Company Party to perform or comply with on a timely basis any material obligation under this Agreement or any Ancillary Document to which any Company Party is a party or to consummate the Transactions, and (f) as otherwise disclosed on Section 3.05 of the Company Disclosure Schedules.

Section 3.06 Capitalization.

(a) Section 3.06(a) of the Company Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of all of the Equity Securities of the Company and SVM India issued and outstanding and the name and number of Equity Securities held by each equityholder thereof, as of the date of this Agreement and as of immediately after the Stock Split and issuance of the Earnout Shares and the authorization and reservation of the 897,613 Company Shares to be exchanged for SVM India Securities or canceled in accordance with the terms of the Exchange Agreement. The Company Shares constitute all of the issued and outstanding Equity Securities of the Company. The SVM India Securities constitute all of the issued and outstanding Equity Securities of SVM India. As of the date hereof, there are no other ordinary shares, preferred shares, other equity interests or other Equity Securities of the Company or SVM India authorized, reserved, issued or outstanding. All such Equity Securities issued by the Company or SVM India have been duly authorized, validly issued, fully paid and nonassessable and allotted by the Company or SVM India (upon payment of the applicable stamp duty, if any) and have been fully paid up with due authorization and in compliance with applicable Law, in all material respects, and the Company’s and SVM India’s Governing Documents. To the knowledge of the Company, no current or former shareholder or member, as applicable, or any other Person is contesting the legal or beneficial ownership of any Company Shares, other Equity Securities of the Company, SVM India Securities or any distributions or contributions relating thereto. The Equity Securities have been validly issued and transferred by SVM India under the applicable Laws. All transactions involving transfer, issuance or allotment of SVM India Shares were and have been undertaken in accordance with applicable Laws (including the (Indian) Companies Act, 2013 and the (Indian) Foreign Exchange Management Act, 1999), and all share certificates and share transfer forms/ deeds (relevant for the said transfers, issuances and allotments) have been duly dated, stamped and executed as per the provisions of the applicable Laws.

(b) Except as set forth on Section 3.06(b) of the Company Disclosure Schedules, there are (i) no subscriptions, calls, puts, options, purchase rights, subscription rights, conversion rights, rights of first refusal or first offer, warrants, restricted shares, rights (including preemptive rights or rights of first refusal or first offer) to which any of the Equity Securities of the Company or SVM India are subject, or other securities convertible into or exchangeable or exercisable for Company Shares, other equity interests of the Company or SVM India Securities, or any other Contracts to which the Company or SVM India is a party or by which the Company or SVM India is bound obligating the Company or SVM India to issue or sell any shares of, other equity interests in (whether or not outstanding) or debt securities of, the Company or SVM India or to acquire, repurchase or redeem any Equity Securities or securities convertible into, exchangeable or exercisable for Equity Securities of the Company or SVM India or obligating the

Company or SVM India to enter into any commitment or agreement containing such obligation and (ii) no equity equivalents, share or equity appreciation rights, phantom share ownership interests or similar rights in the Company or SVM India. There are no outstanding contractual obligations of the Company or SVM India to repurchase, redeem or otherwise acquire any securities or equity interests of the Company or SVM India nor has the Company or SVM India granted any registration rights to any Person with respect to any Equity Securities of the Company or SVM India (other than as permitted pursuant to this Agreement).

(c) Mohanraj Ramasamy and Sharmila Mohanraj have purchased and sold all SVM India Shares on a non-repatriation basis and in accordance with the provisions of the (Indian) Companies Act, 2013 and the (Indian) Foreign Exchange Management Act, 1999.

(d) There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company Shareholders may vote.

(e) Neither the Company nor SVM India is a party to any shareholder agreements, voting agreement, voting trusts, proxies or registration rights agreement relating to the Equity Securities of the Company or SVM India, or any other agreements or understandings with respect to the voting of the Equity Securities of the Company or SVM India (other than the Transaction Support Agreements).

Section 3.07 Financial Statements.

(a) Attached as Section 3.07(a) of the Company Disclosure Schedules are the audited balance sheets of SVM India as of March 31, 2020, as of March 31, 2021 and as of March 31, 2022, and the related audited income statements, changes in shareholder equity and statements of cash flows of SVM India for the years then ended, together with the auditor’s reports thereon (collectively, the “Audited Financial Statements”), and the consolidated unaudited balance sheets of the Company as of December 31, 2022 (the “Latest Balance Sheet Date”) and the related unaudited income statements, changes in shareholder equity and statements of cash flows of the Company for the period then ended (collectively, the “Unaudited Financial Statements”, and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements were prepared in accordance with GAAP (except as may be indicated in the notes thereto) and present fairly, in all material respects, the financial position, results of operations, income (loss), changes in shareholders’ equity and cash flows of SVM India as of the dates and for the periods indicated in such Financial Statements, except as otherwise specifically noted therein (subject, in the case of the Unaudited Financial Statements, to normal year-end audit adjustments and the absence of footnotes) and were derived and prepared in good faith from, and accurately reflect, in all material respects, the books and records of SVM India (which books and records are in turn accurate, correct and complete in all material respects). SVM India maintains a standard system of accounting established and administered in accordance with Indian Accounting Standards and make and keep accurate books and records in a consistent manner.

(b) The Group Companies have established and maintain systems of internal controls over financial reporting that are designed to provide, in all material respects, reasonable assurances that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Group Companies’ assets. Since the Lookback Date, no Group Company has received any written complaint, or, to the knowledge of the Company, any allegation, assertion or claim that there is (1) any significant deficiency in the design or operation of internal controls which could affect the ability of the Group Companies to record, process, and summarize its consolidated financial data or any material weaknesses in internal controls of the Group Companies or a “material weakness” in the internal controls over financial reporting of the Group Companies, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, or (2) any fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of the Group Companies. Neither the Group Companies nor, to the knowledge of the Company, any of their officers, directors or employees or other Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any written complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices in any material respects.

(c) As of March 10, 2023, the Group Companies do not have any Indebtedness for borrowed money referred to in clause (a) of the definition of Indebtedness, other than the Indebtedness set forth on Section 3.07(c) of the Company Disclosure Schedules and in such amounts (including principal and any accrued but unpaid interest as of the date hereof), as set forth therein.

(d) No Group Company has, since the Latest Balance Sheet Date, (i) accelerated any payments from its customers, (ii) accelerated its recognition of revenue or deferred any expenses, (iii) used different accounting procedures or methods or changed its criteria or assumptions, in any material respect, or (iv) provided any discounts or beneficial payment terms or other incentives to any customer, in each case, other than in the Ordinary Course of Business.

Section 3.08 Undisclosed Liabilities. There is no Liability of the type required to be set forth on a balance sheet in accordance with GAAP against any of the Group Companies, except for Liabilities (a) reflected or reserved for on the most recent Audited Financial Statements or disclosed in the notes thereto, (b) that have arisen since the Latest Balance Sheet Date in the Ordinary Course of Business of the Group Companies (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement or violation of any Law or Order), (c) disclosed in Section 3.08 of the Company Disclosure Schedules, (d) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance by the Company Parties of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, or (e) that would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.09 Litigation and Proceedings. Except as set forth on Section 3.09 of the Company Disclosure Schedules, there are no, and since the Lookback Date (or since March 8, 2018, with respect to SVM India) there have not been any, pending or, to the knowledge of the Company, threatened Proceedings against any of the Group Companies or Merger Sub, or otherwise affecting the Group Companies or Merger Sub or any of their respective assets, including any condemnation or similar Proceedings, that, if adversely decided or resolved, individually or in the aggregate, would have a Company Material Adverse Effect. None of the Group Companies, Merger Sub nor any property, asset or business of the Group Companies or Merger Sub is subject to any Order or, to the knowledge of the Company, any continuing investigation by any Governmental Entity in each case, that, individually or in the aggregate, would be expected to have a Company Material Adverse Effect. As of the date of this Agreement, there are no material Proceedings by a Group Company or Merger Sub pending against any other Person. There is no unsatisfied judgment or any open injunction binding upon any Group Company that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company Parties to enter into and perform their respective obligations under this Agreement or any Ancillary Document, including the consummation of the Transactions.

Section 3.10 Compliance with Laws.

(a) Except as would not have a Company Material Adverse Effect, (i) each Group Company and Merger Sub is, and since the Lookback Date (or since March 8, 2018, with respect to SVM India) has been, in compliance with applicable Laws and Orders and is not in violation of any such Law or Order; (ii) since the Lookback Date (or since March 8, 2018, with respect to SVM India), no Group Company has received any written notice, or to the knowledge of the Company, any oral notice, from any Governmental Entity alleging any non-compliance with, or violation of, any applicable Law or Order by any Group Company, or by which any of the Group Companies’ properties, assets, employees, business or operations are or were bound or affected; and (iii) since March 8, 2018, all statutorily required records of SVM India have been executed and maintained in accordance with applicable Laws.

(b) Since the Lookback Date (or since March 8, 2018, with respect to SVM India), (i) there has been no action taken by any Group Company or any officer, director, manager, employee, or, to the knowledge of the Company, any agent, representative or sales intermediary of any Group Company, in each case, acting on behalf of any Group Company, in violation of or circumventing any applicable Anti-Corruption Law, (ii) no Group Company has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a Governmental Entity for violation of any applicable Anti-Corruption Laws, (iii) no Group Company has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Entity regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law and (iv) no Group Company has received any written notice or citation from a Governmental Entity for any actual or potential noncompliance with any applicable Anti-Corruption Law.

Section 3.11 Intellectual Property; Information Technology.

(a) Section 3.11(a) of the Company Disclosure Schedules sets forth, as of the date hereof, a true and complete list, including record (and, if different, beneficial) owner, jurisdiction and serial/application numbers and dates, of all Company Registered Intellectual Property. The applicable Group Company is the sole and exclusive owner, has valid and enforceable rights in, and has the unrestricted right to use, of all Company Registered Intellectual Property, free and clear of all Liens other than Permitted Liens.

(b) Except as would not reasonably be expected to have a Company Material Adverse Effect, no Proceedings are pending or, to the knowledge of the Company, threatened against any of the Group Companies by any Person challenging the validity, enforceability, or ownership of, or the right to use, sell, license or sublicense any Intellectual Property Rights currently owned, licensed, used or held for use by any of the Group Companies or, where any of the Intellectual Property Rights are pending registration, challenging registrability of the Intellectual Property Rights. As of the date hereof and since the Lookback Date, none of the Group Companies has been a party to any pending Proceeding or received any threat (including unsolicited offers to license patents) in writing claiming infringement, misappropriation, dilution or other violation of the Intellectual Property Rights of any Person or challenging the scope, ownership, validity or enforceability of any Intellectual Property Rights owned or purposed to be owned or licensed by any of the Group Companies, except in each case as would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, the conduct of the business of the Group Companies (including the development and operation of their assets and projects) has not infringed, misappropriated, diluted or otherwise violated the Intellectual Property Rights of any Person in any material respects. To the knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating any material Intellectual Property Rights owned by any of the Group Companies. A Group Company, as the case may be, either own(s), has a valid license to use or otherwise has the lawful right to use all of the Intellectual Property Rights and Software used in the conduct of its business as currently conducted, except for such Intellectual Property Rights and Software with respect to which the lack of such ownership, license or right to use would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no current or former founder, officer, executive, director, shareholder or employee of any of the Group Companies owns any material Intellectual Property Rights used in the conduct of the businesses of the Group Companies. To the knowledge of the Company, except (i) for any Permitted Lien, (ii) as set forth on Section 3.11(a) of the Company Disclosure Schedules or (iii) as provided for in any Contract set forth in Section 3.11(a) of the Company Disclosure Schedules, all material Intellectual Property Rights owned by any of the Group Companies is fully transferable, alienable and licensable without restriction and without payment of any kind to any other Person and without approval of any other Person. To the knowledge of the Company, no funding, facilities or personnel of any educational institution or Governmental Entity were used, directly or indirectly, to develop or create, in whole or in part, any material Intellectual Property Rights owned by the Group Companies.

(c) The Group Companies have undertaken commercially reasonable efforts to protect the confidentiality of any material trade secrets or material proprietary information acquired or developed by them in the course of conducting their businesses or which are the subject of confidentiality obligations owed to other Person. To the knowledge of the Company, no current or former employee of any of the Group Companies has misappropriated or improperly disclosed trade secrets or confidential information of any other Person in the course of the employment with the Group Companies.

(d) To the knowledge of the Company, all Persons including each Group Company’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Company Owned Intellectual Property (each such person, a “Creator”) are not in violation of any obligations to the Group Companies to maintain in confidence the trade secrets of the applicable Group Companies.

(e) There are no current or, to the Company’s knowledge, threatened, claims from any Creator for compensation or remuneration for inventions invented, copyright works created or any similar claim.

(f) Each Group Company has taken commercially reasonable steps to safeguard and maintain the secrecy of any material trade secrets (including source code to Company Products) owned by each Group Company. To the Company’s knowledge, there has been no unauthorized access to or disclosure of any material trade secrets owned by a Group Company.

(g) Except as set forth in Section 3.11(g) of the Company Disclosure Schedules, no facilities of a university, college, other educational institution or research center was used in the development of the Company Owned Intellectual Property. Except as set forth in Section 3.11(g) of the Company Disclosure Schedules, to the knowledge of the Company, no employee, consultant or independent contractor of the Company who was involved in, or who contributed to, the creation or development of any Company Owned Intellectual Property, has performed services for or otherwise was under restrictions resulting from his/her relations with any government, university, college or other educational institution or research center during a period of time during which any Company Owned Intellectual Property were created or during such time that such employee, consultant or independent contractor was also performing services for or for the benefit of the Company, nor has any such person created or developed any Company Owned Intellectual Property with any Governmental Grant.

(h) No Group Company accesses, uses, modifies, or links to, nor has accessed, used, modified, linked to, or created derivative works of any Public Software in a manner which would subject any Company Owned Intellectual Property to any obligations set forth in the license for such Public Software, that (i) require any Company Owned Intellectual Property to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (ii) grant, or require any Group Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Owned Intellectual Property, or (iii) limit in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company Owned Intellectual Property.

(i) There are, and since the Lookback Date have been, no material defects or any Malicious Code in any of the Company Products currently offered by the Group Companies that have resulted in such Company Products not performing substantially in accordance with their user specifications or functionality descriptions in any material respect.

(j) The Group Companies own, lease, license, or otherwise have the legal right to use all IT Assets. Such IT Assets are sufficient in all material respects for the immediate and reasonably foreseeable needs of the Group Companies’ business as it is currently conducted. The IT Assets operate and perform, in all material respects, as required by the Group Companies, and have not materially malfunctioned or failed since the Lookback Date. Each Group Company has taken commercially reasonable actions to protect the integrity and security of the IT Assets (and all material information stored or contained therein or transmitted thereby), including by implementing procedures designed to inhibit unauthorized access and the introduction of any Malicious Code. The Group Companies have implemented and maintain multi-factor authentication for external access to the IT Systems (other than public-facing portions of the IT Systems, such as websites) and commercially reasonable security, disaster recovery and business continuity plans and procedures, which have proven effective upon testing in all material respects. To the knowledge of the Company, the Transactions or any actions constituting the Transactions will not adversely affect the ability of any of the Group Companies to use the IT Assets or any part thereof.

(k) To the knowledge of the Company, since the Lookback Date there have been no material unauthorized intrusions or breaches of the security of the IT Assets or instances of disclosure, acquisition, destruction, damage, loss, corruption, alteration, use or misuse of any data, including personal information or trade secrets stored on the IT Assets that, pursuant to any Law, would require the Group Companies to notify individuals of such breach or intrusion or that was or would reasonably be expected to be material to the Group Companies.

(l) No Governmental Entity has any government purpose rights in any Intellectual Property Rights of any Company Product, which could reasonably be expected to diminish the ability of the Group Companies to sell such products to a Governmental Entity or otherwise commercialize such Company Product in any material respect.

Section 3.12 Privacy.

(a) The Group Companies and the conduct of their business are in material compliance with, and have been in material compliance with Data Security Requirements.

(b) The Company has provided to SPAC true and correct copies of all material privacy policies adopted by the Group Companies in connection with their operations. To the Company’s knowledge, each Group Company has implemented and maintains organizational, physical, administrative, and technical measures applicable to Personal Information that are reasonably consistent with (i) reasonable practices in the industry in which such Group Company operates; (ii) any existing and currently effective written contractual commitment made by such Group Company that is applicable to Personal Information; and (iii) any written public-facing policy adopted by such Group Company related to privacy, information security or data security, in each case (i), (ii) and (iii) that are intended to protect the integrity, security and operations of such Group Company’s IT Systems (and data therein) against loss, theft, unauthorized access or acquisition, modification, disclosure, corruption, or other misuse.

(c) Since the Lookback Date, each Group Company has (i) not violated its applicable privacy policies; and (ii) taken commercially reasonable steps to protect and maintain the confidential nature of the Personal Information provided to such Group Company by any party and secure any such Personal Information from loss, theft, unauthorized access, use, modification, disclosure or other misuse.

(d) None of the Group Companies has received any notice of any claims, investigations (including investigations by a Governmental Entity), or alleged violations of Laws with respect to Personal Information possessed by the Group Companies.

Section 3.13 Contracts; No Defaults.

(a) Section 3.13(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of the following Contracts, as of the date hereof, to which any Group Company is a party or by which any of their assets or properties are bound (each Contract required to be set forth on Section 3.13(a) of the Company Disclosure Schedules, and each of the Contracts entered into after the date of this Agreement that would be required to be set forth on Section 3.13(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):

(i) all material Contracts containing any of the following provisions enforceable or purporting to be enforceable against any Group Company: (A) non-competition by any Group Company in any business; (B) prohibitions on engagement by any Group Company in any business in any market or geographic area or during any time period or the ability to sell or purchase from any Person; (C) non-solicitation of clients, customers, vendors or other business associates by any Group Company; (D) non-solicitation and/or non-hire of any individual by any Group Company; (E) grants of exclusive rights, rights of first refusal, rights of first negotiation, or similar rights to any Person; (F) revenue-sharing or commission obligations; or (G) “most favored nation” or similar pricing provision, minimum purchase or sale obligations, or take-or-pay provision;

(ii) any material Contract involving any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or material Contract based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iii) any Contract entered into in connection with a completed or ongoing acquisition or disposition by any Group Company of any Person or any business organization, Equity Securities, division, business or asset of any Person since the Lookback Date (or since March 8, 2018, with respect to SVM India) or pursuant to which any Group Company still has material obligations outstanding (including through merger, consolidation or other business combination, or the purchase of a controlling equity interest in or substantially all of the assets of such Person, division, business or asset or by any other manner) in each case having a value in excess of $100,000 individually or $250,000 in the aggregate;

(iv) any Contract under which any Group Company has (A) created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness or any Liability of another Person, (B) granted a Lien on its assets or Equity Securities (including the Company Shares), whether tangible or intangible or (C) extended credit to any Person (other than intercompany loans solely among the Group Companies and advances and customer payment terms in the Ordinary Course of Business), in each case in the foregoing clauses (A) through (C), in an amount in excess of $100,000 or committed credit individually or $250,000 in the aggregate;

(v) any Contract with outstanding obligations for the sale or purchase of personal property, fixed assets or real estate having a value individually, with respect to all sales or purchases thereunder, in excess of $100,000;

(vi) any Contract that by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Group Companies under such Contract or Contracts of at least $100,000 per fiscal year;

(vii) any Contract not made in any calendar year in the Ordinary Course of Business and not disclosed pursuant to any other clause under this Section 3.13(a) and expected to result in revenue or require expenditures in excess of $50,000 in any calendar year or which resulted in revenue or expenditures during the fiscal year ended March 31, 2022, in excess of $50,000;

(viii) any Contract that obligates any Group Company to provide continuing indemnification, warranty, support, maintenance, or service in excess of $100,000, other than in the Ordinary Course of Business;

(ix) any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which any Group Company or counterparty thereto has outstanding obligations (other than customary confidentiality obligations), in each case other than in the Ordinary Course of Business;

(x) any Contract, including non-competition, severance or indemnification agreements, with a current officer, manager, director, employee or worker of, or consultant to, any Group Company that provides annual base compensation (excluding bonus and other benefits) in excess of $100,000 (other than Contracts that can be terminated by any Group Company without cost or penalty), or that provides for change in control, retention or similar payments or benefits contingent upon, accelerated by or triggered by the consummation of the Transactions in excess of $100,000;

(xi) any Contract pursuant to which any Group Company licenses material Intellectual Property Rights owned by any Group Company to any Person or licenses Intellectual Property Rights from any Person in each case that is material to the business of any Group Company, taken as a whole, and in each case, other than the Off-the-Shelf Software;

(xii) any Contracts with a Governmental Entity;

(xiii) other than any offer letter or employment agreement or equivalent, any Contract between any Group Company, on the one hand, and any of the Company Shareholders, on the other hand, that will not be terminated at or prior to the Closing;

(xiv) any Contract that grants to any Person (other than a Group Company) a right of first refusal, first offer, call option right, put option right, drag along right, tag along right or similar preferential right to purchase or acquire Equity Securities in, or assets owned or otherwise used by, any Group Company;

(xv) any Contract establishing or involving any joint venture, profit-sharing, partnership, limited liability company, strategic alliance, shareholders’ agreement, joint development or other similar agreement (including any shareholders’ or stockholders’ agreement), arrangement or collaboration;

(xvi) all management service, financial advisory or any other similar type of Contracts and all Contracts with investment or commercial banks;

(xvii) all CBAs or other agreements with any labor union; and

(xviii) all powers of attorney granted to any Person other than in the Ordinary Course of Business.

(b) True, correct and complete copies of the Material Contracts have been provided to or made available to SPAC or its Representatives. Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Material Contract, and except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) such Material Contracts are in full force and effect and represent the legal, valid and binding obligations of the applicable Group Company party thereto and, to the knowledge of the Company, of each of the other parties thereto, and are, to the knowledge of the Company, enforceable by the applicable Group Company, to the extent a party thereto, in accordance with their terms, except as such enforcement may be limited by the Enforceability Exceptions, (ii) none of the Group Companies or, to the knowledge of the Company, any other party to such Material Contracts is in material breach or material default, and no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or material default by any Group Company, or permit termination or acceleration by the applicable Group Company or the other party thereto, under any such Material Contract, (iii) no Group Company has received any written or, to the knowledge of the Company, oral claim or notice of material breach of or material default under any such Material Contract, (iv) no Group Company has received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract, or amend the terms thereof (other than modifications in the Ordinary Course of Business), and (v) no Group Company has waived any material rights under any such Material Contract. All of the covenants to be performed by the Group Companies under any of the Material Contracts have been fully performed, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.14 Employee Plans.

(a) Section 3.14(a) of the Company Disclosure Schedules sets forth a true and complete list of each Employee Benefit Plan. None of the Group Companies, any ERISA Affiliate of the Group Companies or Merger Sub maintain or contribute to or has any material Liability with respect to any Benefit Plan, whether or not subject to ERISA, which is not set forth on Section 3.14(a) of the Company Disclosure Schedules.

(b) With respect to each Employee Benefit Plan on Section 3.14(a) of the Company Disclosure Schedules, the Company has delivered or made available to SPAC and its Representatives correct and complete copies of, if applicable (i) all plan documents and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto), and written descriptions of any Employee Benefit Plans which are not in writing; (ii) the most recent annual and periodic accounting of plan assets; (iii) the most recent actuarial valuation; and (iv) all material communications with any Governmental Entity concerning any matter that is still pending or for which any Group Company has any outstanding Liability or obligation.

(c) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Employee Benefit Plan set forth on Section 3.14(a) of the Company Disclosure Schedules has been administered and enforced in accordance with its terms and the requirements of all applicable Laws, and has been maintained, where required, in good standing with applicable regulatory authorities and Governmental Entities; (ii) no breach of fiduciary duty has occurred; (iii) no Proceeding is pending or threatened; (iv) all contributions, premiums and other payments (including any special contribution, interest or penalty) required to be made with respect to an Employee Benefit Plan have been timely made; (v) all benefits accrued under any unfunded Employee Benefit Plan have been paid, accrued, or otherwise adequately reserved in accordance with GAAP and are reflected on the Audited Financial Statements; (vi) no Employee Benefit Plan provides for retroactive increases in contributions, premiums or other payments in relation thereto; and (vii) none of the Group Companies has incurred any Liability in connection with the termination of, or withdrawal from, any Employee Benefit Plan.

(d) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, to the extent applicable, the present value of the accrued benefit Liabilities (whether or not vested) under each Employee Benefit Plan, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Employee Benefit Plan allocable to such benefit Liabilities.

(e) The consummation of the Transactions will not, either alone or in combination with another event: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation under any Employee Benefit Plan; or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any director, officer, employee or independent contractor of any of the Group Companies or their ERISA Affiliates under any Employee Benefit Plan.

(f) Except to the extent required by applicable Law, none of the Group Companies or their ERISA Affiliates provide health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

(g) No Employee Benefit Plan provides for the gross-up of any Taxes that may be imposed by any applicable Law.

(h) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) each Foreign Benefit Plan that is required to be registered or intended to be Tax exempt or receive favorable tax treatment has been registered (and, where applicable, accepted for registration) and is Tax exempt and has been maintained in good standing, to the extent applicable, with each Governmental Entity; (b) except as set forth under Section 3.14(h) of the Company Disclosure Schedules, no Foreign Benefit Plan has any material unfunded or underfunded Liabilities, nor are such unfunded Liabilities reasonably expected to arise in connection with the Transactions; and (c) all material contributions required to have been made by or on behalf of the Group Companies with respect to plans or arrangements maintained or sponsored a Governmental Entity (including severance, termination indemnities or other similar benefits maintained for employees outside of the U.S.) have been timely made or fully accrued.

(i) Except as set forth in Section 3.14(i) of the Company Disclosure Schedules, there are no facts that would reasonably be expected to give rise to, any material changes to the Employee Benefit Plans resulting from disruptions caused by the COVID-19 pandemic or COVID-19 Measures, nor are any such changes currently contemplated.

Section 3.15 Labor Matters.

(a) None of the Group Companies is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of the Group Companies, nor is there a duty to consult with any such organization or body, nor are there any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or been threatened any strike, slow-down, lockout, picketing, work-stoppage, or other similar labor activity with respect to any such employees except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no unresolved labor controversies (including unresolved grievances and age, claims regarding any enhanced benefits or other discrimination claims) that are pending or threatened between any of the Group Companies and Persons employed by or providing services as independent contractors to the Group Companies except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) Each of the Group Companies (i) is and has been since the Lookback Date (or since March 8, 2018, with respect to SVM India) in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety, wages and hours, and other Laws relating to discrimination, disability, prevention of sexual harassment, labor relations, hours of work, payment of wages and overtime wages, maternity benefit, leave entitlement, social security benefits, industrial relations, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, employee terminations and engaging independent contractors, and has not received written or, to the knowledge of the Company, oral notice that there is any pending Proceeding involving unfair labor practices against the Group Companies, (ii) is not liable for any material past due arrears of wages or other compensation (including salaries, wage premiums, commissions, fees or bonuses) to their current or former employees and independent contractors under applicable Law, Contract or Group Company policy, or any material fines, Taxes, interest, penalty or other sums for failure to comply with any of the foregoing or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Entity with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the Ordinary Course of Business). The Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company, except as has not and would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect. There are no Proceedings pending or, to the knowledge of the Company, threatened against any of the Group Companies brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Entity, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

(c) To the knowledge of the Company, since the Lookback Date, there are, and there have been, no actual, or threatened in writing, organizing activities with respect to any employees of any Group Company.

(d) To the knowledge of the Company, no current or former employee, worker or independent contractor of any Group Company is in violation of (i) any restrictive covenant, nondisclosure obligation or fiduciary duty to any of the Group Companies or (ii) any restrictive covenant or nondisclosure obligation to a former employee or engager of any such individual. As of the date hereof, no current employee who is a member of the Company Management, has provided written, or, to the knowledge of the Company, oral, notice of his or her plan to terminate his or her employment.

(e) No Group Company has, since the Lookback Date, incurred any material Liability with respect to any sexual harassment, or other discrimination, retaliation or policy violation allegations and is not aware of any allegations relating to officers, directors, employees, contractors, or agents of any Group Company.

Section 3.16 Tax Matters.

(a) Each Group Company has prepared and filed all income and other material Tax Returns required to have been filed by it (taking into account extensions), and all such Tax Returns are true, correct, and complete in all material respects and prepared in substantial compliance with all applicable Laws.

(b) The Group Companies have paid all income and other material Taxes required to be paid by the Group Companies regardless of whether shown on a Tax Return.

(c) Each of the Group Companies has (i) timely withheld all material amounts required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other party; (ii) remitted on a timely basis such amounts to the appropriate Governmental Entity; and (iii) complied in all material respects with applicable Law with respect to Tax withholding.

(d) To the knowledge of the Company, there are no audits, examinations, investigations or other proceedings currently in progress against any of the Group Companies in respect of any material amount of Tax, and no material Tax claims or assessments have been proposed in writing by any Governmental Entity against any of them which have not paid, withdrawn or otherwise been resolved.

(e) Since the Lookback Date (or since March 8, 2018, with respect to SVM India), none of the Group Companies has filed any Tax Returns or paid any Tax in a country other than India, Cayman Islands and the United States. To the knowledge of any Group Company, no written claim has been made by any Governmental Entity in a jurisdiction where the Group Companies do not file a Tax Return that such entity is or may be subject to material Taxes in that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not since been dismissed, closed or resolved.

(f) Other than any extensions or waivers obtained in the Ordinary Course of Business, there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of the Group Companies and no written request for any such waiver or extension is currently pending.

(g) None of the Group Companies has requested or entered into a closing agreement, private letter ruling, technical advice memorandum, advance pricing agreement or similar agreement with any Governmental Entity, which agreement or ruling would be effective after the Closing Date, nor is any such request outstanding.

(h) None of the Group Companies organized or formed under the laws of a jurisdiction outside of the United States (i) is a “surrogate foreign corporation” or “expatriated entity” within the meaning of Section 7874 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) or is treated as a U.S. corporation for U.S. federal Tax purposes by reason of the application of Sections 269B or 7874(b) of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law) or (ii) was created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to the dual charter provision of Treasury Regulation Section 301.7701-5(a) (or any corresponding or similar provision of state, local or non-U.S. Tax Law).

(i) None of the Group Companies has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(j) There are no Liens with respect to material amounts of Taxes on any of the assets of the Group Companies, other than Permitted Liens.

(k) None of the Group Companies has any material Liability for the Taxes of another Person (other than the Group Companies) (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract (in each case, excluding commercial agreements entered into in the Ordinary Course of Business, the primary purpose of which is not the sharing of Taxes). None of the Group Companies is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement (excluding commercial agreements entered into in the Ordinary Course of Business, the primary purpose of which is not the sharing of Taxes) with respect to Taxes under which the Group Companies could be liable after the Closing Date for any material Tax Liability of any Person other than one or more of the Group Companies.

(l) During the two (2)-year period ending on the date of this Agreement, none of the Group Companies has been a party to any transaction intended to qualify as tax-free pursuant to Section 355 of the Code.

(m) None of the Group Companies has taken any action that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

(n) The Company is treated as a corporation for U.S. federal income tax purposes, and has not taken or agreed to make any election, that could reasonably be expected to cause the Company not to be treated as a corporation for U.S. federal income tax purposes. Section 3.16(n) of the Company Disclosure Schedule lists the U.S. federal income Tax classification of each of the Subsidiaries of the Company.

(o) The Group Companies are in compliance in all material respects with all terms and conditions of any material applicable Tax exemption or Tax holiday or Tax incentive. The consummation of the Transactions will not have any material adverse effect on the continued validity and effectiveness of any such material Tax exemption, Tax holiday or Tax incentive.

(p) The Group Companies are in compliance with all applicable transfer pricing Laws and regulations in all material respects.

(q) Either (i) the Company or (ii) one or more of its qualified subsidiaries have been engaged in an active trade or business outside the United States for the entire 36-month period immediately before the Closing Date and the Company has no intention as of the Closing Date to substantially dispose of or discontinue, or to cause such qualified subsidiaries to substantially dispose of or discontinue, such trade or business (all within the meaning of Treasury Regulation Section 1.367(a)-3(c)(3)(i)).

(r) With respect to each Company Shareholder:

(i) All transactions entered between shareholders of SVM India and Company and amongst Company Shareholders prior to the Effective Time have been entered at arms-length consideration and have been duly reported and disclosed under applicable Law and any Taxes due and payable on the same have been duly discharged in the applicable jurisdictions and there are no outstanding Tax demands or pending Tax Proceedings or Tax recovery Proceedings against such Persons that could reasonably be expected to have, in each case, a Company Material Adverse Effect.

(ii) Each Company Shareholder is a tax resident of a country other than India and has not been a tax resident of India since Financial Year 2017-18.

(s) To the Company’s knowledge, no shareholder of SVM India, no Company Shareholder and no member of the Group Companies has, at any time, been a party to, participated or otherwise been involved in, any material transaction, scheme, or arrangement (or series of such transactions, schemes, or arrangements):

(i) which (or any part of which) involved or may involve steps taken without any commercial or business purpose apart from the obtaining of, or for the principal purpose of obtaining, a Tax advantage.

(ii) of which the main purpose or effect is or was the avoidance or evasion of a liability with respect to Taxes; or

(iii) which could for any purpose relating to Taxes, be reasonably expected to be disregarded, or reconstructed by reason of any motive to avoid, reduce, or delay a possible liability to Taxes or which could be re-characterized or treated as unenforceable or void.

Section 3.17 Brokers’ Fees. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 3.17 of the Company Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other fee or commission in connection with the Transactions based upon arrangements made by any Group Company or any of their Affiliates for which any Group Company or Merger Sub has any obligation.

Section 3.18 Insurance.

(a) Section 3.18(a) of the Company Disclosure Schedules sets forth a complete and accurate list of all material insurance policies owned or held by or naming as beneficiaries any Group Companies or any of their Affiliates relating to the Group Companies’ business (the “Insurance Policies”), including the policy number, insurer, coverage period, coverage amount, annual premium and type of policy. True, correct and complete copies or comprehensive summaries of such insurance policies have been made available to SPAC or its Representatives. With respect to each such Insurance Policies: (i) all premiums due have been paid in all material respects; (ii) such policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (iii) the Group Companies are not in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the knowledge of the Company, no event has occurred that, with or without notice or lapse of time or both, would constitute such a breach or default, or permit termination or modification, under the policy, and, to the knowledge of the Company, no such action has been threatened; and (iv) as of the date hereof, no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received.

(b) Section 3.18(b) of the Company Disclosure Schedules accurately and completely sets forth all pending insurance claims for the Group Companies since the Lookback Date.

Section 3.19 Real Property; Assets.

(a) No Group Company owns or has ever owned any real property.

(b) Section 3.19(b) of the Company Disclosure Schedules contains a true, correct and complete list of all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by any of the Group Companies (the “Leased Real Property”). The Company has made available to SPAC or its Representatives true, correct and complete copies of the Real Property Leases, and such deliverables comprise all Real Property Leases relating to the Leased Real Property.

(c) Each Real Property Lease (i) is a legal, valid, binding and enforceable obligation of the applicable Group Company party thereto, subject to the Enforceability Exceptions, and each such lease is in full force and effect, (ii) has not been amended or modified except as reflected in the modifications, amendments, supplements, waivers and side letters thereto made available to SPAC or its Representatives and (iii) subject to securing the Consents, if any, required under the Real Property Leases to be obtained from any landlord, or lender to landlord (as applicable), in connection with the execution and delivery of this Agreement by the Company Parties or the consummation of the Transactions by the Company Parties, upon the consummation of the Transactions, will entitle the Group Companies to the use, occupancy and possession, in each case subject to the terms of the respective Real Property Leases in effect with respect to the Leased Real Property, of the premises specified in the Real Property Leases.

(d) No material default or breach by (i) any Group Company or (ii) to the knowledge of the Company, any third party under a Real Property Lease, as applicable, presently exists under any Real Property Leases. No Group Company has received written or to the knowledge of the Company, oral, notice of material default under any Real Property Lease which default has not been cured or waived prior to the date hereof. To the knowledge of the Company, no event has occurred that (with or without notice or lapse of time or both), and no condition exists that, with or without notice or lapse of time or both, would constitute a material default or breach or would permit termination of, or a material modification or acceleration thereof under any Real Property Lease by any Group Company (as tenant, subtenant or sub-subtenant, as applicable) or by the other parties thereto. None of the Group Companies has subleased or otherwise granted any Person other than another Group Company the right to use or occupy any Leased Real Property, which sublease or right is still in effect and the possession and quiet enjoyment of the Leased Real Property by the applicable Group Company party thereto under such Real Property Lease has not been disturbed. Except for the Permitted Liens, none of the Group Companies has collaterally assigned or granted any Lien in the Leased Real Property or any interest therein which is still in effect. The Leased Real Property comprises all of the real property used or intended to be used in, or otherwise related to, the business of the Group Companies.

(e) With respect to each Real Property Lease:

(i) since the Lookback Date, to the knowledge of the Company, no security deposit or portion thereof deposited by any Group Company under such Real Property Lease has been applied in respect of a breach or default under such Real Property Lease that has not (A) if and as required by the applicable landlord, been redeposited in full, or (B) been disclosed in writing to SPAC or its Representatives; and

(ii) none of the Group Companies holds a contractual right or obligation to purchase or acquire any material real estate interest.

(f) None of the Group Companies has received any written notice that remains outstanding as of the date hereof that the current use and occupancy of the Leased Real Property and the improvements thereon (i) are prohibited or otherwise limited by any Lien, Order or Law or (ii) are in material violation of any of the recorded covenants, conditions, restrictions, reservations, easements or agreements applicable to such Leased Real Property.

(g) All of the Leased Real Property and buildings, fixtures and improvements thereon (A) are in reasonable operating condition, and (B) to the knowledge of the Company, no condition exists requiring material repairs, alterations or corrections.

(h) Except for inventory and other property sold, used or otherwise disposed of in the Ordinary Course of Business, the Group Companies have good and marketable title to, or in the case of leased properties and assets, a valid leasehold interest in, all of the items of material tangible personal property reflected in the most recent Audited Financial Statements, subject to no Liens, other than (i) Permitted Liens, (ii) Liens specifically identified on the Financial Statements, and (iii) where such failure to have good and marketable title, free and clear of all Liens, would not reasonably be expected to have a Company Material Adverse Effect, either individually or in the aggregate. Such material tangible personal property includes all tangible personal property reasonably required for the continued conduct of the Group Companies’ business as currently conducted. All such owned or leased material tangible assets of the Group Companies (other than the Leased Real Property) are in all material respects in good working order, repair and operating condition (ordinary course wear and tear excepted).

Section 3.20 Environmental Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i) the Group Companies are and, since the Lookback Date (or since March 8, 2018, with respect to SVM India), have been in compliance with all Environmental Laws;

(ii) there has been no Release or, to the knowledge of the Company, threatened Release of any Hazardous Substances (x) at, in, on or under or from any Leased Real Property or, to the knowledge of the Company, any other property or location formerly owned, leased or operated by the Group Companies or (y) by or on behalf of the Group Companies at any other location, including any location where the Group Companies has transported Hazardous Substances or arranged for their disposal;

(iii) neither the Company nor any of its Subsidiaries is subject to any current Order relating to the Group Companies’ compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances;

(iv) no Proceeding is pending or, to the knowledge of the Company, threatened with respect to any of the Group Companies’ compliance with or Liability under Environmental Law and, to the knowledge of the Company, no facts, circumstances or conditions currently exist that could adversely affect such continued compliance with Environmental Laws or require material capital expenditures to achieve or maintain such continued compliance;

(v) none of the Group Companies has retained or assumed, by contract or operation of Law, any material Liabilities or material obligations of any other Person arising under Environmental Law; and

(vi) industrial activities being undertaken by SVM India are categorized under the ‘white’ category under applicable Law and, accordingly, SVM India is not required to procure any registrations, approvals, or consents under applicable Environmental Law.

(b) The Company has made available to SPAC or its Representatives copies of all written environmental reports, audits, assessments, Liability analyses, memoranda and studies in the possession of or conducted by or commissioned by any of the Group Companies with respect to the Group Companies’ compliance with, or Liabilities arising under, Environmental Law.

Section 3.21 Absence of Changes. Since the Latest Balance Sheet Date, (i) there has not been a Company Material Adverse Effect, and except as described on Section 3.21 of the Company Disclosure Schedules, no change, development, circumstance, fact, event, effect or occurrence exists or has occurred which could reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect, (ii) the Group Companies have conducted their business in the Ordinary Course of Business in all material respects and (iii) none of the Group Companies have taken any action that, if taken after the date of this Agreement, would require the consent of SPAC pursuant to Section 5.01.

Section 3.22 Affiliate Agreements. Other than (x) any Employee Benefit Plan (including any employment or option agreements entered into in the Ordinary Course of Business by the Company), set forth on Section 3.14(a) of the Company Disclosure Schedules or standard employment agreements or offer letters that have been made available to SPAC, or any other agreement or arrangement regarding servicing as employee or member of the board of directors and (y) any Contract or business arrangement solely among the Company and its Subsidiaries, and except as set forth on Section 3.22 of the Company Disclosure Schedules, none of the Group Companies is party to any Contract or business arrangement with any Related Party of any Group Company. No Related Party of any Group Company (other than in the cases of clauses (ii)-(iv), any other Group Company): (i) has, to the Company’s knowledge, any direct or indirect financial interest in, or is an officer, director, manager, employee or consultant of, (A) any competitor, supplier, licensor, distributor, lessor, independent contractor or customer of any Group Company or (B) any other entity in any business arrangement or relationship with any Group Company; provided, however, that the ownership of securities listed on any national securities exchange representing less than 5% of the outstanding voting power of any Person shall not be deemed to be a “financial interest” in any such Person; (ii) has any interest in any property, asset or right used by the Group Companies for the business; (iii) has any outstanding Indebtedness owed to or by any Group Company; or (iv) has received any funds from the Group Companies since the Latest Balance Sheet Date, except for employment related compensation received in the Ordinary Course of Business. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.22 are referred to herein as “Company Related Party Transactions”.

Section 3.23 Certain Business Practices.

(a) None of the Group Companies nor, to the Company’s knowledge, any of their Representatives acting on their behalf, has in violation of applicable Anti-Corruption Law (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of any Anti-Corruption Laws or (iii) directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help, hinder or assist any Group Company in connection with any actual or proposed transaction.

(b) The operations of the Group Companies are and, since the Lookback Date (or since March 8, 2018, with respect to SVM India), have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions (including the (Indian) Prevention of Money Laundering Act, 2002), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, and no Proceeding involving any Group Company with respect to any of the foregoing is pending or, to the knowledge of the Company, threatened.

(c) None of the Group Companies, nor any of their directors or officers or any other Representative acting on behalf of the Group Companies, is currently identified on the specially designated nationals or other blocked person list, entity list, or otherwise currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State and, since the Lookback Date (or since March 8, 2018, with respect to SVM India), the Group Companies have not directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any joint venture partner or other Person, in connection with any sales or operations in any country targeted under comprehensive sanctions by OFAC or for the purpose of financing the activities of any Person the subject of, or otherwise in violation of, any U.S. sanctions administered by OFAC, the U.S. Department of Commerce, or the U.S. Department of State in each case in violation of applicable sanctions.

Section 3.24 Permits. Each of the Group Companies has all material Permits (the “Company Permits”) that are required to lawfully own, lease or operate its properties and assets and to conduct its business as currently conducted in all material respects. The Company has made available to SPAC or its Representatives true, correct and complete copies of all Company Permits, all of which are listed on Section 3.24 of the Company Disclosure Schedules. All of the Company

Permits are in full force and effect in accordance with their terms, and no outstanding written notice of default or non-compliance, revocation, cancellation or termination of any Company Permit has been received by any of the Group Companies. To the knowledge of the Company, none of the Company Permits upon its termination or expiration in the ordinary due course will not be renewed or reissued in the Ordinary Course of Business upon terms and conditions substantially similar to its existing terms and conditions. There are no Proceedings pending, or threatened in writing or, to the knowledge of the Company, threatened orally, for the revocation, cancellation, limitation, restriction or termination of, or the imposition of any material fine, material penalty or other material sanction for violation of any legal or regulatory requirements relating to, any Company Permit. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Group Companies are in compliance with all Company Permits.

Section 3.25 Customers and Suppliers.

(a) Section 3.25(a) of the Company Disclosure Schedules sets forth a complete and accurate list of the top five (5) suppliers and/or service providers of any Group Company based on the U.S. Dollar amount of expenditures for the twelve (12) month period ending December 31, 2021 and the eight (8) month period ending August 31, 2022. There is no pending material dispute or controversy or, to the knowledge of the Group Companies, threatened material dispute or controversy in writing, between any Group Company, on the one hand, and any such supplier or service provider, on the other hand.

(b) Section 3.25(b) of the Company Disclosure Schedules sets forth a complete and accurate list of the top five (5) customers / dealers of the Group Companies based on the U.S. Dollar amount of revenue for the twelve (12) month period ending December 31, 2021 and the eight (8) month period ending August 31, 2022. There is no pending material dispute or controversy or, to the knowledge of the Group Companies, threatened material dispute or controversy in writing, between any Group Company, on the one hand, and any such customer or dealer, on the other hand.

Section 3.26 Inventory. All inventory of the Group Companies, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by a Group Company free and clear of all Liens (except for Permitted Liens), and no inventory is held on a consignment basis.

Section 3.27 Proxy Statement/Prospectus. None of the information supplied or to be supplied by the Group Companies or Merger Sub, or by any other Person acting on behalf of the Group Companies or Merger Sub in writing specifically for inclusion or incorporation by reference in the Registration Statement/Proxy Statement will, as of the date the Registration Statement/Proxy Statement is declared effective, as of the date the Registration Statement/Proxy Statement (or any amendment or supplement thereto) is first mailed to the SPAC Shareholders, or at the time of the SPAC Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, notwithstanding the foregoing provisions of this Section 3.27, no representation or warranty is made by the Group Companies or Merger Sub with respect to information or statements made or incorporated by reference in the Registration Statement/Proxy Statement that were not supplied by or on behalf of the Group Companies or Merger Sub for use therein. In the event there is any tax opinion, comfort letter or other opinion required to be provided in connection with the Registration Statement / Proxy Statement, notwithstanding anything to the contrary, neither this provision nor any other provision in this Agreement or any other Ancillary Document shall require counsel to the Company Parties or SPAC or their respective tax advisors to provide an opinion that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code or otherwise qualifies for the Intended Tax Treatment.

Section 3.28 Investigation; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, SPAC.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Group Companies have relied solely on their respective investigations and analyses and the representations and warranties expressly set forth in Article IV and in the Ancillary Documents to which SPAC is or will be a party and no other representations or warranties of SPAC, any SPAC Non-Party Affiliate or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article IV and in the Ancillary Documents to which SPAC is or will be a party, none of SPAC, any SPAC Non-Party Affiliate nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

Section 3.29 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SPAC OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE III OR THE ANCILLARY DOCUMENTS TO WHICH EACH OF THE GROUP COMPANIES IS A PARTY, NONE OF THE COMPANY, MERGER SUB, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND THE COMPANY AND MERGER SUB EACH EXPRESSLY DISCLAIM, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO SPAC OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS,

AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY SPAC OR ANY SPAC NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY GROUP COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, MERGER SUB, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY SPAC OR ANY SPAC NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES RELATING TO SPAC

Except as set forth in the SPAC Disclosure Schedules or except as set forth in any SPAC SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), SPAC hereby represents and warrants to the Company as follows:

Section 4.01 Organization and Qualification.

(a) SPAC is duly incorporated and is validly existing as a corporation in good standing under the Laws of Delaware and has all requisite corporate power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted in all material respects. The copies of the Governing Documents of SPAC previously made available by SPAC to the Company are true, correct and complete and are in effect as of the date of this Agreement. SPAC is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its Governing Documents.

(b) SPAC is duly licensed or qualified to transact business and is in good standing in the jurisdiction in which it is incorporated and in each jurisdiction in which the ownership of its assets or property or the character of its activities is such as to require it to be so licensed or qualified, except as would not, individually or in the aggregate, have a SPAC Material Adverse Effect.

Section 4.02 Due Authorization.

(a) SPAC has the requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions, subject to the receipt of the SPAC Stockholder Approval. Subject to the receipt of the SPAC Stockholder Approval, the execution and delivery of this Agreement, the Ancillary Documents to which SPAC is or will be a party and the consummation of the Transactions have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of SPAC. Other than the SPAC Stockholder Approval, no other corporate proceedings on the part of SPAC, are necessary to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or to consummate the Transactions. This Agreement has been and each Ancillary Document to which SPAC is or will be a party will be, upon execution and delivery thereof, duly and validly executed and delivered by SPAC and assuming due authorization and execution by each other Party hereto and thereto, constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of SPAC, enforceable against SPAC in accordance with its terms, subject to the Enforceability Exceptions.

(b) At a meeting duly called and held, the SPAC Board has unanimously: (i) determined that this Agreement and the Transactions are fair and in the best interests of the SPAC Stockholders, (ii) determined that the fair market value of the Company is equal to at least eighty percent (80%) of the amount held in the Trust Account (less Taxes payable on interest earned) as of the date hereof, (iii) approved the Transactions as a business combination and (iv) resolved to recommend to the shareholders of SPAC approval of each of the matters requiring SPAC Stockholder Approval.

Section 4.03 No Conflict; Governmental Authorities, Consents.

(a) Assuming the truth and accuracy of the representations of the Company and Merger Sub contained in this Agreement, no Consent, Permit, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of SPAC with respect to SPAC’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the Transactions, except for (i) such Consents as are expressly contemplated by this Agreement, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC, (B) any other documents or information required pursuant to applicable requirements, if any, of the Federal Securities Laws, and (C) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the Transactions, (iii) compliance with and filings or notifications required to be filed with state securities regulators pursuant to “blue sky” Laws and state takeover Laws as may be required in connection with this Agreement, the Ancillary Documents, or the Transactions, (iv) filing of the Certificate of Merger, or (v) the SPAC Stockholder Approval.

(b) Subject to the receipt of the Consents, approvals or authorizations and other requirements set forth in Section 4.03(a), the execution, delivery and performance of SPAC’s obligations under this Agreement and each Ancillary Document to which SPAC is a party, and the consummation by SPAC of the Transactions, do not and will not, directly or indirectly (with or without due notice or lapse of time or both) (i) conflict with or violate any provision of, or result in the breach of, the Governing Documents of SPAC, (ii) violate, conflict with, result in a violation or breach of any provision of or the loss of any material benefit under, constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or give any Person the right to declare a default or exercise any remedy under, or result in the termination, cancellation, modification, suspension, revocation, acceleration or amendment of, or a right of termination, cancellation, modification, suspension, revocation, acceleration or amendment under, require Consent or any notice to any Person under, or accelerate the performance required by, or result in the acceleration or trigger of any payment or compensation, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any material Contract or any Permit to which SPAC is a party or by which any of its properties or assets may be bound or affected, (iii) breach, conflict with or result in any violation of any provision of any Order or applicable Law to which SPAC or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of SPAC, except, in the case of any of clauses (ii) through (iv) above, for such violations, conflicts, breaches or defaults as would not, individually or in the aggregate, have a SPAC Material Adverse Effect.

Section 4.04 Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.04 of the SPAC Disclosure Schedules or the SPAC SEC Reports (which fees shall be the sole responsibility of SPAC, except as otherwise provided in Section 8.06), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by SPAC or any of its Affiliates (including Sponsor) for which SPAC has any obligation.

Section 4.05 Information Supplied. None of the information supplied or to be supplied by SPAC, or by any other Person acting on behalf of SPAC in writing specifically for inclusion or incorporation by reference in the Registration Statement/Proxy Statement will, as of the date the Registration Statement/Proxy Statement is declared effective, as of the date of the Registration Statement/Proxy Statement (or any amendment or supplement thereto) is first mailed to the SPAC Shareholders, or at the time of the SPAC Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In the event there is any tax opinion, comfort letter or other opinion required to be provided in connection with the Registration Statement / Proxy Statement, notwithstanding anything to the contrary, neither this provision nor any other provision in this Agreement or any other Ancillary Document shall require counsel to the Company or the SPAC or their respective tax advisors to provide an opinion that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code or otherwise qualifies for the Intended Tax Treatment.

Section 4.06 Capitalization of SPAC.

(a) Section 4.06(a) of the SPAC Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of the number and class or series (as applicable) of the issued and outstanding SPAC Public Units (including the SPAC Public Shares and SPAC Public Warrants included therein), SPAC Private Units (including the SPAC Private

Shares and SPAC Private Warrants included therein), representative shares, and Founder Shares. All outstanding Equity Securities of SPAC have been duly authorized and validly issued and are fully paid and non-assessable. The issuance of SPAC Public Shares or SPAC Private Shares upon the exercise or conversion, as applicable, of Equity Securities that are derivative securities, will, upon exercise or conversion in accordance with the terms of such Equity Securities against payment therefor, be duly authorized, validly issued, fully paid, and non-assessable. Except as set forth in Section 4.06(a) of the SPAC Disclosure Schedules or the SPAC SEC Reports, such Equity Securities (i) were not issued granted, offered and sold in violation of the Governing Documents of SPAC or any applicable Law, (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of SPAC) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person, (iii) were not issued in violation of any Contract to which SPAC is a party to or by which SPAC is bound, and (iv) are owned free and clear of any Liens other than the Permitted Liens. Except for the SPAC Public Shares, SPAC Public Warrants, SPAC Public Units, SPAC Private Units, SPAC Private Shares, SPAC Private Warrants, representative shares and Founder Shares set forth on Section 4.06(a) of the SPAC Disclosure Schedules or the SPAC SEC Reports (subject to any SPAC Stockholder Redemptions), immediately prior to Closing, there shall be no other outstanding Equity Securities of SPAC.

(b) Except as disclosed in the SPAC SEC Reports, in Section 4.06(b) of the SPAC Disclosure Schedules, or as expressly contemplated by this Agreement, the Ancillary Documents or the Transactions or the SPAC’s Governing Documents, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, preemptive rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require SPAC, and, except as expressly contemplated by this Agreement, the Ancillary Documents or the Transactions or as otherwise mutually agreed in writing by the Company and SPAC, there is no obligation of SPAC, to issue, sell, or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable or exercisable for Equity Securities of SPAC, or any other Contracts to which SPAC is a party or by which SPAC is bound obligating SPAC to issue or sell any shares of capital stock of, other equity interests in (whether or not outstanding) or debt securities of, SPAC or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the SPAC, or obligating SPAC to enter into any commitment or agreement containing such obligation. Except as disclosed in the SPAC SEC Reports or SPAC’s Governing Documents, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any Equity Securities of SPAC, nor has SPAC granted any registration rights to any Person with respect to any Equity Securities of SPAC (other than as permitted pursuant to this Agreement).

(c) Except as disclosed in the SPAC SEC Reports or in Section 4.06(b) of the SPAC Disclosure Schedules, there are no outstanding bonds, debentures, notes or other Indebtedness of SPAC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which SPAC Stockholders may vote. Except for the Sponsor Letter Agreement or as disclosed in the SPAC SEC Reports or in Section 4.06(b) of the SPAC Disclosure Schedules, SPAC is not a party to any shareholders agreement, voting agreement, voting trusts, proxies or registration rights agreement relating to the Equity Securities of SPAC, or any other agreements or understandings with respect to the voting of the Equity Securities of SPAC. SPAC does not own any Equity Securities in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any Equity Securities, or any securities or obligations exercisable or exchangeable for or convertible into any Equity Securities, of such Person.

Section 4.07 SEC Filings. SPAC has timely filed or furnished all statements, forms, reports, schedules, registration statements, prospectus and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its IPO (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “SPAC SEC Reports”), and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, SPAC has delivered or made available to the Company copies in the form filed with the SEC of all of the SPAC SEC Reports. Each of the SPAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the SPAC SEC Reports. As of their respective dates of filing, the SPAC SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Reports. None of the SPAC SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 4.08 Trust Account.

(a) As of March 6, 2023, SPAC had an amount in cash in the Trust Account of approximately $104,090,513.96. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 180 days or less and/or in any open ended investment company registered under the Investment Company Act that holds itself out as a money market fund selected by the Company meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations or in a cash bank account such as an interest or non-interest bearing checking or savings account and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated as of August 3, 2022 (the “Trust Agreement”), between SPAC and Continental, as trustee (the “Trustee”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions, and has not been amended or modified. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect or, to SPAC’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of Taxes, (ii) the SPAC Stockholders who shall have elected to redeem their SPAC Public Shares pursuant to the Governing Documents of SPAC or (iii) if SPAC fails to complete a business combination within the allotted time period set forth in the Governing Documents of SPAC and liquidates the Trust Account, subject to the terms of the Trust Agreement, SPAC (in limited amounts to permit SPAC to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of SPAC) and then the SPAC Stockholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of SPAC and the Trust Agreement. SPAC has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a material default or breach thereunder. There are no claims or Proceedings pending with respect to the Trust Account. Since August 3, 2022, SPAC has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the SPAC Stockholders who have elected to redeem their SPAC Public Shares pursuant to the Governing Documents of SPAC, each in accordance with the terms of and as set forth in the Trust Agreement, SPAC shall have no further obligation under either the Trust Agreement or the Governing Documents of SPAC to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

(b) Assuming the accuracy of the representations and warranties of the Company Parties contained herein and the compliance by each of the Company Parties with its respective obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC on the Closing Date (after disbursements in respect of deferred underwriting commissions, Taxes, and to the SPAC Stockholders who shall have elected to redeem their SPAC Public Shares pursuant to the Governing Documents of SPAC).

Section 4.09 Indebtedness; SPAC Expenses. Except as set forth in the SPAC SEC Reports or Section 4.09(a) of the SPAC Disclosure Schedules, as of the date hereof, SPAC does not have, or have any Contract requiring it to enter into or incur, any obligations with respect to or under any Indebtedness. Section 4.09(b) of the SPAC Disclosure Schedules sets forth SPAC’s good faith estimate of the incurred but unpaid SPAC Expenses that will be due and payable at Closing or after Closing by the Surviving Company or Company.

Section 4.10 Affiliate Agreements. Except as set forth in the SPAC SEC Reports, Section 4.10 of the SPAC Disclosure Schedules sets forth all Contracts between (a) SPAC, on the one hand, and (b) any Related Party of SPAC, on the other hand. No Related Party of SPAC: (i) has, to SPAC’s knowledge, any direct or indirect financial interest in, or is an officer, director, manager, employee or consultant of, (A) any material competitor, supplier, licensor, distributor, lessor, independent contractor or customer of SPAC or (B) any other entity in any material business arrangement or relationship with any SPAC; provided, however, that the ownership of securities listed on any national securities exchange representing less than 5% of the outstanding voting power of any Person shall not be deemed to be a “financial interest” in any such Person; (ii) has any interest in any material property, asset or right used by SPAC for the business; or (iii) has any outstanding Indebtedness owed to or by SPAC. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.10 are referred to herein as “SPAC Related Party Transactions”.

Section 4.11 Litigation. As of the date of this Agreement, there is (and since its incorporation, there has been) no Proceeding pending or, to SPAC’s knowledge, threatened against or involving or otherwise affecting SPAC or its assets, including any condemnation or similar proceedings, that if adversely decided or resolved, individually or in the aggregate, would have a SPAC Material Adverse Effect. Neither SPAC nor any of its properties or assets is subject to any Order that individually or in the aggregate would be expected to have a SPAC Material Adverse Effect. As of the date of this Agreement, there are no material Proceedings by SPAC pending against any other Person. There is no unsatisfied judgment or any open injunction binding upon SPAC which could have a material effect on the ability of SPAC to enter into, perform its obligations under this Agreement and consummate the Transactions. SPAC holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such permit or for such permit to be in full force and effect would not reasonably be expected to have a SPAC Material Adverse Effect.

Section 4.12 Compliance with Applicable Law.

(a) SPAC is (and since its incorporation, has been) in compliance with all applicable Laws, except as would not have a SPAC Material Adverse Effect. SPAC has not received any written notice, or to the knowledge of SPAC, any oral notice, from any Governmental Entity alleging any non-compliance with, or violation of, any applicable Law or Order by SPAC, or by which any of SPAC’s properties, business or operations are or were bound or affected.

(b) Since the Lookback Date, (i) there has been no action taken by SPAC or any officer, director, manager, employee, or, to the knowledge of SPAC, any agent, representative or sales intermediary of SPAC, in each case, acting on behalf of SPAC, in violation of or circumventing any applicable Anti-Corruption Law, (ii) SPAC has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a Governmental Entity for violation of any applicable Anti-Corruption Laws, (iii) SPAC has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Entity regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Law and (iv) SPAC has not received any written notice or citation from a Governmental Entity for any actual or potential noncompliance with any applicable Anti-Corruption Law.

Section 4.13 Business Activities.

(a) Since its IPO, SPAC has held all IPO proceeds in the Trust Account (other than any amounts permitted to be disbursed under the terms of the Trust Agreement and as described in the SPAC Prospectus) for the purpose of being used in the conduct of business in connection with its Business Combination. Except as set forth in SPAC’s Governing Documents, there is no Contract binding upon SPAC or to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it (including, in each case, following the Closing).

(b) Except for this Agreement, the Ancillary Documents and the Transactions, SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. There are no outstanding contractual obligations of SPAC to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. Except for this Agreement, the Ancillary Documents and the Transactions, SPAC has no interests, rights, obligations or Liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a business combination.

(c) Except for this Agreement, the SPAC SEC Reports, the Ancillary Documents, or as set forth in Section 4.13(c) of the SPAC Disclosure Schedules, SPAC is and at no time has been, party to any Contract with any other Person that would require payments by SPAC in excess of $100,000 in the aggregate with respect to any individual Contract or more than $250,000 in the aggregate when taken together with all other Contracts (other than this Agreement, the Ancillary Documents and Contracts set forth in Section 4.13(c) of the SPAC Disclosure Schedules).

(d) SPAC does not own, license or otherwise have any material Intellectual Property Rights. SPAC does not own or lease any material real property or material personal property.

(e) There is no Liability, Indebtedness or obligation against SPAC, except for Liabilities and obligations (i) reflected or reserved for on SPAC’s consolidated balance sheet as of December 31, 2022 or disclosed in the notes thereto, (ii) that have arisen since the date of SPAC’s consolidated balance sheet as of December 31, 2022 in the ordinary course of business of SPAC or that are set forth in Section 4.13(e) of the SPAC Disclosure Schedules, (iii) incurred in connection with or contemplated by this Agreement and/or the Transactions or (iv) that would not, individually or in the aggregate, have a SPAC Material Adverse Effect.

Section 4.14 Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its IPO, (i) SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of SPAC’s financial statements for external purposes in accordance with GAAP and (ii) SPAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to SPAC is made known to SPAC’s principal executive officer and principal financial officer by others within SPAC. Such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in SPAC’s financial statements included in SPAC’s periodic reports required under the Exchange Act.

(b) SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC.

(c) Since its IPO, SPAC has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The issued and outstanding SPAC Public Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “MOBVU”. The issued and outstanding SPAC Public Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “MOBV”. The issued and outstanding SPAC Public Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “MOBVW”. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister the SPAC Public Units, SPAC Public Shares or SPAC Public Warrants or suspend, prohibit or terminate the listing of the SPAC Public Units, SPAC Public Shares or SPAC Public Warrants on Nasdaq. Neither SPAC nor any of its Affiliates has taken any action that is designed to terminate the registration of the SPAC Public Units, SPAC Public Shares or SPAC Public Warrants under the Exchange Act except as contemplated by this Agreement. SPAC has not received any notice from Nasdaq or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the SPAC Public Units, SPAC Public Shares or SPAC Public Warrants from Nasdaq or the SEC.

(d) The SPAC SEC Reports contain true and complete copies of the applicable SPAC Financial Statements. The SPAC Financial Statements (i) fairly present in all material respects the financial position of SPAC as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited SPAC Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) SPAC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for SPAC’s assets. SPAC maintains and, for all periods covered by the SPAC Financial Statements, has maintained books and records of SPAC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and Liabilities of SPAC in all material respects.

(f) Since its incorporation, SPAC has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of SPAC to SPAC’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of SPAC to SPAC’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of SPAC who have a significant role in the internal controls over financial reporting of SPAC.

Section 4.15 No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 4.15 of the SPAC Disclosure Schedules or the SPAC SEC Reports, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, (c) that are incurred in connection with or incident or related to SPAC’s incorporation or continuing corporate existence, which are not material, (d) that are incurred in connection with activities that are administrative or ministerial, in each case, which are not material, (e) that are either permitted pursuant to Section 5.09(f) or incurred in accordance with Section 5.09(f) or, (f) set forth or disclosed in the SPAC Financial Statements included in the SPAC SEC Reports, or (g) that would not reasonably be expected to be, individually or in the aggregate, material to SPAC, SPAC has no Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

Section 4.16 Tax Matters.

(a) SPAC has prepared and filed all income and other material Tax Returns required to have been filed by it (taking into account extensions), and all such Tax Returns are true, correct, and complete in all material respects and prepared in substantial compliance with all applicable Laws.

(b) SPAC has paid all income and other material Taxes required to be paid by it regardless of whether shown on a Tax Return.

(c) SPAC has timely withheld and paid on a timely basis to the appropriate Governmental Entity all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or any other party.

(d) To the knowledge of SPAC, there are no audits, examinations, investigations or other proceedings currently in progress against SPAC in respect of any material amount of Tax, and no material Tax claims or assessments have been proposed in writing by any Governmental Entity against SPAC which have not been paid, withdrawn or otherwise resolved.

(e) To the knowledge of SPAC, no written claim has been made by any Governmental Entity in a jurisdiction where SPAC does not file a Tax Return that it is or may be subject to material Taxes in that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not since been dismissed, closed or resolved.

(f) Other than any extensions or waivers obtained in the ordinary course of business, there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material Taxes of SPAC and no written request for any such waiver or extension is currently pending.

(g) SPAC has not requested or entered into a closing agreement, private letter ruling, technical advice memorandum, advance pricing agreement or similar agreement with any Governmental Entity, which agreement or ruling would be effective after the Closing Date, nor is any such request outstanding.

(h) SPAC is Tax resident only in its jurisdiction of incorporation and does not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise have an office or fixed place of business in a country other than the country in which it is organized.

(i) There are no Liens with respect to material amounts of Taxes on any of the assets of SPAC, other than Permitted Liens.

(j) SPAC has not participated in any “listed transaction” as defined in U.S. Treasury Regulation Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(k) SPAC has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return and does not have any material Liability for the Taxes of another Person (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract (in each case, excluding commercial agreements entered into in the ordinary course of business, the primary purpose of which is not the sharing of Taxes). SPAC is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement (excluding commercial agreements entered into in the ordinary course of business, the primary purpose of which is not the sharing of Taxes) with respect to Taxes under which SPAC could be liable after the Closing Date for any material Tax liability of any Person other than SPAC.

(l) During the two (2)-year period ending on the date of this Agreement, SPAC has not been a party to any transaction intended to qualify as tax-free pursuant to Section 355 of the Code.

(m) SPAC has not taken any action that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment.

(n) SPAC is and has since formation been treated as a corporation for U.S. federal (and applicable state and local) income Tax purposes.

(o) SPAC is not and has not been during the last five (5) years a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(p) SPAC Public Shares do not directly, or indirectly derive value substantially from assets located in India in accordance with Section 9(1)(i) of the (Indian) Income-tax Act, 1961 and Explanation 5 thereto.

Section 4.17 Material Contracts; No Defaults.

(a) The SPAC has filed as an exhibit to the SPAC SEC Reports all Contracts, including every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements and this Agreement) to which, as of the date of this Agreement, SPAC is a party or by which any of its respective assets are bound.

(b) Each Contract of a type required to be filed as an exhibit to the SPAC SEC Reports, whether or not filed, was entered into at arm’s length, except as set forth in Section 4.17(b) of the SPAC Disclosure Schedules. Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type required to be filed as an exhibit to the SPAC SEC Reports, whether or not filed, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of SPAC, and, to the knowledge of the SPAC, the other parties thereto, and are enforceable by SPAC to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a Proceeding in equity or at law), (ii) the SPAC and, to the knowledge of the SPAC, the counterparties thereto, are not in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) SPAC has not received any written or oral claim or notice of material breach of or material default under any such Contract, (iv) no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by SPAC or to the knowledge of SPAC, any other party thereto (in each case, with or without notice or lapse of time or both), or permit termination or acceleration by SPAC or such other party under any such Contract, and (v) SPAC has not received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract.

Section 4.18 Absence of Changes. Since the date of SPAC’s incorporation, (a) there has not been a SPAC Material Adverse Effect and (b) except for commercially reasonable actions and omissions taken as a result of COVID-19 and COVID-19 Measures, or as expressly contemplated by this Agreement, any Ancillary Document or in connection with the Transactions, (i) SPAC has conducted its business in the ordinary course in all material respects, (ii) there has not been any change in the auditors of SPAC; (iii) there has been no revaluation by SPAC of any of its assets, including, without limitation, any sale of assets of SPAC other than in the ordinary course of business, and (iv) unless as expressly contemplated by this Agreement, the Ancillary Documents or the Transactions, SPAC has not taken any action that would require the consent of the Company if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.09.

Section 4.19 Employees and Employee Benefit Plans. Other than any officers as described in the SEC Reports and consultants and advisors in the ordinary course of business, SPAC has never employed any employees or retained any contractors. Other than reimbursement of any out-of-pocket expenses incurred by SPAC’s officers and directors in connection with activities on SPAC’s behalf, SPAC does not have any unsatisfied material Liability with respect to any officer or director. SPAC does not maintain, sponsor, contribute to or have any obligation or Liability, any “employee benefit plan” as defined in Section 3(3) of ERISA or any other material, written plan, policy, program, arrangement or agreement (other than employment agreements) providing compensation or benefits to any current or former director, officer, employee, independent contractor or other service provider of SPAC, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements, but not including any plan, policy, program, arrangement or agreement that covers only former directors, officers, employees, independent contractors and service providers and with respect to which SPAC has no remaining obligations or Liabilities (collectively, the “SPAC Benefit Plans”) and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or in combination with another event) will (i) result in any material payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director, officer or employee of SPAC or (ii) result in the acceleration, vesting or creation of any rights of any shareholder, director, officer or employee of SPAC to material (x) payments or (y) benefits or (z) increases in any existing payments or benefits or any loan forgiveness.

Section 4.20 Investment Company Act. SPAC is not as of the date of this Agreement, nor upon the Closing will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.21 Charter Provisions. As of the date of this Agreement, there is no shareholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which SPAC is subject, party or otherwise bound.

Section 4.22 Compliance with International Trade & Anti-Corruption Laws.

(a) Since SPAC’s incorporation, neither SPAC nor, to SPAC’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii).

(b) Since SPAC’s incorporation, neither SPAC, its directors or officers, nor, to SPAC’s knowledge, any of its employees, agents or any other Persons acting for or on behalf of SPAC has, directly or knowingly indirectly (i) made, offered, promised, authorized, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made, offered, promised, authorized or paid any unlawful contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, promised, authorized, paid or received any improper payment in violation of any Anti-Corruption Laws. SPAC has implemented and maintained policies and procedures reasonably designed to promote compliance with Anti-Corruption Laws, Sanctions and Export Control Laws.

(c) To the Knowledge of SPAC, there is no current investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding the actual or possible violation of the Anti-Corruption Laws by SPAC pending or, to the knowledge of SPAC, threatened, and since its date of incorporation, SPAC has not received any written notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding an actual or possible violation of the Anti-Corruption Laws.

Section 4.23 Insurance. Except for directors’ and officers’ liability insurance, SPAC does not maintain any insurance policies.

Section 4.24 Investigation; No Other Representations.

(a) SPAC, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, SPAC has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article III and in the Ancillary Documents to which a Company Party is or will be a party and no other representations or warranties of the Company, any Company Non-Party Affiliate or any other Person, either express or implied, and SPAC, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article III and in the Ancillary Documents to which a Company Party is or will be a party, none of the Company, any Company Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

Section 4.25 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY PARTIES OR ANY OF ITS OR THEIR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE IV AND THE ANCILLARY DOCUMENTS TO WHICH SPAC IS A PARTY, NEITHER SPAC, NOR ANY SPAC NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND SPAC EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF SPAC THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY PARTIES OR ANY OF ITS OR THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF SPAC BY OR ON BEHALF OF THE MANAGEMENT OF SPAC OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A

REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY, MERGER SUB, OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV OR THE ANCILLARY DOCUMENTS TO WHICH SPAC IS A PARTY, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION, ANY SPAC SEC REPORTS, OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF SPAC ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF SPAC, ANY SPAC NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE V.

COVENANTS

Section 5.01 Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as set forth on Section 5.01(a) of the Company Disclosure Schedules, or as consented to in writing by SPAC (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), use its commercially reasonable efforts to (i) conduct and operate the business of the Group Companies in the Ordinary Course of Business in all material respects, (ii) maintain and preserve intact the business organization, and maintain and preserve intact in all material respects the assets, properties and material business relations of the Group Companies, taken as a whole, (iii) not to terminate any present officers or employees of the Group Companies, except for cause, and (iv) preserve existing relations and goodwill of the Group Companies with customers, suppliers, distributors and creditors of the Group Companies.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and the Company shall cause each Group Company not to, except as expressly contemplated by this Agreement or any Ancillary Document, as set forth on Section 5.01(b) of the Company Disclosure Schedules or as consented to in writing by SPAC (such consent, not to be unreasonably withheld, conditioned or delayed), do any of the following:

(i) declare, set aside, authorize, make or pay a dividend on, or any other distribution or payment (whether in cash, stock, shares, property, any combination thereof or otherwise) in respect of, any Equity Securities of any Group Company or Merger Sub, make any other actual, constructive or deemed distribution in respect of any Equity Securities of any Group Company or Merger Sub or make any payments to any shareholder of any Group Company or Merger Sub in their capacity as such, or repurchase, redeem or otherwise acquire, offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of any Group Company or Merger Sub, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any other Subsidiary that is, directly or indirectly, wholly owned by the Company;

(ii) (A) merge, consolidate, combine or amalgamate any Group Company or Merger Sub with any Person or (B) purchase or otherwise acquire or agree to purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any business, any corporation, partnership, association or other business entity or organization or division thereof or any material assets in excess of consideration of $100,000 in the aggregate;

(iii) amend, waive, authorize, or adopt any amendments, supplements, restatements or modifications to any Group Company’s or Merger Sub’s Governing Documents;

(iv) transfer, issue, sell, pledge, grant or otherwise directly or indirectly dispose of, or subject to a Lien (other than Permitted Liens), (A) any Equity Securities of any Group Company or Merger Sub or (B) any options, restricted shares, restricted stock, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company or Merger Sub to issue, deliver or sell any Equity Securities of any Group Company or Merger Sub, other than the issuance of Company Shares upon the exercise of any Company Equity Award outstanding on the date of this Agreement in accordance with the terms of the applicable Company Equity Plan and the underlying grant, award or similar agreement;

(v) incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness in excess of $250,000 individually or $500,000 in the aggregate, or issue any debt securities or materially modify or agree to any material amendment of the terms of any existing Indebtedness of any of the Group Companies or Merger Sub, other than (x) ordinary course trade payables, (y) Indebtedness between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries, or (z) in connection with borrowings or extensions of credit under the Company’s and Subsidiaries’ existing credit facilities, notes and other existing Indebtedness;

(vi) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (x) intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries or (y) trade credit extended to customers of the Group Companies in the Ordinary Course of Business;

(vii) except (x) as forth in Section 5.01(b)(vii) of the Company Disclosure Schedules, (y) as required under the existing terms of any Employee Benefit Plan of any Group Company that is set forth on Section 3.14(a) of the Company Disclosure Schedules or (z) as required by any applicable Law, (A) amend or modify, adopt, establish, enter into, terminate, or take any action to accelerate any rights under, any Employee Benefit Plan of any Group Company or any other benefit or compensation plan, policy, program, agreement, trust, fund or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) increase or decrease the compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, (C) accelerate, by any action or omission of any Group Company, any payment, right to payment, vesting or benefit, or the funding of any payment, right to payment, vesting or benefit, payable or to become payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company or (D) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company;

(viii) (i) modify, extend, terminate, negotiate, or enter into any CBA or (ii) recognize or certify any labor union, works council, or other labor organization or group of employees of the Group Companies as the bargaining representative for any employees of the Group Companies;

(ix) hire, promote, engage, terminate (without cause), furlough, or temporarily lay off any employee or independent contractor with annual target compensation in excess of $250,000;

(x) forgive any loans or advances to any officers, employees or directors of any of the Group Companies, or materially change its existing borrowing or lending arrangements for or on behalf of any such Person;

(xi) except in the Ordinary Course of Business or as required by applicable Law, make, change or revoke any material election concerning Taxes (including, for the avoidance of doubt, making any U.S. federal income Tax entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) with respect to any of the Group Companies) in a manner inconsistent with past practice of the Group Companies, change or otherwise modify any material method of accounting as such relates to Taxes, amend any income or other material Tax Return, knowingly surrender any right to claim a refund of income or other material Taxes, enter into any Tax closing agreement, settle any material Tax claim or assessment, change its jurisdiction of Tax residence, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment;

(xii) enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the Group Companies in excess of $100,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company or Merger Sub (or SPAC or any of its Affiliates after the Closing);

(xiii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization, reorganization or similar transaction involving any Group Company or Merger Sub or otherwise merge or consolidate with or into any other Person;

(xiv) change any Group Company’s methods, principles or practices of accounting in any material respect, other than changes that are made in accordance with GAAP;

(xv) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(xvi) except for entries, modifications, amendments, waivers, terminations or non-renewals in the Ordinary Course of Business, enter into, materially modify, materially amend, accelerate, waive any material right under, terminate (excluding any expiration in accordance with its terms) or fail to renew, any Material Contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms) or any Real Property Lease;

(xvii) fail to maintain the Leased Real Property in substantially the same condition as of the date of this Agreement, other than ordinary wear and tear, casualty and condemnation;

(xviii) sell, lease, license, encumber, transfer, sell and leaseback, pledge, mortgage, subject to any Lien (other than Permitted Liens) or otherwise dispose of any properties or assets of any of the Group Companies except for the sale, lease, license, or disposition of Company Products in the Ordinary Course of Business;

(xix) close any facility or discontinue any material line of business or material business operations;

(xx) (y) suffer any Lien (other than Permitted Liens) on or transfer, assign, let lapse, abandon or dispose of any material Company Owned Intellectual Property or (z) license any Company Owned Intellectual Property, except for non-exclusive licenses granted in the Ordinary Course of Business; or

(xxi) commit to, agree (in writing or otherwise) or enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.01.

Notwithstanding anything in this Section 5.01 or this Agreement to the contrary, (a) nothing set forth in this Agreement shall give SPAC, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing, any action taken, or omitted to be taken, by any Group Company to the extent such act or omission is reasonably determined by the Company, based on the advice of outside legal counsel, to be necessary to comply with any Law, Order directive, pronouncement or guideline issued by a Governmental Entity providing for business closures, “sheltering-in-place” or other restrictions that relates to, or arises out of, COVID-19 shall in no event be deemed to constitute a breach of this Section 5.01 and (c) any action taken, or omitted to be taken, by any Group Company to the extent that the board of directors of the Company reasonably determines that such act or omission is necessary in response to COVID-19 to maintain and preserve in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole, shall not be deemed to constitute a breach of this Section 5.01; provided, however, (i) in the case of each of clause (b) and (c), the Company shall give SPAC prior written notice of any such act or omission to the extent reasonably practicable, which notice shall describe in reasonable detail the act or omission and the reason(s) that such act or omission is being taken, or omitted to be taken, pursuant to clause (b) or (c) and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this clause (i), the Company shall instead give such written notice to SPAC promptly after such act or omission and (ii) in no event shall clause (b) or (c) be applicable to any act or omission of the type described in Section 5.01(b)(i), Section 5.01(b)(ii), Section 5.01(b)(iii), Section 5.01(b)(iv), Section 5.01(b)(vii), Section 5.01(b)(viii), or Section 5.01(b)(xii) (to the extent related to any of the foregoing).

Section 5.02 Efforts to Consummate; Litigation.

(a) Subject to the terms and conditions herein provided, each of the Parties shall: (i) at the reasonable request of the other Party, execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for the consummation of the Transactions and (ii) use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as reasonably practicable the Transactions. Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Permits, Consents, waivers, approvals, authorizations, qualifications and Orders of any Governmental Entity or other Persons necessary, proper or advisable to consummate the Transactions. Each Party shall respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to any Law. SPAC shall promptly inform the Company of any communication between SPAC, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform SPAC of any communication between any Company Party or any Group Company, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the Transactions. Without limiting the foregoing, each Party and its respective Affiliates shall not enter into any agreement with any Governmental Entity to delay or not to consummate the Transactions, except, unless prohibited by applicable Law, with the prior written consent of SPAC and the Company. Nothing in this Section 5.02 obligates any Party or any of its Affiliates to agree to (A) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of such Party or any of its Affiliates or any entity, facility or asset of such Party or any of its Affiliates, (B) terminate, amend or assign existing relationships and contractual rights or obligations, (C) amend, assign or terminate existing licenses or other agreements, or (D) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with SPAC’s and the Company’s prior written consent.

(b) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, SPAC, on the one hand, and the Company Parties, on the other hand, shall give counsel for the Company Parties (in the case of SPAC) or SPAC (in the case of any Company Party), subject to applicable Law, a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the Transactions. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any Company Party, SPAC, or, in the case of SPAC, any Company Party in advance and, to the extent not prohibited by such Governmental Entity or any applicable Law, gives, in the case of any Company Party, SPAC, or, in the case of SPAC, the Company, the opportunity to attend and participate in such meeting or discussion.

(c) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, SPAC, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of SPAC, SPAC or any of its Representatives (in their capacity as a Representative of SPAC) or, in the case of the Company and Merger Sub, any Group Company or Merger Sub or any of their respective Representatives (in their capacity as a Representative of any Group Company or Merger Sub). SPAC and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. In no event shall the Company, any other Group Company, Merger Sub or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of SPAC (not to be unreasonably withheld, conditioned or delayed, provided that it shall be deemed to be reasonable for SPAC to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of SPAC and its Representative(s) that are the subject of such Transaction Litigation, (B) provides for (x) the payment of cash any portion of which is payable by SPAC or its Representative(s) thereof or would otherwise constitute a SPAC Liability or (y) any non-monetary, injunctive, equitable or similar relief against SPAC or (C) contains an admission of wrongdoing or Liability by SPAC or any of its Representatives). Without limiting the generality of the foregoing, in no event shall SPAC or any of its Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed).

Section 5.03 Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.03(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein or therein shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, each Party shall provide, or cause to be provided, to the other Party and its Representatives during normal business hours reasonable access to the directors, officers, properties, books and records, financial statements, internal and external audit reports, Contracts, Permits and other reasonably requested documents of such Party, including financial information used in the preparation of the Financial Statements (in a manner so as to not interfere with the normal business operations of such Party). Notwithstanding the foregoing, neither Party shall be required to provide to the other Party or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, including any privacy Law, (B) result in the disclosure of any trade secrets of third-parties in breach of any Contract with such third-party, (C) violate any legally binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy, or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause its applicable Affiliates to, use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine or Law and (y) provide such information in a manner without violating such privilege, doctrine, or Law), or (ii) if any Group Company or Merger Sub, on the one hand, and SPAC, any SPAC Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto); provided that the applicable Party shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

(c) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall provide SPAC within forty-five (45) days following the end of the quarter period thereof (commencing with the first quarterly period ending after December 31, 2022), (i) an unaudited consolidated balance sheet as of the end of such quarter and the related statements of earnings, shareholders’ equity and cash flows for the quarter then ended and (ii) an audited consolidated balance sheet as of the end of such year and the related statements of earnings, shareholders’ equity and cash flows, all of such financial statements referred to in clauses (i) and (ii) to be prepared by the Company in accordance with GAAP (except as may be indicated in the notes thereto and subject, in the case of the unaudited statements, to normal, recurring adjustments). All of the foregoing shall be in accordance with the books and records of the Company and its Subsidiaries and shall fairly present in all material respects their financial condition as of the last day of the period then ended.

Section 5.04 Public Announcements.

(a) Subject to Section 5.04(b), Section 5.07 and Section 5.08, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the Transactions without the prior written consent of, prior to the Closing, the Company and SPAC or, after the Closing, the Company and Sponsor; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall use commercially reasonable efforts to consult with the Company, if the disclosing party is SPAC, or SPAC, if the disclosing party is any Company Party or any Group Company, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, or (B) after the Closing, the disclosing Party and its Representatives shall use commercially reasonable efforts to consult with the Company and Sponsor and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.04 and (iii) subject to the terms of Section 5.02, to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the Transactions.

(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and SPAC prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement. Promptly after the execution of this Agreement, SPAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and SPAC shall consider such comments in good faith. The Company, on the one hand, and SPAC, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing, the Company shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which Sponsor shall have the opportunity to review and comment upon prior to filing and the Company shall consider such comments in good faith. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.05 Tax Matters.

(a) Transfer Taxes. Notwithstanding anything herein to the contrary (except as otherwise provided in Section 2.06(f) or Section 2.06(g) related to exchange procedures), all transfer, stamp, documentary, sales, use, registration, excise, recording, value-added and other such similar Taxes and fees (including any penalties and interests, but excluding for the avoidance of doubt, any Taxes or fees based in whole or part upon income, profits or gains) that become payable in connection with or by reason of the execution of this Agreement, the Merger and the other transactions contemplated hereby (“Transfer Taxes”) shall be borne and paid by the Company. For the avoidance of doubt, Transfer Taxes shall not include any excise Tax which was enacted by the Inflation Reduction Act of 2022 (Public Law 117-169; 8/16/2022) as Section 4501 of the Code and any guidance issued thereunder (the “Stock Buyback Tax”). The Company shall, at its own expense, file (or cause to be filed) all necessary Tax Returns with respect to all such Transfer Taxes and shall timely pay (or cause to be timely paid) to the applicable Governmental Entity such Transfer Taxes. The SPAC shall, at its own expense, file (or cause to be filed) all necessary Tax Returns with respect to all Stock Buyback Taxes that become payable in connection with or by reason of the SPAC Stockholder Redemption and shall timely pay (or cause to be timely paid) to the applicable Governmental Entity such Stock Buyback Taxes. The Parties agree to reasonably cooperate to (i) sign and deliver such resale and other certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) any such Transfer Taxes and (ii) prepare and file (or cause to be prepared and filed) all Tax Returns in respect of any such Transfer Taxes.

(b) Tax Treatment. The Parties hereto intend that the Merger qualifies for the Intended Tax Treatment. To the extent applicable, the Parties will prepare and file all U.S. income Tax Returns and report for all U.S. federal income tax purposes in a manner consistent with, and not otherwise take any U.S. federal income tax position inconsistent with, the Intended Tax Treatment unless otherwise required by a “determination” within the meaning of Section 1313 of the Code or a change in applicable Law (including the Code, Treasury Regulations or other IRS published guidance); provided, that (subject to the immediately succeeding proviso) the Parties shall use commercially reasonable efforts exercised in good faith to defend and affirm the Intended Tax Treatment in respect of any challenge by an applicable Governmental Entity; provided further, that nothing in this Section 5.05(b) shall (i) require or be interpreted to obligate any Party or any of their respective Affiliates or Representatives to litigate or defend against any such challenge in a court of competent jurisdiction or (ii) prevent any Party or any of their respective Affiliates or Representatives from, after taking such commercially reasonable efforts as are determined by such Party in good faith to defend and affirm the Intended Tax Treatment, settling such challenge. Each Party agrees to use commercially reasonable efforts to: (x) not knowingly take or cause to be taken any action, or knowingly fail to take or cause to be taken any action (in each case, other than such actions contemplated by this Agreement or the Ancillary Documents) which action or failure to act would reasonably be expected to cause the Merger to not qualify for the Intended Tax Treatment; and (y) promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Entity. Each of the Parties hereto further acknowledges and hereby agrees that it is not a condition to the Closing that the Merger qualifies as a “reorganization” within the meaning of Section 368(a).

(c) At or prior to the Closing, SPAC shall have delivered to the Company a certificate and notice pursuant to Treasury Regulation Sections 1.1445-2(c)(3) and 1.897-2(h)(2) certifying that SPAC has not been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) during the five (5)-year period ending on the Closing Date and a letter notifying the U.S. Internal Revenue Service of the same, each dated no more than thirty (30) days prior to the Closing Date, in a form reasonably acceptable to the Company, and signed by a responsible corporate officer of SPAC.

Section 5.06 Exclusive Dealing.

(a) The Company shall immediately cease and cause to be terminated all existing discussions and negotiations with any parties with respect to any proposal that constitutes or may be reasonably expected to constitute or lead to a Company Acquisition Proposal. The Company shall terminate any data room access of any such parties and shall request the prompt return or destruction of all confidential information previously furnished in connection therewith. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company Parties shall not, and shall cause the other Group Companies not to, and shall not authorize or permit their respective Representatives to and will direct such Representatives not to, and shall use their reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, engage, or participate in, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) approve, recommend or enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of any Group Company or Merger Sub (or any Affiliate or successor of any Group Company or Merger Sub); (v) waive or otherwise forbear in the enforcement of any rights or other benefits under confidential information agreements relating to a Company Acquisition Proposal, including without limitation any “standstill” or similar provisions thereunder, or (vi) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify SPAC promptly (and in any event within three (3) Business Days) upon receipt of any Company Acquisition Proposal by any Group Company or Merger Sub, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep SPAC reasonably informed on a current basis of any modifications to such offer or information.

(b) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall not, and shall not authorize or permit its Representatives to and will direct such Representatives not to, and shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, engage, participate in, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a SPAC Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a SPAC Acquisition Proposal; (iii) approve, recommend or enter into any Contract or other arrangement or understanding regarding a SPAC Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of SPAC (or any Subsidiary or successor of SPAC); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. SPAC agrees to (A) notify the Company promptly (and in any event within three (3) Business Day) upon receipt of any SPAC Acquisition Proposal by SPAC, and to describe the material terms and conditions of any such SPAC Acquisition Proposal in reasonable detail (including the identity of any Person making such SPAC Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information. The transfer of the SPAC Evaluation Material pursuant to Section 5.16 shall not violate the terms of this Section 5.06(b).

Section 5.07 Preparation of Registration Statement / Proxy Statement. As promptly as reasonably practicable following the date of this Agreement (and in any event not later than 10 days after the date that the Closing Company Audited Financial Statements are delivered in accordance with Section 5.14), SPAC and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either SPAC or the Company, as applicable): (a) a proxy statement (the “Proxy Statement”) to be filed with the SEC by SPAC relating to the Transaction Proposals to be submitted to the holders of SPAC Public Shares at the SPAC Stockholders Meeting, all in accordance with and as required by SPAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq and (b) a registration statement on Form F-4 to be filed with the SEC by Company pursuant to which Company Shares and Company Warrants issuable in the Merger will be registered with the SEC and that will include the Proxy Statement (such document, the “Registration Statement / Proxy Statement”), all in accordance with and as required by SPAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq. Each of SPAC and the Company shall use its commercially reasonable efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including causing their respective counsel and advisors to provide required legal opinions and comfort letters as described below and including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the other party of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. SPAC, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.07 or for including in any other statement, filing, notice or application made by or on behalf of the Company or SPAC to the SEC or Nasdaq in connection with the Transactions. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of any Company Party, SPAC, or, in the case of SPAC, the Company, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of SPAC, the Company, or, in the case of the Company, SPAC (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) the Company shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the SPAC Stockholders and the Company Shareholders. The Company shall as promptly as reasonably practicable advise SPAC of the time of effectiveness of the Registration

Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of Company Shares or Company Warrants for offering or sale in any jurisdiction, and the Company and SPAC shall each use its commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use commercially reasonable efforts to ensure that none of the information related to him, her or it or any of his, her or its Non-Party Affiliates or its or their respective Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company and/or its designees shall pay all fees in connection with the registration of Company Shares and Company Warrants and the filing of the Registration Statement / Proxy Statement. In the event there is any Tax opinion, comfort letter or other opinion required to be provided in connection with Registration Statement / Proxy Statement, notwithstanding anything to the contrary, neither this provision nor any other provision in this Agreement shall require counsel to the Company Parties or SPAC or their respective tax advisors to provide an opinion that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code or otherwise qualifies for the Intended Tax Treatment.

Section 5.08 SPAC Stockholder Approval. SPAC shall use its commercially reasonable efforts to, as promptly as practicable, (i) establish the record date for, duly call, give notice of, convene and hold the SPAC Stockholders Meeting in accordance with the Governing Documents of SPAC and the DGCL, (ii) after the Registration Statement / Prospectus is declared effective under the Securities Act, cause the proxy statement contained therein to be disseminated to the SPAC Stockholders and (iii) after the Registration Statement / Proxy Statement is declared effective under the Securities Act, solicit proxies from the SPAC Stockholders to vote in accordance with the SPAC Board Recommendation, and, if applicable, any approvals related thereto, and providing the SPAC Stockholders with the Offer. SPAC shall, through unanimous approval of its board of directors, recommend to its shareholders (the “SPAC Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger and the issuance of the Per Share Consideration hereunder) (the “Business Combination Proposal”); (ii) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (iii) the adoption and approval of each other proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions; (iv) the adoption and approval of the Company Incentive Equity Plan, and (v) the adoption and approval of a proposal for the adjournment of the SPAC Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (v) together, the “Transaction Proposals”); provided, that SPAC may adjourn the SPAC Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the SPAC Stockholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that SPAC has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the SPAC Stockholders prior to the

SPAC Stockholders Meeting or (D) if the holders of SPAC Public Shares have elected to redeem a number of SPAC Public Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.03(d) not being satisfied; provided that, without the consent of the Company, in no event shall SPAC adjourn the SPAC Stockholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond four (4) Business Days prior to the Termination Date. The SPAC Board Recommendation shall be included in the Registration Statement / Proxy Statement. Except as otherwise required by applicable Law, SPAC covenants that none of the SPAC Board or SPAC nor any committee of the SPAC Board shall change, withdraw, withhold or modify, or propose publicly or by formal action of the SPAC Board, any committee of the SPAC Board or SPAC to change, withdraw, withhold or modify the SPAC Board Recommendation or any other recommendation by the SPAC Board or SPAC of the proposals set forth in the Registration Statement / Proxy Statement (a “SPAC Change in Recommendation”).

Section 5.09 Conduct of Business of SPAC. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.09 of the SPAC Disclosure Schedules, or as consented in writing by the Company (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned, or delayed), use its commercially reasonable efforts to comply with and continue performing under SPAC’s Governing Documents, the Trust Agreement and all other material Contracts to which SPAC may be a party. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall not, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.09 of the SPAC Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(a) Amend, waive, authorize any or adopt any amendments, supplements, restatements or modifications to the Trust Agreement, Warrant Agreement or the Governing Documents of SPAC;

(b) declare, set aside, authorize, make or pay a dividend on, or any other distribution or payment (whether in cash, stock, property, any combination thereof or otherwise) in respect of, any Equity Securities of SPAC, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of SPAC (other than pursuant to the Governing Documents of SPAC);

(c) transfer, issue, sell, pledge, grant or otherwise directly or indirectly dispose of, or subject to a Lien (other than Permitted Liens) (A) any Equity Securities of SPAC or (B) any options, restricted stock, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating SPAC to issue, deliver or sell any Equity Securities of SPAC;

(d) (i) merge, consolidate, combine or amalgamate SPAC with any Person or (ii) purchase or otherwise acquire or agree to purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any business, any corporation, partnership, association or other business entity or organization or division thereof, or any material assets in excess of consideration of $100,000 in the aggregate;

(e) split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

(f) incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently, or otherwise) any Indebtedness, other than the Sponsor Loans;

(g) make any loans or advances to, or capital contributions to, or guarantees for the benefit of, or any investment in, any other Person, other than to, of, or in, SPAC;

(h) issue any Equity Securities of SPAC or grant any additional options, warrants or stock appreciation rights with respect to Equity Securities of the foregoing of SPAC;

(i) enter into, renew, modify or revise any SPAC Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a SPAC Related Party Transaction);

(j) engage in any activities or business, other than activities or business (i) in connection with or incident or related to SPAC’s incorporation or continuing corporate (or similar) existence, (ii) contemplated by, or incident or related to, this Agreement, any Ancillary Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the Transactions or (iii) those that are administrative or ministerial;

(k) except in the ordinary course of business or as required by applicable Law, make, change or revoke any material election concerning Taxes (including, for the avoidance of doubt, making any U.S. federal income Tax entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) with respect to SPAC not otherwise contemplated by this Agreement) in a manner inconsistent with past practices, change or otherwise modify any material method of accounting as such relates to Taxes, amend any income or other material Tax Return, knowingly surrender any right to claim a refund of income or other material Taxes, enter into any Tax closing agreement, settle any material Tax claim or assessment, change its jurisdiction of Tax residence, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment;

(l) enter into any settlement, conciliation or similar Contract that would require any payment from the Trust Account or that would impose non-monetary obligations on SPAC or any of its Affiliates (or the Company or any of its Subsidiaries after the Closing);

(m) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization, reorganization or similar transaction involving SPAC;

(n) change SPAC’s methods, principles or practices of accounting in any material respect, other than changes that are made in accordance with GAAP;

(o) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(p) except for entries, modifications, amendments, waivers, terminations or non-renewals in the Ordinary Course of Business, enter into, materially modify, materially amend, waive any material right under, terminate (excluding any expiration in accordance with its terms) or fail to renew, any material contract of the type described in Section 4.17 (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such material contract pursuant to its terms);

(q) enter into, establish or adopt any SPAC Benefit Plan or any benefit or compensation plan, policy, program or arrangement that would be a SPAC Benefit Plan if in effect as of the date of this Agreement;

(r) accrue SPAC Expenses which are not otherwise set forth on Section 4.09(b) of the SPAC Disclosure Schedules in excess of $50,000; or

(s) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.09.

Notwithstanding anything in this Section 5.09 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of SPAC and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, SPAC from using the funds held by SPAC outside the Trust Account to pay any SPAC Expenses or SPAC Liabilities or from otherwise distributing or paying over any funds held by SPAC outside the Trust Account to Sponsor or any of its Affiliates, in each case, prior to the Closing.

Section 5.10 Nasdaq Listing. The Company shall use commercially reasonable efforts to cause: (a) the Company’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved: (b) the Company to satisfy all applicable initial listing requirements of Nasdaq; and (c) the Company Shares and Company Warrants issuable in accordance with this Agreement, including pursuant to the Merger, to be approved for listing on Nasdaq (and SPAC shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time. The Company shall pay all fees of Nasdaq in connection with the application to list and the listing of Company Securities on Nasdaq.

Section 5.11 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI and provision of notice thereof to the Trustee, (a) at the Closing, SPAC shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the public shareholders of SPAC pursuant to the SPAC Stockholder Redemption, (B) pay any Unpaid SPAC Expenses (other than the Stock Buyback Tax), and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to the Surviving Company in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.12 Transaction Support Agreements; Sponsor Letter Agreement; Company Shareholder Approval.

(a) SPAC may not amend, modify or waive any provisions of the Sponsor Letter Agreement without the prior written consent of the Company.

(b) The Company may not amend, modify or waive any provisions of a Transaction Support Agreement without the prior written consent of SPAC.

(c) The Company shall use its commercially reasonable efforts to, as promptly as practicable, and in any event on or before the date that is fifteen (15) Business Days after the date that the SEC declares the Registration Statement effective, deliver to SPAC the Company Shareholder Approval.

Section 5.13 Indemnification; Directors’ and Officers’ Insurance.

(a) All rights to indemnification or exculpation now existing in favor of the directors and officers of SPAC, as provided in the SPAC Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time shall survive the Transactions and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and the Company will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6) year period. To the maximum extent permitted by applicable Law, during such six (6) year period, the Company shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the SPAC Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the SPAC Governing Documents shall not, during such six (6) year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of SPAC (the “D&O Persons”) entitled to be so indemnified, their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such D&O Person was a director or officer of SPAC immediately prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) The Company shall not have any obligation under this Section 5.13 to any D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) For a period of six (6) years after the Effective Time, the Company shall cause the Surviving Company to maintain, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are currently covered by any comparable insurance policies of SPAC as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time (i.e., “tail coverage”). Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under SPAC’s directors’ and officers’ liability insurance policies as of the date of this Agreement, which for the avoidance of doubt is the Side A coverage in an amount not less than $5 million.

(d) If the Surviving Company or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of the Surviving Company shall assume all of the obligations set forth in this Section 5.13.

(e) The D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.13 are intended to be third-party beneficiaries of this Section 5.13. This Section 5.13 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of the Surviving Company.

Section 5.14 GAAP Financials.

(a) As promptly as reasonably practicable, the Company shall deliver to SPAC (i) the audited consolidated balance sheets of the Group Companies as of March 31, 2022 and March 31, 2021 and the related audited statements of operations, changes in shareholders’ equity and cash flows of the Group Companies for each of the periods then ended, audited in accordance with the standards of the PCAOB and containing an unqualified report of the Company’s auditors (the “Closing Company Audited Financial Statements”) and (ii) the unaudited consolidated balance sheet and the related statements of operations, changes in shareholders’ equity and cash flows of the Group Companies as of and for any six month period that is required to be included in the Registration Statement/Proxy Statement and any other filings to be made by the Company and/or SPAC with the SEC in connection with the Transactions. All such financial statements, together with any unaudited consolidated balance sheet and the related statements of operations, changes in shareholders’ equity and cash flows of the Group Companies as of and for any six month period that is required to be included in the Registration Statement/Proxy Statement and any other filings to be made by the Company and/or SPAC with the SEC in connection with the Transactions, (A) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) will fairly present, in all material respects, the financial position, results of operations and cash flows of the Group Companies as of the date thereof and for the period indicated therein, except as otherwise specifically noted therein, and (C) will, in the case of the Closing Company Audited Financial Statements, have been audited in accordance with the standards of the PCAOB.

(b) The Company shall use its commercially reasonable efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of any member of such Group Company, SPAC in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by the Company with the SEC in connection with the Transactions and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.15 Company Incentive Equity Plan. Prior to the effectiveness of the Registration Statement / Proxy Statement, the Company shall approve and adopt an equity incentive plan (the “Company Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of one (1) day prior to the Closing Date, initially reserving a number of Company Shares for grant thereunder (exclusive of the number of Company Shares subject to outstanding Company Equity Awards as of such date of approval) equal to 10% of the total number of Company Shares that would be issued and outstanding on a fully diluted basis following the Effective Time. The Company Incentive Equity Plan will provide for customary annual increases to such share reserve for a period of up to 10 years. The Company shall file with the SEC a registration statement on Form S-8 (or any successor form or comparable form in another relevant jurisdiction) relating to Company Shares issuable pursuant to the Company Incentive Equity Plan. Such registration statement shall be filed as soon as reasonably practicable after registration of shares on Form S-8 (or any successor form or comparable form in another relevant jurisdiction) first becomes available to the Company, and the Company shall use commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as any awards issued under the Company Incentive Equity Plan remain outstanding.

Section 5.16 SPAC Transfer of Certain Intellectual Property.

(a) The Company acknowledges that SPAC is in possession of certain confidential and proprietary information of third parties received in connection with the SPAC’s evaluation of alternative business combinations, including but not limited to, information concerning the business, financial condition, operations, assets and Liabilities, trade secrets, know-how, technology, customers, business plans, intellectual property, promotional and marketing efforts, the existence and progress of financings, mergers, sales of assets, take-overs or tender offers of third parties, including SPAC’s and its Representatives’ internal notes and analysis concerning such information (collectively, “SPAC Evaluation Material”), and that the SPAC Evaluation Material is or may be subject to confidentiality or non-disclosure agreements. The Company acknowledges it has no right or expectancy in or to the SPAC Evaluation Material.

(b) The Company shall have no right or expectancy in or to the name “Mobiv Acquisition Corp” or any derivation thereof, the trading symbols “MOBV”, “MOBVU”, “MOBVW”, SPAC’s internet domain name, or the Intellectual Property Rights therein.

Section 5.17 Assignment and Assumption of Warrant Agreement. Immediately prior to the Effective Time, the Company, SPAC, and Continental shall enter into an assignment and assumption agreement in form and substance reasonably satisfactory to SPAC and the Company, pursuant to which SPAC will assign to the Company all of its rights, interests, and obligations in and under the Warrant Agreement, converting the SPAC Warrants into Company Warrants as set forth in Section 2.03(e) and providing that the Company Warrants issued upon exchange of the SPAC Warrants held by the Sponsor are not redeemable and are exercisable for cash or on a cashless basis, at the holder’s option, so long as they are held by the Sponsor or its permitted transferees.

Section 5.18 Employment Agreement.

Prior to the Closing, an employment agreement shall be duly executed by each employee set forth on Section 5.18 of the Company Disclosure Schedule and the Company or applicable Subsidiary in a form reasonably acceptable to the parties thereto (the “Employment Agreement”).

Section 5.19 Financing Matters.

(a) Prior to the Closing, the parties intend to solicit, negotiate and enter into a Transaction Financing and related Financing Agreements.

(b) Prior to the Closing, each Party shall use its commercially reasonable efforts to provide to the other Parties, and shall cause each of its Subsidiaries to use commercially reasonable efforts to provide, and shall use its commercially reasonable efforts to cause its Representatives to provide, in each case, at such requesting Party’s sole expense (with respect to out-of-pocket expenses), all cooperation reasonably requested by such Party that is customary in connection with completing the Transaction Financing (provided that, in each case, such requested cooperation does not unreasonably interfere with the ongoing operations of any Party).

(c) Neither the Company nor SPAC shall enter into any Financing Agreements without the prior written consent of the other party, not to be unreasonably withheld.

ARTICLE VI.

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED

BY THIS AGREEMENT

Section 6.01 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver in writing by the Party for whose benefit such condition exists of the following conditions:

(a) there shall not have been entered, enacted or promulgated any Law or Order enjoining or prohibiting the consummation of the Transactions, which Law or Order remains in effect;

(b) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration Statement / Proxy Statement shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no Proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(c) the Company Shareholder Approval shall have been obtained;

(d) the Company shall have effectuated the Stock Split and shall have issued the Earnout Shares to be placed in the Earnout Escrow Account for the benefit of the Pre-Closing Company Shareholders;

(e) the SPAC Stockholder Approval shall have been obtained;

(f) after giving effect to the Transactions and the redemptions of any SPAC Public Shares pursuant to the Offer, SPAC shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Offer and upon consummation of the Merger;

(g) the Company’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been approved and the Company shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the Company Shares (including, for the avoidance of doubt, the Company Shares to be issued pursuant to the Merger) shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders;

(h) all Consents of, or declarations or filings with, and all expirations or early terminations of waiting periods from, any Governmental Entity under applicable Laws, that are listed on Section 6.01(h) of the Company Disclosure Schedule shall have been filed, have occurred or been obtained (all such Consents, declarations and filings and the lapse of all such waiting periods being referred to as the “Requisite Regulatory Approvals”) and all such Requisite Regulatory Approvals shall be in full force and effect;

(i) The Parties shall have obtained the Consents from third parties set forth on Section 6.01(i) of the Company Disclosure Schedule; and

(j) each Ancillary Document shall have been executed and delivered by the parties thereto and shall be in full force and effect.

Section 6.02 Other Conditions to the Obligations of SPAC. The obligations of SPAC to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver in writing by SPAC of the following further conditions:

(a) (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.06(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.06(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), and (iii) the representations and warranties of the Company Parties set forth in Article III (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect has occurred that is continuing;

(d) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to SPAC a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.02(a), Section 6.02(b) and Section 6.02(c) are satisfied, in a form and substance reasonably satisfactory to SPAC;

(e) SPAC shall have received a certificate of the secretary or equivalent officer of each of the Company Parties certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors or equivalent body of each of the Company Parties authorizing the execution, delivery, and performance of this Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions adopted in connection with the Transactions;

(f) the Company Board shall consist of the number of directors, and be comprised of the individuals, determined pursuant to Section 2.01(f); and

(g) the Company shall have performed and complied in all material respects with the covenants and agreements set forth on Section 6.02(g) of the SPAC Disclosure Schedules.

Section 6.03 Other Conditions to the Obligations of the Company Parties. The obligations of the Company Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver in writing by the Company (on behalf of itself and Merger Sub) of the following further conditions:

(a) (i) the SPAC Fundamental Representations (other than the representations and warranties set forth in Section 4.06(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 4.06(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date) and (iii) the representations and warranties of SPAC set forth in Article IV (other than the SPAC Fundamental

Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not have and would not reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect;

(b) SPAC shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by SPAC under this Agreement at or prior to the Closing;

(c) the Company shall have received a certificate of the secretary or equivalent officer of SPAC certifying that attached thereto are true and complete copies of all resolutions adopted by the SPAC Board authorizing the execution, delivery, and performance of this Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions of the board of directors of SPAC adopted in connection with the Transactions;

(d) at or prior to the Closing, SPAC shall have delivered, or caused to be delivered, to the Company a certificate duly executed by an authorized officer of SPAC, dated as of the Closing Date, to the effect that the conditions specified in Section 6.03(a) and Section 6.03(b) are satisfied, in a form and substance reasonably satisfactory to the Company; and

(e) at or prior to the Closing, the directors and officers of SPAC shall have resigned or otherwise been removed, effective as of or prior to the Closing.

ARTICLE VII.

TERMINATION

Section 7.01 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of SPAC and the Company;

(b) by SPAC, if any of the representations or warranties set forth in Article III shall not be true and correct or if either Company Party has failed to perform any covenant or agreement on the part of such Company Party set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.02(a) or Section 6.02(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by SPAC, and (ii) the Termination Date; provided, however, that SPAC is not then in breach of this Agreement so as to prevent the conditions to Closing set forth in either Section 6.03(a) or Section 6.03(b) from being satisfied;

(c) by the Company, if any of the representations or warranties set forth in Article IV shall not be true and correct or if SPAC has failed to perform any covenant or agreement on the part of SPAC set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.03(a) or Section 6.03(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to SPAC by the Company and (ii) the Termination Date; provided, however, neither Company Party is then in breach of this Agreement so as to prevent the conditions to Closing set forth in Section 6.02(a) or Section 6.02(b) from being satisfied;

(d) by either SPAC or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to December 31, 2023 (the “Termination Date”); provided, however, that neither SPAC nor the Company shall be entitled to terminate this Agreement under this Section 7.01(d) if such Person’s material breach of or material failure to fulfill any obligation under this Agreement shall have proximately caused the failure of the Closing to occur on or before the Termination Date;

(e) by either SPAC or the Company, if any Governmental Entity having competent jurisdiction shall have issued an Order, promulgated a Law or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable or such Law remains in effect; provided, that the Party seeking to terminate this Agreement pursuant to this Section 7.01(e) shall have used reasonable best efforts to remove such Order or applicable Law or reverse such action;

(f) by either SPAC or the Company if the SPAC Stockholders Meeting has been held (including any adjournment thereof), has concluded, SPAC Stockholders have duly voted and the SPAC Stockholder Approval was not obtained;

(g) by either SPAC or the Company if the Company Shareholder Approval is not obtained in accordance with Section 5.12; or

(h) by the Company if, prior to obtaining the SPAC Stockholder Approval, the SPAC Board (i) shall have made a SPAC Change in Recommendation or (ii) shall have failed to include the SPAC Board Recommendation in the Registration Statement / Proxy Statement distributed to SPAC Stockholders.

Section 7.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.01, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of (a) the confidentiality obligation set forth in Section 5.03(a), this Section 7.02, Article I and Article VIII, each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.01 shall not affect (i) any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or for Fraud or (ii) any Person’s Liability under the Confidentiality Agreement, the Sponsor Letter Agreement or any Transaction Support Agreement to which he, she or it is a party to the extent arising from a claim against such Person by another Person party to such agreement on the terms and subject to the conditions thereunder.

ARTICLE VIII.

MISCELLANEOUS

Section 8.01 Non-Survival. Each of the representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time), of the Parties set forth in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, shall terminate at the Effective Time, such that no claim for breach of any such representation, warranty, agreement or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the Effective Time against any Party, any Company Non-Party Affiliate or any SPAC Non-Party Affiliate (and there shall be no Liability after the Closing in respect thereof), except that each covenant and agreement contained herein or in any Ancillary Document that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms, and then only with respect to any breaches occurring on or after the Closing, and this Section 8.01 shall survive the Effective Time.

Section 8.02 Entire Agreement; Parties in Interest; Assignment. This Agreement, the Schedules, the Ancillary Documents, and the Confidentiality Agreement, constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of their respective Subsidiaries with respect to the subject matter hereof and thereof. No Party shall assign, delegate or otherwise transfer this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure only to the benefit of the Parties hereto and their respective permitted successors and assigns and nothing in this Agreement is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement other than as expressly set forth in Section 5.13 and Section 8.12 hereof. Any attempted assignment in violation of the terms of this Section 8.02 shall be null and void, ab initio.

Section 8.03 Amendment. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties in the same manner as this Agreement and which makes reference to this Agreement. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.03 shall be null and void, ab initio.

Section 8.04 Notices. All notices, requests, claims, demands and other communications among the Parties under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) one Business Day following the day sent by overnight courier (with written confirmation of receipt) or (iii) when e-mailed (provided that no notice is received by the electronic mail sender indicating that such electronic mail was undeliverable or otherwise not delivered), addressed as follows:

(a)	If to SPAC, to:

Mobiv Acquisition Corp

850 Library Avenue, Suite 204

Newark, DE 19711

Attention: Peter Bilitsch

Email: peter.bilitsch@mobiv.ac

with copies (which shall not constitute notice) to:

Winston & Strawn LLP

800 Capitol St., Suite 2400

Houston, TX 77002

Attention: Michael J. Blankenship; Louis B. Savage

Email: MBlankenship@winston.com; LSavage@winston.com

(b)	If to the Company, to:

SRIVARU Holding Limited

2nd Floor, Regatta Office Park

West Bay Road, PO Box 10655

Grand Cayman KY1-1006

Attention: Mohanraj Ramasamy

Email: ir@srivarumotors.com

with copies (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, NY 10019

Attention: Rajiv Khanna

Email: rajiv.khanna@nortonrosefulbright.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.05 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 8.06 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Company Expenses and SPAC shall pay, or cause to be paid, all SPAC Expenses; provided further that, if the Closing occurs, then the Company or the Surviving Company shall pay, or cause to be paid when due, all Unpaid Company Expenses and all Unpaid SPAC Expenses (for the avoidance of doubt, it being the intention of the Parties that all Unpaid SPAC Expenses except the Stock Buyback Tax be paid out of the proceeds of the Trust Account).

Section 8.07 Construction; Interpretation. The term “this Agreement” means this Agreement and Plan of Merger together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor their respective counsels, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to SPAC, any documents or other materials posted to the electronic data room hosted by Citrix ShareFile and managed by the Company under the project name “Pegasus” as of 5:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.08 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the SPAC Disclosure Schedules corresponding to any Section or subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the SPAC Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the SPAC Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article III or Article IV may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature. The Parties acknowledge that each of the representations and warranties as set out under any Section or subsection of Article III is separate and independent and shall be construed independently of the other Sections or sub-sections thereof and shall not be limited or restricted by reference to or inference from any other Section or subsection thereof or any other term of this Agreement.

Section 8.09 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.10 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by electronic means, including docusign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.11 Knowledge of Company; Knowledge of SPAC. For all purposes of this Agreement, the phrase “to the knowledge of the Company”, “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.11(a) of the Company Disclosure Schedules, assuming reasonable due inquiry. For all purposes of this Agreement, the phrase “to SPAC’s knowledge” and “to the knowledge of SPAC” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.11(b) of the SPAC Disclosure Schedules, assuming reasonable due inquiry. For the avoidance of doubt, none of the individuals set forth on Section 8.11(a) of the Company Disclosure Schedules or Section 8.11(b) of the SPAC Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.12 No Recourse. Except for claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any SPAC Non-Party Affiliate (each, a “Non-Party Affiliate”), and then solely with respect to claims against the Non-Party Affiliates that are party to the applicable Ancillary Document, each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company, and the SPAC Non-Party Affiliates, in the case of SPAC, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement or based on, in respect of or by reason of this Agreement, the negotiation, execution or performance hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, SPAC or any Non-Party Affiliate concerning any Group Company, SPAC, this Agreement or the transactions contemplated hereby. Each Party hereby waives and releases all claims, causes of action, obligations or Liabilities arising out of or relating to this Agreement or based on, in respect of or by reason of this Agreement or the negotiation, execution or performance hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, SPAC or any Non-Party Affiliate concerning any Group Company, SPAC, this Agreement or the transactions contemplated hereby against any Non-Party Affiliate. This Section 8.12 shall survive the consummation of the Merger, is intended to benefit and may be enforced by the Non-Party Affiliates and shall be binding on all successors and assigns of the Company and the Surviving Company.

Section 8.13 Extension; Waiver. The Company may (a) extend the time for the performance of any of the obligations or other acts of SPAC set forth herein, (b) waive any inaccuracies in the representations and warranties of SPAC set forth herein or (c) waive compliance by SPAC with any of the agreements or conditions set forth herein. SPAC prior to the Closing and the Sponsor after the Closing may (i) extend the time for the performance of any of the obligations or other acts of the Company, set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 8.14 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.14.

Section 8.15 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court sitting in the State of Delaware), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.15 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum,

(y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.04 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 8.16 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement and the Transactions, including the Merger) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages and without posting a bond, prior to the valid termination of this Agreement in accordance with Section 7.01, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.16 shall not be required to provide any bond or other security in connection with any such injunction.

Section 8.17 Trust Account Waiver(a) . Reference is made to the final prospectus of SPAC, dated as of March 22, 2021 and filed with the SEC (File No. 333-252602) on March 25, 2021 (the “SPAC Prospectus”). Each of the Company Parties acknowledges, agrees and understands that SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment securities acquired by its underwriters and from certain private placements occurring in connection with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public stockholders (including overallotment shares acquired by SPAC’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the SPAC Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their SPAC Public Shares in connection with the consummation of SPAC’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if SPAC fails to consummate a Business Combination within twenty four (24) months after the closing of the IPO, subject to extension by amendment to SPAC’s Governing Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay transaction expenses, up to $100,000 in dissolution expenses and for any income or other taxes, or (d) to SPAC after or concurrently with the consummation of a Business Combination. For and in consideration of SPAC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself, its shareholders, and its Affiliates that, none of the Company, its shareholders nor any of its Affiliates does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any assets in the Trust Account or distributions therefrom, or make any claim or seek recourse against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or the Ancillary Documents or any proposed or actual business relationship between SPAC or any of its Representatives, on the one hand, and the Company or any of its Representatives or Affiliates, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal Liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). Each Company Party on behalf of itself, its shareholders and its Affiliates hereby irrevocably waives any Released Claims that it or any of its Representatives or Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with SPAC or its Affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC to induce it to enter into this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company, its shareholders and each of its Affiliates under applicable Law. This Section 8.17 shall survive the termination of this Agreement for any reason.

* * * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Agreement and Plan of Merger to be duly executed on its behalf as of the day and year first above written.

Mobiv Acquisition Corp

By:	/s/ Peter Bilitsch
Name: Peter Bilitsch
Title: Chief Executive Officer

Pegasus Merger Sub Inc.

By:	/s/ Mohanraj Ramasamy
Name: Mohanraj Ramasamy
Title: Chief Executive Officer

SRIVARU Holding Limited

By:	/s/ Mohanraj Ramasamy
Name: Mohanraj Ramasamy
Title: Director

[Signature page to Agreement and Plan of Merger]

EXHIBIT A

FORM OF

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”), is dated as of March 13, 2023, by and among SRIVARU Holding Limited, a Cayman Islands exempted company (the “Company”), SRIVARU Motors Private Limited (CIN: U34103TZ2018PTC030131), a private limited company organized under the laws of India and a majority-owned Subsidiary of the Company (“SVM India”), the shareholders of SVM India listed on the signature page hereto (each a “Shareholder” and together, the “Shareholders”), and Shareholder’s Permitted Transferees (as defined below) as such Permitted Transferees may become Holders of SVM Shares (as defined below).

WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of March 13, 2023, by and among Mobiv Acquisition Corp, a Delaware corporation, Pegasus Merger Sub Inc., a Delaware corporation and a direct wholly-owned Subsidiary of the Company, and the Company (the “Business Combination Agreement”), the parties hereto desire to provide for the exchange of SVM Shares held by the Shareholders, as set forth on the signature pages to this Agreement, for shares of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.1 Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Business Combination Agreement. As used herein, the following terms shall have the following meanings:

“281 Tax Status Report” means a report in respect of Section 281 of the India IT Act issued by a chartered accountant (certified by Indian Chartered Accountants of India) on the letter head, which shall be in form and substance reasonably satisfactory to the Company and can be relied upon by Company to confirm (i) that there are no Tax proceedings, recovery proceedings or outstanding demands referred to in Section 281 of the India IT Act, as appearing or (ii) the status of Tax proceedings, recovery proceedings or outstanding demands, if any. Such report shall include information, documents, representations and screenshots of the income-tax portal managed and administered by the Income Tax Department of the Government of India (taken within 2 (two) days prior to the Exchange Date).

“Action” means any charge, claim, action, complaint, petition, investigation, audit, inquiry, appeal, suit, litigation, lawsuit, arbitration or other similar proceeding initiated or conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at law or in equity, or otherwise under any applicable Law.

“Appraiser FMV” means the fair market value of a share of Company Shares as determined by an independent appraiser mutually agreed upon by the Company and the relevant Exchanging Member, with such agreement on selection of such independent appraiser not to be unreasonably withheld, delayed or denied by any party, whose determination shall be final and binding for those purposes for which Appraiser FMV is used in this Agreement. Appraiser FMV shall be the fair market value determined without regard to any discounts for minority interest, illiquidity or other discounts. The cost of any independent appraisal in connection with the determination of Appraiser FMV in accordance with this Agreement shall be borne by the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, India and Cayman Islands are authorized or required by Law to close.

“Call Exchange” has the meaning set forth in SECTION 2.1(a) of this Agreement.

“Call Notice” has the meaning set forth in SECTION 2.1(b).

“Cash Exchange Class A 5-Day VWAP” means the arithmetic average of the VWAP for each of the five consecutive Trading Days ending on the Exchange Date.

“Cash Exchange Payment” means with respect to a particular Call Exchange for which the Company has elected to make a Cash Exchange Payment in accordance with SECTION 2.1 or a particular Put Exchange for which the Shareholder has elected to receive a Cash Exchange Payment in accordance with SECTION 2.2:

(a) if the Company Shares trade on a National Securities Exchange or automated or electronic quotation system, an amount of cash equal to the product of: (i) the number of Company Shares that would have been received by the Exchanging Member in the Exchange for that portion of the Exchanged Shares subject to the Exchange set forth in the Exchange Notice if the Company had paid the Stock Exchange Payment with respect to such number of Exchanged Shares, multiplied by (ii) the Cash Exchange Class A 5-Day VWAP; or

(b) if Company Shares are not then traded on a National Securities Exchange or automated or electronic quotation system, as applicable, an amount of cash equal to the product of (i) the number of Company Shares that would have been received by the Exchanging Member in the Exchange for that portion of the Exchanged Shares subject to the Exchange set forth in the Exchange Notice if the Company had paid the Stock Exchange Payment with respect to such number of Exchanged Shares, multiplied by (ii) the Appraiser FMV of one share of Company Shares that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

“Change of Control” means the occurrence of any of the following events: (a) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities; (b) there is consummated a merger or consolidation of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation; or (c) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by the Company of substantially all of the assets of the Company and its Subsidiaries (including SVM India), taken as a whole.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Offer” has the meaning set forth in SECTION 2.7 of this Agreement.

“Company Shares” means the shares, par value $0.01 per share, in the capital of the Company.

“Dispute” has the meaning set forth in SECTION 3.9(a) of this Agreement.

“EBITDA” means earnings before interest, Taxes, depreciation and amortization.

“Exchange” has the meaning set forth in SECTION 2.2(a) of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934 of the United States of America, as amended.

“Exchange Blackout Period” means (a) any “black out” or similar period under the Company’s policies covering trading in the Company’s securities to which the applicable Exchanging Member is subject (or will be subject at such time as it owns Company Shares), which period restricts the ability of such Exchanging Member to immediately resell Company Shares to be delivered to such Exchanging Member in connection with a Stock Exchange Payment and (b) the period of time commencing on (x) the date of the declaration of a dividend by the Company and ending on the first day following (y) the record date determined by the board of directors of the Company with respect to such dividend declared pursuant to clause (x), which period of time shall be no longer than 10 Business Days; provided that in no event shall an Exchange Blackout Period which respect to clause (b) of the definition hereof occur more than four times per calendar year.

“Exchange Conditions” means the satisfaction of the conditions as set forth on Exhibit D.

“Exchange Date” means the date that is two (2) Business Days after the date the Exchange Notice is given pursuant to SECTION 2.2(b) or the Call Notice is given pursuant to SECTION 2.1(b).

“Exchange Notice” has the meaning set forth in SECTION 2.2(b) of this Agreement.

“Exchange Notice Period” means, for each fiscal quarter, the period commencing on the first Business Day after the day on which the Company releases its earnings for the prior fiscal period, beginning with the first such date that falls on or after the waiver or expiration of any contractual lock-up period relating to the shares of the Company that may be applicable to a Shareholder and ending on the commencement of the next Exchange Blackout Period thereafter.

“Exchange Rate” means, at any time, the number of Company Shares for which an Exchanged Share is entitled to be exchanged at such time. The Exchange Rate (rounded to four decimal places) shall be 6.0881, subject to adjustment pursuant to SECTION 2.5.

“Exchanged Shares” means the SVM Shares subject to the Exchange pursuant to SECTION 2.1(a) or SECTION 2.2(a) of this Agreement.

“Exchanging Member” means, with respect to any Exchange, the Shareholder exchanging SVM Shares pursuant to SECTION 2.1(a) or SECTION 2.2(a) of this Agreement.

“Exercise Conditions” means the satisfaction of the conditions as set forth on Exhibit C.

“FEMA Fair Valuation Report” means a valuation certificate issued as per the pricing guidelines prescribed under the (Indian) Foreign Exchange Management Act, 1999 and the rules and regulations framed thereunder.

“Governmental Authority” means any U.S. federal, state, provincial, municipal, local or non-U.S. government, governmental authority, taxing, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“HSR Act” has the meaning set forth in SECTION 2.4(c) of this Agreement.

“Holder” means and includes the Shareholder and his/her/its successors and assigns.

“India IT Act” means the (Indian) Income Tax Act, 1961.

“India IT Rules” means the (Indian) Income Tax Rules, 1962.

“Initial Dispute Period” has the meaning set forth in SECTION 3.9(b) of this Agreement.

“Law” means any federal, state, local or municipal constitution, treaty, statute, law, act, rule, regulation, code, ordinance, determination, guidance, principle of common law, judgment, decree, injunction, administrative interpretation, sub-regulatory guidance, writ, directive, or Governmental Orders of, or issued by, applicable Governmental Authorities.

“National Securities Exchange” means a securities exchange that has registered with the SEC under Section 6 of the Exchange Act.

“Non-Resident Shareholder” means each such Shareholder that is not a resident for Tax purposes in India in the financial year in which the Exchange of SVM Shares is consummated.

“Person” means any individual, estate, corporation, partnership, limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

“Put Exchange” has the meaning set forth in SECTION 2.2(a) of this Agreement.

“Resident Shareholder” means each Shareholder that is a resident for Tax purposes in India during the financial year in which Exchange or transfer of SVM Shares held by such Shareholder is consummated.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Senior Management Negotiations” has the meaning set forth in SECTION 3.9(b) of this Agreement.

“Shareholder” means each holder of one or more SVM Shares as of the date of this Agreement, any Permitted Transferee thereof that may from time to time become a party to this Agreement in accordance with SECTION 3.1 and any of their respective successors and assigns, in each case, only for so long as such Person holds SVM Shares.

“Stock Exchange Payment” means, with respect to the portion of any Exchange for which a Cash Exchange Payment is not made by the Company, a number of Company Shares equal to the product of the number of Exchanged Shares multiplied by the Exchange Rate, which shall not exceed 951,327 Company Shares in the aggregate (subject to adjustment pursuant to SECTION 2.5).

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership),whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“SVM India” means has the meaning set forth in the preamble of this Agreement.

“SVM Shares” means any equity share in the capital of SVM India, par value of INR 1 per share held by the Shareholder on the date hereof or hereafter acquired by the Shareholder.

“Tax Documentation” means, with respect to (i) Resident Shareholder: (A) the 281 Tax Status Report, (B) certificate by a chartered accountant (certified by Indian Chartered Accountants of India) confirming the tax residential status with the underlying documents (e.g., a copy of the passport exit/entry stamps and copy of the Tax returns filed with the Indian Tax authorities/assessment order/processing carried out by the Indian Tax Authorities), and (C) Permanent Account Number that is valid and subsisting on the Exchange Date; (ii) each Non-Resident Shareholder: (A) the 281 Tax Status Report, (B) the Tax Gain Computation Report along with a draft Form 15CB, (C) a tax residency certificate issued by the relevant Tax Authority, as the case may be, along with electronically filed Form 10F and (F) the Permanent Account Number, which is valid and subsisting on the Exchange Date.

“Tax Fair Valuation Report” means a valuation certificate issued by a chartered accountant (certified by Indian Chartered Accountants of India) with certifying, in an agreed form between the parties, the fair market value of the SVM Shares in accordance with the provisions of Rule 11UA of the India IT Rules read with Section 50CA and Section 56(2)(x) of the India IT Act;

“Tax Gain Computation Report” means a report to be obtained by each Non-Resident Shareholder from a chartered accountant (certified by Indian Chartered Accountants of India) on a reliance basis in form and substance acceptable to the Company, setting forth the (i) computation of Taxes arising on account of the sale of SVM Shares held by such Shareholder having regard to the provisions of the India IT Act, along with the accompanying notes thereto and information and documents relied upon for issuing such report and (ii) Tax payable, if any, after considering the benefits of applicable Double Tax Avoidance Agreement, if any.

“Trading Day” means a day on which the Nasdaq Stock Market LLC or such other principal United States securities exchange on which the Company Shares are listed or admitted to trading and is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“VWAP” means the daily per share volume-weighted average price of Company Shares on the Nasdaq Stock Market LLC or such other principal United States securities exchange on which Company Shares are listed, quoted or admitted to trading, as displayed under the heading “Bloomberg VWAP” on the Bloomberg page designated for Company Shares (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of a share of Company Shares on such Trading Day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Company Shares, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose).

ARTICLE II

SECTION 2.1 Call Exchange Procedure.

(a) From and after April 1, 2024, and prior to the five-year anniversary of the Closing Date, and subject to the satisfaction of the Exercise Conditions and completion of the Exchange Conditions (which the Shareholders, where relevant, shall use their commercially reasonable efforts to comply with), as applicable, the Company shall have the right, but not the obligation, from time to time, upon the terms and subject to the conditions herein, to exercise an option to purchase from any Shareholder a minimum of the lesser of (A) 5,000 SVM Shares and (B) the total number of SVM Shares then owned by such Shareholder in exchange for the delivery of the Stock Exchange Payment or, at the election of the Company, the Cash Exchange Payment, as applicable (such exchange, a “Call Exchange”). In the event of a Cash Exchange Payment, the Company may at its option cancel, or cause SVM India to undertake necessary actions with respect to sale as may be required under applicable Law, the SVM Shares tendered by the Shareholder, sell in the market the number of Company Shares that would have been received by such Shareholder in the Call Exchange should the Company have elected the Stock Exchange Payment, and make the Cash Exchange Payment to the Shareholder. In the event that the market value of the Company Shares on the date of sale by the Company is different than the Cash Exchange Payment, the difference in value is to the benefit or detriment of the Company.

(b) The Company shall exercise its right to make a Call Exchange as set forth in SECTION 2.1(a) above by delivering to the Shareholder in accordance with SECTION 3.3 an irrevocable written election of exchange in respect of the SVM Shares to be exchanged substantially in the form of Exhibit A-1 hereto (a “Call Notice”) during the Exchange Notice Period preceding the desired Exchange Date.

(c) Within five (5) Business Days of any Call Notice, the Company shall make the Call Exchange in Stock Exchange Payment or Cash Exchange Payment, as specified in the Call Notice, after withholding Taxes, if any, pursuant to SECTION 2.4(d). The Company shall thereafter within five (5) Business Days deposit the Taxes withheld, if any, with the appropriate taxing authority for credit against Taxes due from the Exchanging Member and provide to the Exchanging Member evidence satisfactory to the Exchanging Member of such deposit. The Company shall use commercially reasonable efforts to provide an Exchanging Member with any information and other assistance reasonably requested by the Exchanging Member to enable such Exchanging Member to file or complete his tax returns, or secure any exemptions, reductions or refunds of Taxes relating to the Call Exchange.

SECTION 2.2 Put Exchange Procedure.

(a) From and after April 1, 2024, and prior to the five-year anniversary of the Closing Date, and subject to the satisfaction of the Exercise Conditions and completion of the Exchange Conditions (which the Company, where relevant, shall use its commercially reasonable efforts to comply with), as applicable, each Shareholder shall be entitled at his, her or its own discretion, independent of the other Shareholders, from time to time, upon the terms and subject to the conditions herein, to transfer (A) 5,000 SVM Shares (which minimum shall be equitably adjusted in accordance with any adjustments to the Exchange Rate) and (B) the total number of SVM Shares then owned by such Shareholder, to the Company in exchange for the delivery of the Stock Exchange Payment or, at the election of the Shareholder, the Cash Exchange Payment, as applicable (such exchange, a “Put Exchange” and together with the Call Exchange, each an “Exchange”). In the event of a Cash Exchange Payment, the Company may at its option cancel, or cause SVM India to undertake necessary actions with respect to sale as may be required under applicable Law, the SVM Shares tendered by the Shareholder, sell in the market the number of Company Shares that would have been received by such Shareholder in the Put Exchange should such Shareholder have elected the Stock Exchange Payment, and make the Cash Exchange Payment to the Shareholder. In the event that the market value of the Exchanged Shares on the date of sale by the Company is different than the Cash Exchange Payment, the difference in value is to the benefit or detriment of the Company.

(b) A Shareholder shall exercise his, her or its right to make a Put Exchange as set forth in SECTION 2.2(a) above by delivering to the Company in accordance with SECTION 3.3 an irrevocable written election of exchange in respect of the SVM Shares to be exchanged substantially in the form of Exhibit A-2 hereto (an “Exchange Notice”) during the Exchange Notice Period preceding the desired Exchange Date.

(c) Within five (5) Business Days of any Exchange Notice, the Company shall make the Put Exchange in Stock Exchange Payment or Cash Exchange Payment, as specified in the Exchange Notice, after withholding Taxes, if any, pursuant to SECTION 2.4(d). The Company shall thereafter within five (5) Business Days deposit the Taxes withheld, if any, with the appropriate taxing authority for credit against Taxes due from the Shareholder and provide to the Shareholder evidence satisfactory to the Shareholder of such deposit. The Company shall use commercially reasonable efforts to provide an Exchanging Member with any information and other assistance reasonably requested by the Exchanging Member to enable such Exchanging Member to file or complete his tax returns, or secure any exemptions, reductions or refunds of Taxes relating to the Put Exchange.

SECTION 2.3 Exchange Payment.

(a) The Exchange shall be consummated on the Exchange Date.

(b) On the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date), (i) the Company shall deliver to the Exchanging Member the Stock Exchange Payment or Cash Exchange Payment, as applicable, with respect to any Exchanged Shares and (ii) the Exchanging Member shall transfer the Exchanged Shares to the Company, free and clear of all liens and encumbrances.

SECTION 2.4 Expenses; Restrictions; Withholding.

(a) The Company shall bear all expenses (other than Taxes withheld) in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated.

(b) For the avoidance of doubt, and notwithstanding anything to the contrary herein, the Company and/or a Shareholder shall not be entitled to effect an Exchange to the extent such Exchange would be prohibited by Law (including, without limitation, applicable Indian regulatory laws).

(c) Notwithstanding anything to the contrary contained in this Agreement, if, in connection with an Exchange in accordance with SECTION 2.1 or SECTION 2.2, a filing is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), then the Exchange Date with respect to all Exchanged Shares which would be exchanged into Company Shares resulting from such Exchange shall be delayed until the earlier of (i) such time as the required filing under the HSR Act has been made and the waiting period applicable to such Exchange under the HSR Act shall have expired or been terminated or (ii) such filing is no longer required, at which time such Exchange shall automatically occur without any further action by the Holders of any such Exchanged Shares. Each of the Shareholders and the Company agree to promptly take all actions required to make such filing under the HSR Act and the filing fee for such filing shall be paid by the Company.

(d) Notwithstanding any other provision in this Agreement to the contrary, the Company, SVM India and any of their respective agents, Affiliates and Subsidiaries shall have the right to deduct and withhold Taxes from any payments to be made pursuant to an Exchange or any other transaction contemplated by this Agreement (including by withholding Company Shares otherwise deliverable under this Agreement with a fair market value determined in the sole discretion of the Company equal to the amount of such Taxes) if, in the opinion of the Company, such withholding is required by Law. Each Shareholder shall deliver to the Company any necessary Tax forms establishing an exemption from such withholding Taxes as provided under applicable Law; provided that the Company may, in its sole discretion, allow the party to which such Tax withholding would otherwise apply to pay such Taxes owed on an Exchange or other transaction completed by this Agreement in cash in lieu of withholding or deducting such Taxes. To the extent that any of the aforementioned withholding Tax amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the Exchanging Member in respect of which such deduction and withholding was made.

SECTION 2.5 Adjustment. If there is: (a) any subdivision (by any share split, share distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse share split, reclassification, reorganization, recapitalization or otherwise) of the SVM Shares that is not accompanied by an identical subdivision or combination of the Company Shares, (b) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Company Shares that is not accompanied by an identical subdivision or combination of the SVM Shares, or (c) any reclassification, reorganization, recapitalization or other similar transaction in which the Company Shares are converted or changed into another security, securities or other property, then upon any subsequent Exchange, then, in any of case (a)-(c), the Exchange Rate shall be adjusted such that an Exchanging Member shall be entitled to receive the amount of such security, securities or other property that such Exchanging Member would have received if such Exchange had occurred immediately prior to the effective time of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the exchange of any SVM Share.

SECTION 2.6 Company Shares to be Issued.

(a) The Company shall at all times reserve and keep available out of its authorized but unissued Company Shares, solely for the purpose of issuance upon an Exchange, such number of Company Shares as may be deliverable upon any such Exchange. The Company shall at all times ensure that all Company Shares issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(b) The Company and SVM India shall at all times ensure that the execution and delivery of this Agreement by each of the Company and SVM India and the consummation by each of the Company and SVM India of the transactions contemplated hereby (including without limitation, the issuance of the Company Shares) have been duly authorized by all necessary corporate action on the part of the Company and SVM India, including, but not limited to, all actions necessary to ensure that the acquisition of Company Shares pursuant to the transactions contemplated hereby, to the fullest extent of the Company’s board of directors’ power and authority and to the extent permitted by Law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover Laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby.

(c) At the request of an Exchanging Member, the Company shall as soon as practicable file a registration statement to register for resale shares subject to an Exchange for registration under the Securities Act and applicable state securities Laws and take all steps necessary to cause such registrations. The Company shall also to the extent that a registration statement under the Securities Act is effective and available for Company Shares to be delivered with respect to any Exchange, deliver shares that have been registered under the Securities Act in respect of such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Shareholder requesting such Exchange, the Company shall use its reasonable best efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. The Company shall list the Company Shares required to be delivered upon exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Company Shares may be listed or traded at the time of such delivery.

SECTION 2.7 Company Offer or Change of Control.

(a) In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Company Shares (a “Company Offer”) is proposed by the Company or is proposed to the Company or its shareholders or is otherwise effected or to be effected with the consent or approval of the Company, or the Company will undergo a Change of Control, the Shareholders shall be permitted to deliver an Exchange Notice (which Exchange Notice shall be effective immediately prior to the consummation of such Company Offer or Change of Control (and, for the avoidance of doubt, shall be contingent upon such Company Offer or Change of Control and not be effective if such Company Offer or Change of Control is not consummated)). In the case of a Company Offer proposed by the Company, the Company will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Shareholders to participate in such Company Offer to the same extent or on an economically equivalent basis as the holders of Company Shares without discrimination. In the event that any Shareholder is unable to undertake the Put Exchange due to any restrictions under applicable Law or due to non-receipt of approvals from any regulatory authorities, the parties shall use their reasonable best efforts, within the requirements of applicable Law, to discuss and mutually agree to any Tax efficient mechanism or structure which shall provide the same economic or financial benefit to the Shareholder, assuming that there was no restriction under applicable Law or if appropriate consents were received from the relevant regulatory bodies. The parties shall provide all assistance, information and documents as may be required for any party in order to apply for and/or procure any consents or approvals from any regulatory authorities.

(b) The Company shall send written notice to the Shareholders at least 30 days prior to the closing of the transactions contemplated by the Company Offer or the Change of Control date notifying them of their rights pursuant to this SECTION 2.7, and setting forth, in the case of a Company Offer, (i) a copy of the written proposal or agreement pursuant to which the Company Offer will be effected, (ii) the consideration payable in connection therewith, (iii) the terms and conditions of transfer and payment and (iv) the date and location of and procedures for selling SVM Shares, or in the case of a Change of Control, (A) a description of the event constituting the Change of Control, (B) the date of the Change of Control, and (C) a copy of any written proposals or agreement relating thereto. In the event that the information set forth in such notice changes from that set forth in the initial notice, a subsequent notice shall be delivered by the Company no less than seven days prior to the closing of the Company Offer or date of the Change of Control.

ARTICLE III

SECTION 3.1 Transfer of SVM Shares. Except in case of demise of a Shareholder, a Shareholder shall not sell, transfer, pledge, grant or otherwise directly or indirectly dispose of, or subject to any encumbrance (collectively, “Transfer”), any or all of such Shareholder’s SVM Shares without the prior written consent of the Company. Further, any transferee of such SVM Shares shall have agreed in writing to be bound by the provisions of this Agreement by executing and delivering a joinder to this Agreement, substantially in the form of Exhibit B hereto. Any attempted Transfer in violation of this SECTION 3.1 shall be void ab initio, for all purposes.

SECTION 3.2 Representations and warranties by the Shareholders. Each Shareholder represents and warrants to the Company as follows:

(i) Each of the Shareholders has clear, good and marketable title to the SVM Shares held by him/ her, free and clear of any encumbrances, and there is no agreement or commitment which restricts the transactions contemplated under this Agreement or gives creates any encumbrances. Further, each Shareholder warrants that no claim has been made by any person to be entitled to any rights or interests over such SVM Shares.

(ii) There are no outstanding Tax demands or pending Tax proceedings (including recovery proceedings) against such Shareholder that could reasonably be expected to adversely affect the Exchange or render such Exchange void. To the extent any Tax proceedings raise a demand, such Shareholder will promptly meet the necessary demand towards such Taxes. The respective Shareholder has the necessary financial resources to meet his/her outstanding Tax demands and Tax demands that may arise from Tax proceedings pending as of the Exchange Date.

(iii) Each Shareholder is a tax resident of the country where such Shareholder claims to be a Tax resident as certified by a Chartered Accountant.

(iv) The facts represented and information provided by the Shareholder to the Company and the respective chartered accountants for preparation of the Tax Documentation are true, correct and complete in all respects and are not misleading.

SECTION 3.3 Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this SECTION 3.3):

(a)	If to the Company, to:

SRIVARU Holding Limited

2nd Floor, Regatta Office Park

West Bay Road, PO Box 10655

Grand Cayman KY1-1006

Attention: Mohanraj Ramasamy

E-mail: ir@srivarumotors.com

(b)	If to SVM India, to:

SRIVARU Motors Private Limited

135/3, BS Nagar,

Sulur – Coimbatore 641402

Attention: Selvaraj Krishnan

E-mail: CEODesk@srivarumotors.com

(c)	If to any Shareholder, to the address or other contact information set forth in the records of SVM India from time to time.

SECTION 3.4 Further Action. Each party hereto agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement. For the avoidance of doubt, it is clarified that SVM India shall undertake all necessary actions as set out under the Exchange Conditions (including passing of a resolution by the board of directors approving the Exchange, execution of necessary share transfer deeds and filings with the Reserve Bank of India) as may be required under applicable Indian laws to give effect to the Exchange contemplated herein.

SECTION 3.5 Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Shareholder only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party hereto may assign its rights hereunder except as herein expressly permitted.

SECTION 3.6 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Authority, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect; provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

SECTION 3.7 Amendment. The terms and provisions of this Agreement may only be waived, modified or amended by a written agreement by all parties hereto.

SECTION 3.8 Waiver. No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

SECTION 3.9 Dispute Resolution.

(a) The parties hereto recognize that issues or disputes as to certain matters may arise from time-to-time during the term of the Agreement relating to or under this Agreement. It is the objective of the parties hereto to seek to resolve any issues or disputes arising under this Agreement in an expedient manner and, if at all possible, without resorting to litigation, and to that end the parties hereto agree to abide by the following procedures set forth in this SECTION 3.9. to resolve any such issues or disputes arising under or relating to this Agreement, including any party’s rights or obligations or performance under this Agreement (each, a “Dispute”) prior to resorting to litigation.

(b) With respect to all Disputes, including any alleged breach under this Agreement or any issue relating to the interpretation or application of this Agreement, if the parties hereto are unable to resolve such Dispute in good faith within thirty (30) days after such Dispute is first identified by either party in writing to the other (each, an “Initial Dispute Period”), the parties shall, with respect to any party that is an entity, refer such Dispute to the appropriate member(s) of the senior or executive management of such party, for attempted resolution by good faith negotiations (“Senior Management Negotiations”). The Senior Management Negotiations shall occur promptly, but within thirty (30) days after the end of the Initial Dispute Period, or within such other time frame as is mutually agreed upon by the parties. If a Dispute has not been resolved after following the procedures described in this SECTION 3.9(b) in good faith within the sixty (60) day period described in this SECTION 3.9(b) (or such longer period of time if mutually agreed upon by the parties), either party may, in its sole discretion, seek resolution of any and all such Disputes in accordance with the following SECTION 3.9(c).

(c) Any disputes under this Agreement shall be finally resolved through arbitration before a single arbitrator in accordance with the arbitration rules under JAMS, as amended from time to time. The language of arbitration shall be in English, and venue shall be New York City. The arbitrators will be instructed not to award any punitive or special damages and the parties will take all reasonable actions (including adhering to an expedited discovery and hearing schedule) to conclude the arbitration as promptly as possible. The arbitrator shall be required to render a written decision as soon as practicable, but in any event no later than six (6) months following the selection of the arbitrator, including a basis for any damages awarded and a statement of how the damages were calculated; provided, that such time period may be extended by the parties or upon petition to extend such time period to avoid manifest injustice. The written decision of the arbitrator will be final, binding and non-appealable. Each party agrees to abide by the award rendered in any arbitration conducted pursuant to this SECTION 3.9(c). Each party will pay its legal fees and costs related to the arbitration (including witness and expert fees). Each party shall also have the right to bring proceedings in any other jurisdiction having jurisdiction for the purposes of enforcing a judgment or order obtained under this Agreement.

(d) The parties hereto hereby expressly agree that the provisions of Part I of the (Indian) Arbitration and Conciliation Act, 1996 shall not apply to the arbitral proceedings referred to in this Agreement, and irrevocably waive any defence that they may be entitled to take in this regard; provided, that the Company and SVM India may seek interim measures from a court of competent jurisdiction, including the Indian courts under Section 9 and Section 27 of Part I of the (Indian) Arbitration and Conciliation Act, 1996.

(e) Notwithstanding the foregoing dispute resolution procedures, in the event of an actual or threatened breach hereunder, the aggrieved party may seek restraining orders, specific performance or other injunctive relief in anticipation of or pending such dispute resolution procedure. Notwithstanding any other provision of this Agreement, either party to this Agreement, may seek such restraining order, specific performance or other injunctive relief in any court in the world, without the necessity of posting a bond or other security, or the burden of proving actual damages.

SECTION 3.10 Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

SECTION 3.11 Independent Nature of Shareholders’ Rights and Obligations. The obligations of each Shareholder hereunder are several and not joint with the obligations of any other Shareholder, and no Shareholder shall be responsible in any way for the performance of the obligations of any other Shareholder hereunder. The decision of each Shareholder to enter into this Agreement has been made by such Shareholder independently of any other Shareholder. Nothing contained herein, and no action taken by any Shareholder pursuant hereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. The Company acknowledges that the Shareholders are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

SECTION 3.12 Applicable Law. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to principles or rules of conflict of Laws except (i) Sections 5-1401 and 5-1402 of the New York General Obligations Law and (ii) to the extent that certain matters are preempted by federal Law or are governed as a matter of controlling Law by the Law of the jurisdiction of organization of the respective parties, including the Laws of India and the Cayman Islands.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SRIVARU Holding Limited

By:
Name:
Title:

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

SRIVARU Motors Private Limited

By:
Name:
Title:

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Name: Mr. Selvaraj Krishnan

SVM Shares:

20,000 SVM Shares

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Name: Mr. Yuvaraj Sankar

SVM Shares:

5,000 SVM Shares

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Name: Mr. Pakkirisamy Rajamanickam

SVM Shares:

12,195 SVM Shares

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Name: Mr. R. Chellappan

SVM Shares:

70,000 SVM Shares

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Name: Mr. Balan

SVM Shares:

12,195 SVM Shares

[Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

Name: Mr. Ganesh Seetalakshmi Vancheswaraiyer

SVM Shares:

36,870 SVM Shares

[Signature Page to Exchange Agreement]

EXHIBIT A-1

CALL NOTICE

[_______]

Reference is hereby made to the Exchange Agreement, dated as of [•], 2023 (as amended from time to time, the “Exchange Agreement”), by and among SRIVARU Holding Limited, a Cayman Islands exempted company (“Company”), SRIVARU Motors Private Limited, a private limited company organized under the laws of India and a majority-owned Subsidiary of the Company, and the Shareholders from time to time party thereto (each, a “Holder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The Company hereby irrevocable gives notice to the Holder specified below of the exercise of its option to purchase the number of SVM Shares as set forth below in Exchange for Company Shares or the Cash Exchange Payment, as applicable, as set forth in the Exchange Agreement.

Legal Name of Holder:    ____________________________________________________

Number of SVM Shares to be Exchanged:    ________________________________________

Form of Exchange:    __________________________________________________________

The undersigned hereby represents and warrants that (a) the undersigned has full legal capacity to execute and deliver this Call Notice and to perform the undersigned’s obligations hereunder; (b) this Call Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally and the availability of equitable remedies; and (c) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the SVM Shares subject to this Call Notice is required to be obtained by the undersigned for the transfer of such SVM Shares to the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Call Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

SRIVARU Holding Limited

By:
Name:
Title:
Dated:

[Signature Page to Call Notice]

EXHIBIT A-2

EXCHANGE NOTICE

SRIVARU Holding Limited

[_______]

Attention: Board of Directors for the Company

Reference is hereby made to the Exchange Agreement, dated as of [•], 2023 (as amended from time to time, the “Exchange Agreement”), by and among SRIVARU Holding Limited, a Cayman Islands exempted company (“Company”), SRIVARU Motors Private Limited, a private limited company organized under the laws of India and a majority-owned Subsidiary of the Company, and the Shareholders from time to time party thereto (each, a “Holder”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Holder hereby transfers the number of SVM Shares in Exchange for Company Shares to be issued in its name as set forth below, or the Cash Exchange Payment, as applicable, as set forth in the Exchange Agreement.

Legal Name of Holder:    ____________________________________________________

Address:     ________________________________________________________________

Number of SVM Shares to be Exchanged:    ________________________________________

Form of Exchange:    __________________________________________________________

Brokerage Account/Bank Account Details:     ________________________________________

The undersigned hereby represents and warrants that (a) the undersigned has full legal capacity to execute and deliver this Exchange Notice and to perform the undersigned’s obligations hereunder; (b) this Exchange Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally and the availability of equitable remedies; (c) the SVM Shares subject to this Exchange Notice are being transferred to the Company, free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (d) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the SVM Shares subject to this Exchange Notice is required to be obtained by the undersigned for the transfer of such SVM Shares to the Company.

The undersigned hereby irrevocably constitutes and appoints any officer of the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Company the SVM Shares subject to this Exchange Notice and to deliver to the undersigned the Stock Exchange Payment or Cash Exchange Payment, as applicable, to be delivered in exchange therefor.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Exchange Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:_____________________________________________
Dated: ____________________________________________

[Signature Page to Exchange Notice]

EXHIBIT B

JOINDER

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [•], 2023 (as amended from time to time, the “Exchange Agreement”), among SRIVARU Holding Limited, a Cayman Islands exempted company (the “Company”), SRIVARU Motors Private Limited, a private limited company organized under the laws of India and a majority-owned Subsidiary of the Company (“SVM India”), and each of the Shareholders from time to time party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Exchange Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the Law of the State of New York. In the event of any conflict between this Joinder Agreement and the Exchange Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Exchange Agreement having acquired SVM Shares in SVM India. By signing and returning this Joinder Agreement to the Company, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Shareholder contained in the Exchange Agreement, with all attendant rights, duties and obligations of a Shareholder thereunder. The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Company and by SVM India, as applicable, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

Name:

Address for Notices

Attention:

With copies to:

EXHIBIT C

EXERCISE CONDITIONS

The satisfaction of:

(a)	The following condition:

(i)	Approval from the Reserve Bank of India (“RBI”) and any other regulatory approvals, if required; and

(b)	at least two of the following conditions:

(i)	Consolidated twelve month EBITDA of all operating entities in which Company has direct or indirect shareholding achieves at least $1,000,000;

(ii)	Consolidated twelve month revenue of all entities in which Company has a direct or indirect shareholding achieves at least $2,000,000;

(iii)	Minimum trading volume of Company Shares (26 weeks average volume will be considered as the benchmark) of 50,000 shares per day;

(iv)	Achievement of post transaction trading price of at least $4 for 10 or more trading days in a 20 day period;

(v)	Raising of funding of at least $5,000,000 at Company level or its Subsidiary(ies); or

(vi)	Acquisition of one other business/company by Company or one of its subsidiary(ies) with a value of at least $2,000,000.

EXHIBIT D

EXCHANGE CONDITIONS

The satisfaction of the following actions on the Exchange Date:

(a)	Execution of a duly stamped and filled share transfer deed for each Exchange, by the Company, Exchange Shareholder and SVM India as per the provisions of the (Indian) Companies Act, 2013;

(b)	Taking on record of the Exchange by SVM India by way of passing of a resolution of board of directors of SVM India;

(c)	Updating of register of members by SVM India recording the Exchange;

(d)	Endorsement of share certificate(s) belonging to Exchange Shareholders in favour of the Company;

(e)	Making of relevant reporting with the RBI (if applicable) by the Exchange Shareholders.

(f)	Receipt of the following documents, if required by applicable Law:

(i)	the FEMA Fair Valuation Report of the Company Shares and the SVM Shares;

(ii)	the Tax Fair Valuation Report; and

(iii)	the respective Tax Documentation.